As Filed with the Securities and Exchange Commission on June 1, 2007
Registration No. 333-74014

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

Post-Effective Amendment Number 8 to

Form S-1
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
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Campbell Alternative Asset Trust
(Exact name of registrant as specified in its charter)

Delaware	6799	52-2238521
(State of Organization)	(Primary Standard Industrial	(I.R.S. Employer Identification
	Classification Number)	Number)

c/o Campbell & Company, Inc.
Court Towers Building
210 West Pennsylvania Avenue
Towson, Maryland 21204
(410) 296-3301
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
_______________

Theresa D. Becks
Campbell & Company, Inc.
Court Towers Building
210 West Pennsylvania Avenue
Towson, Maryland 21204
(410) 296-3301
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael J. Schmidtberger
Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
(212) 839-5458
_______________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act") check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

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The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
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Pursuant to the provisions of Rule 429 of the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, the form of prospectus set forth herein also relates to the Registration Statement on Form S-1 (Registration Statement Number 333-37548 declared effective January 29, 2002) and constitutes Post-Effective Amendment Number 9 to such Registration Statement.
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The information in this Prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.                                              Subject to completion, dated June 1, 2007

PART ONE — DISCLOSURE DOCUMENT
CAMPBELL ALTERNATIVE ASSET TRUST
$201,000,000
UNITS OF BENEFICIAL INTEREST

The Offering

The Trust trades speculatively in the U.S. and international futures, forward and option markets. Specifically, the Trust trades in a portfolio primarily focused on financial futures and forwards, which are instruments designed to hedge or speculate on changes in interest rates, currency exchange rates or stock index values. A secondary emphasis is on metals and energy products. Campbell & Company, Inc., a futures fund manager, allocates the Trust's assets across a broad spectrum of markets.

As of April 30, 2007, the net asset value per unit was $1,748.28. There is no fixed termination date for the offering of the units. The Trust offers the units during the continuing offering at the net asset value per unit as of each month-end closing date on which subscriptions are accepted. Campbell & Company may suspend, limit or terminate the continuing offering period at any time.

The units are no longer offered to the public generally. Units are being offered exclusively for sale to the Campbell & Company, Inc. 401(k) Plan.

The Risks

These are speculative securities. Before you decide whether to invest, read this entire prospectus carefully and consider "The Risks You Face" and "Conflicts of Interest."

•	The Trust is speculative and leveraged. The Trust's assets are leveraged at a ratio which can range from 5:1 to 20:1.

•
Past results of Campbell & Company are not necessarily indicative of future performance of the Trust, and the Trust's performance can be volatile. The net asset value per unit may fluctuate significantly in a single month.

•	You could lose all or a substantial amount of your investment in the Trust.

•
Campbell & Company has total trading authority over the Trust and the Trust is dependent upon the services of Campbell & Company. The use of a single advisor applying generally similar trading programs could mean lack of diversification and, consequently, higher risk.

•
There is no secondary market for the units and none is expected to develop. While the units have redemption rights, there are restrictions. For example, redemptions can occur only at the end of a month.

•
Transfers of interest in the units are subject to limitations, such as 30 days' advance written notice of any intent to transfer. Also, Campbell & Company may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for the Trust.

•
Substantial expenses must be offset by trading profits and interest income. An investor is expected to break-even on his/her investment in the first twelve months of trading, assuming an initial investment of $10,000, provided that the Trust does not lose more than 0.20% per annum or $20 of the assumed initial investment.

•
A substantial portion of the trades executed for the Trust takes place on foreign exchanges. No U.S. regulatory authority or exchange has the power to compel the enforcement of the rules of a foreign board of trade or any applicable foreign laws.

•	The Trust is subject to conflicts of interest. There are no independent experts representing investors.
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Investors are required to make representations and warranties relating to their suitability in connection with this investment. Each investor is encouraged to discuss the investment with his/her individual financial, legal and tax adviser.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.
_______________

CAMPBELL & COMPANY, INC.
Managing Owner

June 29, 2007

(This page has been left blank intentionally.)

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL BEGINNING AT PAGE 32 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK-EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 3.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING AT PAGE 6.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

PERFORMANCE INFORMATION FOR OTHER POOLS AND ACCOUNTS MANAGED BY CAMPBELL & COMPANY, INC. ARE AVAILABLE UPON REQUEST.
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This prospectus does not include all of the information or exhibits in the Trust's registration statement. You can read and copy the entire registration statement at the public reference facilities maintained by the Securities and Exchange Commission in Washington, D.C.

The Trust files monthly, quarterly and annual reports with the SEC. You can read and copy these reports at the SEC public reference facilities in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information.

The Trust's filings will be posted at the SEC website at http://www.sec.gov.
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CAMPBELL & COMPANY, INC.
Managing Owner
210 West Pennsylvania Avenue
Towson, Maryland 21204
(410) 296-3301

PART ONE — DISCLOSURE DOCUMENT
TABLE OF CONTENTS

Page
SUMMARY	1
General	1
Plan of Distribution	1
A Summary of Risk Factors You Should Consider Before Investing in the Trust	2
Investment Factors You Should Consider Before Investing in the Trust	3
Campbell & Company, Inc.	3
Charges to the Trust	3
Estimate of Break-Even Level	3
Distributions and Redemptions	4
Federal Income Tax Aspects	4
CAMPBELL ALTERNATIVE ASSET TRUST ORGANIZATIONAL CHART	5
THE RISKS YOU FACE	6
Market Risks	6
You Could Possibly Lose Your Total Investment in the Trust	6
The Trust is Highly Leveraged	6
Your Investment Could be Illiquid	6
Forward and Option Transactions are Over-the-Counter, are Not Regulated and are Subject to Credit Risk	6
Options on Futures and Over-the-Counter Contracts are Speculative and Highly Leveraged	7
An Investment in the Trust May Not Diversify an Overall Portfolio	7
Trading Risks	7
Campbell & Company Analyzes Primarily Technical Market Data	7
Increased Competition from Other Trend-Following Traders Could Reduce Campbell & Company's Profitability	7
Speculative Position Limits May Alter Trading Decisions for the Trust	7
Increase in Assets Under Management May Make Profitable Trading More Difficult	7
Investors Will Not be Able to Review the Trust's Holdings on a Daily Basis	8
Other Risks	8
Fees and Commissions are Charged Regardless of Profitability and are Subject to Change	8
The Futures Broker Could Fail and Has Been Subject to Disciplinary Action	8
Investors Must Not Rely on the Past Performance of Either Campbell & Company or the Trust in Deciding Whether to Buy Units	8
Parties to the Trust Have Conflicts of Interest	8
There are No Independent Experts Representing Investors	9
The Trust Places Significant Reliance on Campbell & Company	9
The Trust Could Terminate Before Expiration of its Stated Term	9
The Trust is Not a Regulated Investment Company	9
Proposed Regulatory Change is Impossible to Predict	9
Forwards, Options, Swaps, Hybrids and Other Derivatives are Not Subject to CFTC Regulation	9
The Trust is Subject to Foreign Market Credit and Regulatory Risk	9
The Trust is Subject to Foreign Exchange Risk	10
Transfers Could Be Restricted	10
A Single-Advisor Fund May Be More Volatile Than a Multi-Advisor Fund	10
The Performance Fee Could be an Incentive to Make Riskier Investments	10
The Trust May Distribute Profits to Unitholders at Inopportune Times	10
Potential Inability to Trade or Report Due to Systems Failure	10
Potential Disruption or Inability to Trade Due to a Failure to Receive Timely and Accurate Market Data from Third Party Vendors	10
SELECTED FINANCIAL DATA	12
SUPPLEMENTARY FINANCIAL INFORMATION	12
CAMPBELL & COMPANY, INC	13
Description	13
The Trading Advisor	15
Trading Systems	15
Trading Capacity	18

PART TWO — STATEMENT OF ADDITIONAL INFORMATION TABLE OF CONTENTS

The Futures, Forward, Option and Swap Markets	95

EXHIBITS

EXHIBIT A: Third Amended and Restated Declaration of Trust and Trust Agreement	A-1
EXHIBIT B: Request for Redemption	B-1
EXHIBIT C: Subscription Requirements	C-1
EXHIBIT D: Subscription Agreement and Power of Attorney	D-1

v

SUMMARY

This summary of all material information provided in this Prospectus is intended for quick reference only. The remainder of this Prospectus contains more detailed information; you should read the entire Prospectus, including all exhibits to the Prospectus, before deciding to invest in any Units. This Prospectus is dated June 29, 2007.

General

Campbell Alternative Asset Trust, or the Trust, was formed as a Delaware statutory trust on May 3, 2000. The Trust issues units of beneficial interest, or Units, which represent units of fractional undivided beneficial interests in and ownership of the Trust. The Trust will continue in existence until December 31, 2030 (unless terminated earlier in certain circumstances). The principal offices of the Trust are located at c/o Campbell & Company, Inc., 210 West Pennsylvania Avenue, Towson, Maryland 21204, and its telephone number is (410) 296-3301. The books and records of the Trust are maintained at the offices of Campbell & Company, Inc. Unitholders or their duly authorized representatives may inspect the Trust’s books and records during normal business hours upon reasonable written notice to Campbell & Company, Inc. and may obtain copies of such records (including by post upon payment of reasonable mailing costs), upon payment of reasonable reproduction costs; provided, however, upon request by Campbell & Company, Inc., the Unitholder will represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such Unitholder's interest as a beneficial owner of the Trust.

Campbell Alternative Asset Trust allows you to participate in alternative or non-traditional investments, namely the U.S. and international futures, forward and option markets. Specifically, the Trust trades in a portfolio primarily focused on financial futures and forwards, which are instruments designed to hedge or speculate on changes in interest rates, currency exchange rates or stock index values. A secondary emphasis is on metals and energy products. The Trust will attempt to generate profits through the investment in the Financial, Metal & Energy Large Portfolio advised by Campbell & Company, the Trust's managing owner. Campbell & Company uses its computerized, trend-following, technical trading and risk control methods to seek substantial medium- and long-term capital appreciation while, at the same time, seeking to manage risk and volatility. Campbell & Company provides advisory services to numerous other funds and individually managed accounts similar to the services Campbell & Company provides to the Trust. Campbell & Company has been using its technical approach since 1972 — one of the longest performance records of any currently active futures fund manager and has developed and refined its approach over the past 35 years. See “Past Performance of the Campbell Alternative Asset Trust” for the performance data required to be disclosed for the most recent five calendar years and year-to-date.

Futures are standardized contracts traded on commodity exchanges that call for the future delivery of commodities at a specified time and place. While futures contracts are traded on a wide variety of commodities, the Trust will concentrate its futures trading in financial instruments such as interest rates, foreign exchange and stock index contracts, and metal and energy contracts. The U.S. futures markets are regulated under the Commodity Exchange Act, which is administered by the CFTC. The Trust will trade futures positions on margin, meaning that the Trust will utilize leverage in its trading.

Currencies and other commodities may be purchased or sold by the Trust for future delivery or cash settlement through banks or dealers pursuant to forward and option contracts. Unlike futures contracts, forward and option contracts are not standardized and these markets are largely unregulated.

The following summary provides a review in outline form of important aspects of an investment in the Trust.

Plan of Distribution

How to Subscribe for Units

•
During the continuing offering period, units will be offered at a price of net asset value per unit. The net assets of the Trust are its assets less its liabilities determined in accordance with the Trust Agreement. The net asset value per unit equals the net assets of the Trust divided by the number of units outstanding as of the date of determination.

•	The continuing offering period can be terminated by Campbell & Company at any time. Campbell & Company has no present intention to terminate the offering.

•	Interest earned while subscriptions are being processed will be paid to subscribers in the form of additional units.

•	There is no limit on the number of Units that may be offered by the Trust, provided, however, that all such Units must be registered with the U.S. Securities and Exchange Commission prior to issuance.

Who May Invest in the Trust

The Trust is being offered exclusively for sale to the Campbell & Company, Inc. 401(k) Plan.

Is the Campbell Alternative Asset Trust a Suitable Investment for You?

An investment in the Trust is speculative and involves a high degree of risk. The Trust is not a complete investment program. Campbell & Company offers the Trust as a diversification opportunity for an investor's entire investment portfolio, and therefore an investment in the Trust should only be a limited portion of the investor's portfolio.

A Summary of Risk Factors You Should Consider Before Investing in the Trust

•
The Trust is a highly volatile and speculative investment. There can be no assurance that the Trust will achieve its objectives or avoid substantial losses. You must be prepared to lose all or a substantial amount of your investment. Campbell & Company has from time to time in the past incurred substantial losses in trading on behalf of its clients.

•
Futures, forward and option trading is a "zero-sum" economic activity in which for every gain there is an equal and offsetting loss (disregarding transaction costs), as opposed to a typical securities investment, in which there is an expectation of constant yields (in the case of debt) or participation over time in general economic growth (in the case of equity). It is possible that the Trust could incur major losses while stock and bond prices rise substantially in a prospering economy.

•
The Trust trades in futures, forward and option contracts. Therefore, the Trust is a party to financial instruments with elements of off-balance sheet market risk, including market volatility and possible illiquidity. There is also a credit risk that a counterparty will not be able to meet its obligations to the Trust.

•
Campbell & Company’s current equity under management is at or near its all-time high. Notwithstanding Campbell & Company’s research, risk and portfolio management efforts, there may come a time when the combination of available markets and new strategies may not be sufficient for Campbell & Company to add new assets without detriment to diversification. Reduced diversification and more concentrated portfolios may have a detrimental effect on your investment.

•	The Trust is subject to numerous conflicts of interest including the following:

1)
Campbell & Company is both the managing owner and trading advisor of the Trust and its fees were not negotiated at arm's length. For these reasons, Campbell & Company has a disincentive to add or replace advisors, even if doing so may be in the best interest of the Trust;

2)	Campbell & Company may have incentives to favor other accounts over the Trust;

3)
Campbell & Company, the Trust's futures broker and over-the-counter counterparties and their respective principals and affiliates may trade in the futures, forward and option markets for their own accounts and may take positions opposite or ahead of those taken for the Trust; and

4)	Campbell & Company operates other commodity pool offerings which may have materially different terms and operate at a lower overall cost structure.

•	Unitholders take no part in the management of the Trust and although Campbell & Company is an experienced professional manager, past performance is not necessarily indicative of future results.

•
Campbell & Company will be paid a brokerage fee of up to 3.5% annually, irrespective of profitability. Campbell & Company will also be paid quarterly performance fees equal to 20% of aggregate cumulative appreciation, excluding interest income, in net asset value, if any. A portion of these fees are rebated in the form of additional units on investments made by the Campbell & Company, Inc. 401(k) Plan.

•	The Trust is a single-advisor fund which may be inherently more volatile than multi-advisor managed futures products.

•
Although the Trust is liquid compared to other alternative investments such as real estate or venture capital, liquidity is restricted, as the units may only be redeemed on a monthly basis, upon ten business days' advance written notice to Campbell & Company. You may transfer or assign your units after 30 days' advance written notice, and only with the consent of Campbell & Company.

Investment Factors You Should Consider Before Investing in the Trust

•	The Trust is a leveraged investment fund managed by an experienced, professional trading advisor and it trades in a wide range of futures, forward and option markets.

•	Campbell & Company utilizes several independent and different proprietary trading systems for the Trust.

•
The Trust has the potential to help diversify traditional securities portfolios. A diverse portfolio consisting of assets that perform in an unrelated manner, or non-correlated assets, has the potential to increase overall return and/or reduce the volatility (a primary measure of risk) of a portfolio. As a risk transfer activity, futures, forward and option trading has no inherent correlation with any other investment. However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that the Trust will outperform other sectors of an investor's portfolio or not produce losses. The Trust's profitability also depends on the success of Campbell & Company's trading techniques. If the Trust is unprofitable, then it will not increase the return on an investor's portfolio or achieve its diversification objectives.

•	Investors in the Trust get the advantage of limited liability in highly leveraged trading.

Campbell & Company, Inc.

Campbell & Company, the managing owner and trading advisor for the Trust, administers the Trust and directs its trading. Campbell & Company has over 35 years of experience trading in the futures, forward and option markets. As of April 30, 2007, Campbell & Company, and its affiliates, were managing approximately $12.4 billion in the futures, forward and securities markets, including approximately $10.0 billion in its Financial, Metal & Energy Large Portfolio. The Financial, Metal & Energy Large Portfolio, to which all of the Trust’s assets are currently allocated, is concentrated in the financial markets such as interest rates, foreign exchange and stock indices, as well as metals and energy products. Campbell & Company has sole authority and responsibility for directing investment and reinvestment of the Trust's assets.

Campbell & Company uses a systematic approach combined with quantitative portfolio management analysis and seeks to identify and profit from price movements in the futures, forward and option markets. Multiple models are utilized in most markets traded. Each model analyzes market movements and internal market and price configurations. Campbell & Company utilizes a proprietary, volatility-based system for allocating capital to a portfolio's constituent markets. Each market is assigned a dollar risk value based on contract size and volatility, which forms the basis for structuring a risk-balanced portfolio.

Charges to the Trust

Trust expenses must be offset by trading gains or interest income in order to avoid depletion of the Trust's assets. A portion of these expenses are rebated in the form of additional units on investments made by the Campbell & Company, Inc. 401(k) Plan. These units will only pay up to the 0.65% which is payable to the futures broker and the over-the-counter counterparties.

Campbell & Company

•
Brokerage fee of up to 3.5% of net assets per annum, of which up to 0.65% is paid to the futures broker and the over-the-counter counterparties, 0.35% is paid to the selling agents for administrative services and Campbell & Company retains the remainder.

•	20% of quarterly appreciation in the Trust's net assets, excluding interest income and as adjusted for subscriptions and redemptions.

•
Reimbursement of organization and offering expenses incurred in the initial and continuous offering following incurrence of each such expense, estimated at, and not to exceed, 0.9% of net assets per annum.

Dealers and Others

•	"Bid-ask" spreads and prime brokerage fees for off-exchange contracts.

•	Operating expenses such as legal, auditing, administration, printing and postage, up to a maximum of 0.4% of net assets per year.

Estimate of Break-Even Level

The estimated amount of fees and expenses which are anticipated to be incurred by a new investor in units of the Trust during the first twelve months of investment is 3.5% per annum of the net asset value. Interest income is expected to be approximately 5.0% per annum, based on current interest rates. An investor is expected to break-even on his/her investment in the first twelve months of trading, assuming an initial investment of $10,000, provided that the Trust does not lose more than 0.20% per annum or $20 of the assumed initial investment. The break-even analysis does not account for the bid-ask spreads in connection with the Trust’s forward and option contract trading. No performance fee is included in the break-even analysis since all operating expenses of the Trust must be offset before a performance fee is accrued. The break-even analysis is calculated as follows:

Assumed Initial Investment	$10,000.00

Brokerage Fee (3.5%)	350.00

Organization & Offering Expense Reimbursement (0.9%)	90.00

Operating Expenses (0.4%)	40.00

Less: Interest Income (5.0%)*	(500.00)

Amount of Trading Income Required to Break-Even on an Investor’s Initial Investment in The First Year of Trading	$(20.00)

Percentage of Initial Investment Required to Break-Even	(0.20)%

The maximum organization and offering expense and operating expense reimbursement is 0.9% and 0.4% of net assets per annum, respectively. The estimates do not account for the bid-ask spreads in connection with the Trust's forward and option contract trading. No performance fee is included in the calculation of the "break-even" level since all operating expenses of the Trust must be offset before a performance fee is accrued.

*Variable based on current interest rates.

Distributions and Redemptions

The Trust is intended to be a medium- to long-term, i.e., 3- to 5-year, investment. Units are transferable, but no market exists for their sale and none will develop. Monthly redemptions are permitted upon ten (10) business days' advance written notice to Campbell & Company. Campbell & Company reserves the right to make distributions of profits at any time in its sole discretion.

Federal Income Tax Aspects

In the opinion of Sidley Austin LLP, counsel to Campbell & Company, the Trust is classified as a partnership and will not be considered a publicly traded partnership taxable as a corporation for federal income tax purposes based on the type of income it is expected to earn. The Trust’s income from its investments in futures contracts, options and forward contracts and its interest income is expected to be exempt from the tax imposed on unrelated business taxable income, and the Trust does not expect that any of its income will be debt-financed income within the meaning of such rules. Accordingly, tax-exempt unitholders, including the Campbell & Company 401 (k) Plan, will not be required to pay federal income tax on their share of the income or gains of the Trust, provided that such unitholders do not purchase units with borrowed funds.

[REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

CAMPBELL ALTERNATIVE ASSET TRUST

Organizational Chart

The organizational chart below illustrates the relationships among the various service providers of this offering. Campbell & Company is both the managing owner and trading advisor for the Trust. The selling agents (other than Campbell Financial Services, Inc.), futures broker and over-the-counter counterparties are not affiliated with Campbell & Company or the Trust.

U.S. Bank, National Association
Selling Agents (nine brokerage firms)
Delegation of Trustee Management Duties
Trustee
Selling Agreements
Campbell & Company, Inc.
Trading Advisor
Managing Owner
Campbell Alternative Asset Trust
Customer Agreement
Futures Broker (currently, UBS Financial Services Inc.)
General Partner/Sponsor
Over-the-Counter Counterparty Agreements
4 other commodity pools*
Over-the-Counter Counterparties (currently, Deutsche Bank AG London and ABN AMRO Bank N.V., Chicago Branch)

* Campbell & Company presently serves as commodity pool operator for four other commodity pools.

THE RISKS YOU FACE

Market Risks

You Could Possibly Lose Your Total Investment in the Trust

Futures, forward and option contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or a substantial amount of your investment in the Trust.

The Trust Is Highly Leveraged

Because the amount of margin funds necessary to be deposited in order to enter into a futures, forward or option contract position is typically about 2% to 10% of the total value of the contract, Campbell & Company is able to hold positions in the Trust's account with face values equal to several times the Trust's net assets. The ratio of margin to equity is typically 10% to 20%, but can range from 5% to 30%. As a result of this leveraging, even a small movement in the price of a contract can cause major losses.

Your Investment Could Be Illiquid

Futures, forward and option positions cannot always be liquidated at the desired price. The prices at which a sale or purchase occur may differ from the prices expected because there may be a delay between receiving a quote and executing a trade, particularly in circumstances where a market has limited trading volume and prices are often quoted for relatively limited quantities. A market disruption, such as when foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports, can also make it difficult to liquidate a position. In addition, most U.S. futures exchanges have established “daily price fluctuation limits” which preclude the execution of trades at prices outside of the limit, and, from time to time, the CFTC or the exchanges may suspend trading in market disruption circumstances. In these cases, it is possible that Campbell & Company, as trading advisor, could be required to maintain a losing position that it otherwise would exit and incur significant losses or be unable to establish a position and miss a profit opportunity.

Unexpected market illiquidity has caused major losses in recent years in such sectors as emerging markets and mortgage-backed securities. There can be no assurance that the same will not happen to the Trust at any time or from time to time. The large size of the positions which Campbell & Company will acquire for the Trust increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

Also, there is no secondary market for the units and none is expected to develop. While the units have redemption rights, there are restrictions. For example, redemptions can occur only at the end of a month. If a large number of redemption requests were to be received at one time, the Trust might have to liquidate positions to satisfy the requests. Such a forced liquidation could adversely affect the Trust and consequently your investment.

Transfers of interest in the units are subject to limitations, such as 30 days' advance written notice of any intent to transfer. Also, Campbell & Company may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for the Trust. See "Declaration of Trust and Trust Agreement — Dispositions."

Forward and Option Transactions are Over-the-Counter, are Not Regulated and are Subject to Credit Risk

The Trust trades forward and option contracts in foreign currencies, metals and energy. Such contracts are typically traded over-the-counter through a dealer market, which is dominated by major money center and investment banks, and is not regulated by the Commodity Futures Trading Commission. Thus, you do not receive the protection of CFTC regulation or the statutory scheme of the Commodity Exchange Act in connection with this trading activity by the Trust. The market for forward and option contracts relies upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. This regulation includes, for example, trading practices and other customer protection requirements, and minimum financial and trade reporting requirements. The absence of regulation could expose the Trust to significant losses in the event of trading abuses or financial failure by participants in the forward and option markets which it might otherwise have avoided. Also, the Trust faces the risk of non-performance by its counter-parties to forward and option contracts and such non-performance may cause some or all of its gain to remain unrealized.

The Trust has a substantial portion of its assets on deposit with financial institutions. In the event of a financial institution's insolvency, recovery of Trust assets on deposit may be limited to account insurance or other protection afforded such deposits, if any. Campbell & Company seeks to minimize credit risk primarily by depositing and maintaining the Trust's assets at financial institutions and brokers that Campbell & Company believes to be creditworthy.

Options on Futures and Over-the-Counter Contracts are Speculative and Highly Leveraged

Options on futures and over-the-counter contracts may be used by the Trust to generate premium income or capital gains. The buyer of an option risks losing the entire purchase price (the premium as well as any commissions and fees) of the option. The writer (seller) of an option risks losing the difference between the premium received for the option and the price of the commodity, futures or forward contract underlying the option which the writer must purchase or deliver upon exercise of the option (which losses can be unlimited). Specific market movements of the commodity, futures or forward contracts underlying an option cannot accurately be predicted. Successful options trading requires an accurate assessment of near-term volatility in the underlying instruments, as that volatility is immediately reflected in the price of the option. Correct assessment of market volatility can therefore be of much greater significance in trading options than it is in trading futures and forwards, where volatility may not have as great an effect on price.

An Investment in the Trust May Not Diversify an Overall Portfolio

Historically, alternative investments such as managed futures funds have been generally non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is no statistically valid relationship between the past performance of futures, forward and option contracts on the one hand and stocks or bonds on the other hand. Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be exactly opposite. Because of this non-correlation, the Trust cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa. The futures, forward and option markets are fundamentally different from the securities markets in that for every gain made in a futures, forward or option transaction, the opposing side of that transaction will have an equal and off-setting loss. If the Trust does not perform in a manner non-correlated with the general financial markets or does not perform successfully, you will obtain no diversification benefits by investing in the units and the Trust may have no gains to offset your losses from other investments.

Trading Risks

Campbell & Company Analyzes Primarily Technical Market Data

The trading systems used by Campbell & Company for the Trust are primarily technical. The profitability of trading under these systems depends on, among other things, the occurrence of significant price movements, up or down, in futures, forward and option prices. Such price movements may not develop; there have been periods in the past without such price movements.

The likelihood of the units being profitable could be materially diminished during periods when events external to the markets themselves have an important impact on prices. During such periods, Campbell & Company's historic price analysis could establish positions on the wrong side of the price movements caused by such events.

Increased Competition from Other Trend-Following Traders Could Reduce Campbell & Company's Profitability

There has been a dramatic increase in the volume of assets managed by trend-following trading systems like some of the Campbell & Company programs.. For example in 1980, the assets in the managed futures industry were estimated at approximately $300 million; by the end of 2006, this estimate had risen to approximately $170 billion. Increased trading competition from other trend-following traders could operate to the detriment of the Trust. It may become more difficult for the Trust to implement its trading strategy if other trading advisors using technical systems are, at the same time, also attempting to initiate or liquidate futures, forward or option positions, or otherwise alter trading patterns.

Speculative Position Limits May Alter Trading Decisions for the Trust

The CFTC has established limits on the maximum net long or net short positions which any person may hold or control in certain futures contracts. Some exchanges also have established such limits. All accounts controlled by Campbell & Company, including the account of the Trust, are combined for speculative position limit purposes. If positions in those accounts were to approach the level of the particular speculative position limit, such limits could cause a modification of Campbell & Company's trading decisions for the Trust or force liquidation of certain futures positions. Either of these actions may not be in the best interest of the investors.

Increase in Assets Under Management May Make Profitable Trading More Difficult

Campbell & Company's current equity under management is at or near its all-time high. Campbell & Company has not agreed to limit the amount of additional equity which it may manage, and is actively engaged in raising assets for existing and new accounts. The more equity Campbell & Company manages, the more difficult it may be for Campbell & Company to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance. Accordingly, such increases in equity under management may require Campbell & Company to modify its trading decisions for the Trust which could have a detrimental effect on your investment. Such considerations may also cause Campbell & Company to eliminate smaller markets from consideration for inclusion in its Financial, Metal & Energy Large Portfolio, reducing the range of markets in which trading opportunities may be pursued. Campbell & Company reserves the right to make distributions of profits to unitholders in an effort to control asset growth. In addition, Campbell & Company may have an incentive to favor other accounts because the compensation received from some other accounts does exceed the compensation it receives from managing the Trust's account. Because records with respect to other accounts are not accessible to unitholders in the Trust, the unitholders will not be able to determine if Campbell & Company is favoring other accounts. See “Campbell & Company, Inc. - Trading Capacity.”

Investors Will Not Be Able to Review the Trust's Holdings on a Daily Basis

Campbell & Company makes the Trust's trading decisions. While Campbell & Company receives daily trade confirmations from the futures broker and over-the-counter counterparties, the Trust's trading results are reported to unitholders monthly. Accordingly, an investment in the Trust does not offer unitholders the same transparency, i.e., an ability to review all investment positions daily, that a personal trading account offers.

Other Risks

Fees and Commissions are Charged Regardless of Profitability and are Subject to Change

The Trust is subject to substantial charges payable irrespective of profitability, in addition to performance fees which are payable based on the Trust’s profitability. Included in these charges are brokerage fees and operating expenses. On the Trust’s forward and option trading, “bid-ask” spreads and prime brokerage fees are incorporated into the pricing of the Trust’s forward and option contracts by the counterparties in addition to the brokerage fees paid by the Trust. It is not possible to quantify the “bid-ask” spreads paid by the Trust because the Trust cannot determine the profit its counterparty is making on the forward and option transactions. Such spreads can at times be significant. In addition, while currently not contemplated, the Trust Agreement allows for changes to be made to the brokerage fee and performance fee upon sixty days’ notice to the unitholders.

The Futures Broker Could Fail and Has Been Subject to Disciplinary Action

The current futures broker for the Trust is UBS Financial Services Inc. The Commodity Exchange Act generally requires a futures broker to segregate all funds received from customers from such broker's proprietary assets. If the futures broker fails to do so, the assets of the Trust might not be fully protected in the event of the bankruptcy of the futures broker. Furthermore, in the event of the futures broker's bankruptcy, the Trust could lose the entire amount, or be limited to recovering only a pro rata share of all available funds segregated on behalf of the futures broker's combined customer accounts, even though certain property specifically traceable to the Trust (for example, Treasury bills deposited by the Trust with the futures broker as margin) was held by the futures broker. The futures broker has been the subject of certain regulatory and private causes of action. The material actions are described under "The Futures Broker."

Furthermore, dealers in forward and option contracts are not regulated by the Commodity Exchange Act and are not obligated to segregate customer assets. As a result, you do not have such basic protections in the Trust's forward and option contract trading.

Investors Must Not Rely on the Past Performance of Either Campbell & Company or the Trust in Deciding Whether to Buy Units

The future performance of the Trust is not predictable, and no assurance can be given that the Trust will perform successfully in the future. Past performance is not necessarily indicative of future results.

Parties to the Trust Have Conflicts of Interest

Campbell & Company has not established any formal procedures to resolve the following conflicts of interest. Consequently, there is no independent control over how Campbell & Company resolves these conflicts which can be relied upon by investors as ensuring that the Trust is treated equitably with other Campbell & Company clients.

Campbell & Company has a conflict of interest because it acts as the managing owner and sole trading advisor for the Trust.

Since Campbell & Company acts as both trading advisor and managing owner for the Trust, it is very unlikely that its advisory contract will be terminated by the Trust. The fees payable to Campbell & Company were established by it and were not the subject of arm's-length negotiation. These fees consist of up to a 3.5% brokerage fee (of which 2.5% is retained) and a 20% performance fee. Campbell & Company, as managing owner, determines whether or not distributions are made and it receives increased fees to the extent distributions are not made. Campbell & Company has the authority to make such distributions at any time in its sole discretion.

Other conflicts are also present in the operation of the Trust. See "Conflicts of Interest."

There Are No Independent Experts Representing Investors

Campbell & Company has consulted with counsel, accountants and other experts regarding the formation and operation of the Trust. No counsel has been appointed to represent the unitholders in connection with the offering of the units. Accordingly, each prospective investor should consult his own legal, tax and financial advisers regarding the desirability of an investment in the Trust.

The Trust Places Significant Reliance on Campbell & Company

The incapacity of Campbell & Company's principals could have a material and adverse effect on Campbell & Company's ability to discharge its obligations under the Trust Agreement. However, there are no individual principals at Campbell & Company whose absence would result in a material and adverse effect on Campbell & Company's ability to adequately carry out its advisory responsibilities.

The Trust Could Terminate Before Expiration of its Stated Term

As managing owner, Campbell & Company may withdraw from the Trust upon 120 days' notice, which would cause the Trust to terminate unless a substitute managing owner were obtained. Other events, such as a long-term substantial loss suffered by the Trust, could also cause the Trust to terminate before the expiration of its stated term. This could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the National Futures Association of Campbell & Company or the futures broker were revoked or suspended, such entity would no longer be able to provide services to the Trust.

The Trust Is Not a Regulated Investment Company

Although the Trust and Campbell & Company are subject to regulation by the CFTC, the Trust is not an investment company subject to the Investment Company Act of 1940 and Campbell & Company is not registered as an investment advisor under the Investment Advisors Act of 1940. Accordingly, you do not have the protections afforded by those statutes which, for example, require investment companies to have a majority of disinterested directors and regulates the relationship between the adviser and the investment company.

Proposed Regulatory Change Is Impossible to Predict

The futures markets are subject to comprehensive statutes, regulations and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures, forward and option transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the currency markets and the need to regulate the "derivatives" markets in general. The effect of any future regulatory change on the Trust is impossible to predict, but could be substantial and adverse.

Forwards, Options, Swaps, Hybrids and Other Derivatives Are Not Subject to CFTC Regulation

The Trust trades foreign exchange contracts and options in the interbank market. In the future, the Trust may also trade swap agreements, hybrid instruments and other off-exchange contracts. Swap agreements involve trading income streams such as fixed rate for floating rate interest. Hybrids are instruments which combine features of a security with those of a futures contract. The dealer market for off-exchange instruments is becoming more liquid. There is no exchange or clearinghouse for these contracts and they are not regulated by the CFTC. The Trust will not receive the protections which are provided by the CFTC's regulatory scheme for these transactions.

The Trust is Subject to Foreign Market Credit and Regulatory Risk

A substantial portion of Campbell & Company's trades takes place on markets or exchanges outside the United States. From time to time, as much as 20% to 50% of the Trust's overall market exposure could involve positions taken on foreign markets. The risk of loss in trading foreign futures contracts and foreign options can be substantial. Participation in foreign futures contracts and foreign options transactions involves the execution and clearing of trades on, or subject to the rules of, a foreign board of trade. Non-U.S. markets may not be subject to the same degree of regulation as their U.S. counterparts. None of the CFTC, NFA or any domestic exchange regulates activities of any foreign boards of trade, including the execution, delivery and clearing of transactions, nor do they have the power to compel enforcement of the rules of a foreign board of trade or any applicable foreign laws. Trading on foreign exchanges also presents the risks of exchange controls, expropriation, taxation and government disruptions.

The Trust is Subject to Foreign Exchange Risk

The price of any foreign futures or foreign options contract and, therefore, the potential profit and loss thereon, may be affected by any variance in the foreign exchange rate between the time a position is established and the time it is liquidated, offset or exercised. Certain foreign exchanges may also be in a more or less developmental stage so that prior price histories may not be indicative of current price dynamics. In addition, the Trust may not have the same access to certain positions on foreign exchanges as do local traders, and the historical market data on which Campbell & Company bases its strategies may not be as reliable or accessible as it is in the United States. The rights of clients (such as the Trust) in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers.

Transfers Could be Restricted

You may transfer or assign your units only upon 30 days’ prior written notice to Campbell & Company and only if Campbell & Company is satisfied that the transfer complies with applicable laws and would not result in adverse legal or tax consequences for the Trust.

A Single-Advisor Fund May Be More Volatile Than a Multi-Advisor Fund

The Trust is currently structured as a single-advisor managed futures fund. You should understand that many managed futures funds are structured as multi-advisor funds in order to attempt to control risk and reduce volatility through combining advisors whose historical performance records have exhibited a significant degree of non-correlation with each other. As a single-advisor managed futures fund, the Trust may have increased performance volatility and a higher risk of loss than investment vehicles employing multiple advisors. Campbell & Company may retain additional trading advisors on behalf of the Trust in the future.

The Performance Fee Could be an Incentive to Make Riskier Investments

Campbell & Company employs a speculative strategy for the Trust and receives performance fees based on the trading profits earned by it for the Trust. Campbell & Company would not agree to manage the Trust's account in the absence of such a performance fee arrangement. Accordingly, Campbell & Company may make investments that are riskier than might be made if the Trust's assets were managed by a trading advisor that did not require performance-based compensation.

The Trust May Distribute Profits to Unitholders at Inopportune Times

Campbell & Company reserves the right to make distributions of profits of the Trust to unitholders at any time in its sole discretion in order to control the growth of the assets under Campbell & Company's management. Unitholders will have no choice in receiving these distributions as income, and may receive little notice that these distributions are being made. Distributions may be made at an inopportune time for the unitholders.

Potential Inability to Trade or Report Due to Systems Failure

Campbell & Company's strategies are dependent to a significant degree on the proper functioning of its internal computer systems. Accordingly, systems failures, whether due to third party failures upon which such systems are dependent or the failure of Campbell & Company's hardware or software, could disrupt trading or make trading impossible until such failure is remedied. Any such failure, or consequential inability to trade (even for a short time), could, in certain market conditions, cause the Trust to experience significant trading losses or to miss opportunities for profitable trading. Additionally, any such failures could cause a temporary delay in reports to investors.

Potential Disruption or Inability to Trade Due to a Failure to Receive Timely and Accurate Market Data from Third Party Vendors

Campbell & Company’s strategies are dependent to a significant degree on the receipt of timely and accurate market data from third party vendors. Accordingly, the failure to receive such data in a timely manner or the receipt of inaccurate data, whether due to the acts or omissions of such third party vendors or otherwise, could disrupt trading to the detriment of the Trust or make trading impossible until such failure or inaccuracy is remedied. Any such failure or inaccuracy could, in certain market conditions, cause the Trust to experience significant trading losses, effect trades in a manner which it otherwise would not have done, or miss opportunities for profitable trading. For example, the receipt of inaccurate market data may cause the Trust to establish (or exit) a position which it otherwise would not have established (or exited), or fail to establish (or exit) a position which it otherwise would have established (or exited), and any subsequent correction of such inaccurate data may cause the Trust to reverse such action or inaction, all of which may ultimately be to the detriment of the Trust.

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SELECTED FINANCIAL DATA

Dollars in thousands, except per unit amounts.

	4-Month Period Ended	Year Ended December 31,
	April 30, 2007	2006	2005	2004	2003	2002
Total Assets	$41,190,105	$43,619,109	$40,221,009	$35,225,567	$33,165,538	$34,524,465
Total Unitholders' Capital	40,698,605	42,871,715	39,856,467	34,955,385	32,821,418	32,854,478
Total Trading Gain (Loss) (Net of brokerage commissions)	(1,707,210)	2,971,747	5,125,300	5,125,392	9,269,009	4,996,237
Net Income (Loss)	(1,461,786)	3,250,791	4,799,375	3,249,651	7,263,843	3,761,201
Net Income (Loss) Per Managing Owner and Other Unitholder Unit*	(62.13)	135.31	204.75	135.90	292.55	161.99
Increase (Decrease) in Net Asset Value per Managing Owner and Other Unitholder Unit	(67.25)	123.59	190.55	123.76	253.05	150.94

* Based on weighted average number of units outstanding during the period.

SUPPLEMENTARY FINANCIAL INFORMATION

The following summarized quarterly financial information presents the results of operations for the three month periods ending March 31, 2007 and March 31, June 30, September 30, and December 31, 2006 and 2005.

1st Qtr. 2007
Total Trading Gain (Loss) (Net of brokerage commissions)	$(2,580,343)
Net Income (Loss)	(2,393,538)
Net Income (Loss) per Managing Owner and Other Unitholder Unit*	(101.57)
Increase (Decrease) in Net Asset Value per Managing Owner and Other Unitholder Unit	(105.72)
Net Asset Value per Managing Owner And Other Unitholder Unit at the End of the Period	1,709.81

	1st Qtr. 2006	2nd Qtr. 2006	3rd Qtr. 2006	4th Qtr. 2006
Total Trading Gain (Loss) (Net of brokerage commissions)	$2,254,666	$(2,317,933)	$(1,229,377)	$4,264,391
Net Income (Loss)	1,997,584	(2,159,035)	(1,034,081)	4,446,323
Net Income (Loss) per Managing Owner and Other Unitholder Unit*	83.93	(89.15)	(42.70)	186.33
Increase (Decrease) in Net Asset Value per Managing Owner and Other Unitholder Unit	80.03	(93.11)	(46.52)	183.19
Net Asset Value per Managing Owner And Other Unitholder Unit at the End of the Period	1,771.97	1,678.86	1,632.34	1,815.53

	1st Qtr. 2005	2nd Qtr. 2005	3rd Qtr. 2005	4th Qtr. 2005
Total Trading Gain (Loss) (Net of brokerage commissions)	$(890,145)	$4,598,526	$(111,008)	$1,527,927
Net Income (Loss)	(946,303)	4,430,020	(100,714)	1,416,372
Net Income (Loss) per Managing Owner and Other Unitholder Unit*	(40.35)	188.63	(4.30)	60.63
Increase (Decrease) in Net Asset Value per Managing Owner and Other Unitholder Unit	(43.80)	184.87	(7.50)	56.98
Net Asset Value per Managing Owner And Other Unitholder Unit at the End of the Period	1,457.59	1,642.46	1,634.96	1,691.94
___________________________
* Based on weighted average number of units outstanding during the period.

CAMPBELL & COMPANY, INC.

Description

Campbell & Company is the managing owner and trading advisor of the Trust. It is a Maryland corporation organized in April 1978 as a successor to a partnership originally organized in January 1974. Its offices are located at 210 West Pennsylvania Avenue, Towson, Maryland 21204, and its telephone number is (410) 296-3301. Its primary business is the trading and management of discretionary futures and forward accounts, including commodity pools. As of April 30, 2007, Campbell & Company, and its affiliates, had approximately $12.4 billion under management in the futures, forward and option markets (including approximately $10.0 billion traded pursuant to the same Financial, Metal & Energy Large Portfolio as traded by the Trust). Please refer to "Campbell & Company, Inc. — Trading Systems" for a discussion of all of the portfolios offered by Campbell & Company, which includes the Financial, Metal & Energy Large Portfolio. Please refer to "Past Performance of the Campbell Alternative Asset Trust” on page 29 for the performance data required to be disclosed for the most recent five calendar years and year-to-date.

Campbell & Company is a member of the NFA and has been registered as a commodity pool operator since September 10, 1982 and as a commodity trading advisor since May 6, 1978. Pools currently operated by Campbell & Company include: Campbell Financial Futures Fund, Limited Partnership; Campbell Fund Trust; Campbell Global Assets Fund Limited; and Campbell Strategic Allocation Fund, L.P. Campbell & Company's compensation is discussed in "Charges to the Trust."

The Campbell & Company, Inc. 401(k) Plan is an investor in the Trust; the individual principals of Campbell & Company, in their individual capacity, have not purchased, and do not intend to purchase, units.

Campbell & Company has agreed that its capital account as managing owner at all times will equal at least 1% of the net aggregate capital contributions of all unitholders.

There have never been any material administrative, civil or criminal proceedings brought against Campbell & Company or its principals, whether pending, on appeal or concluded.

Campbell & Company's principals are G. William Andrews, Theresa D. Becks, D. Keith Campbell, Bruce L. Cleland, Greg T. Donovan, Michael S. Harris, Michael J. Hebrank, Kevin M. Heerdt, James M. Little and Thomas P. Lloyd. The majority voting stockholder of Campbell & Company is D. Keith Campbell.

G. William Andrews, born in 1972, has been employed by Campbell & Company since April 1997 and was appointed Vice President: Director of Research Operations in March 2006 and has served as Vice President: Director of Operations since April 2007. His duties include managing daily research and trade operations, new research product implementation and code management. From 1995 to 1997, Mr. Andrews was employed at Legg Mason as a Research Analyst in the Realty Group. Before immigrating to the United States, he was employed by the Japanese Department of Education in the town of Fujimi, Nagano prefecture. Mr. Andrews holds an M.B.A. in Finance from Loyola College in Maryland and a Bachelor of Social Science from Waikato University, New Zealand. Mr. Andrews became listed as a Principal of Campbell & Company effective June 21, 2006.

Theresa D. Becks, born in 1963, joined Campbell & Company in June 1991 and has served as President and Chief Executive Officer since April 2007, Chief Financial Officer and Treasurer since 1992, and Secretary and a Director since 1994. Ms. Becks is also the President, Chief Executive Officer and Chief Financial Officer of Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell & Company, and Trustee, President, Chief Executive Officer and Chief Financial Officer of The Campbell Multi-Strategy Trust, a registered investment company. Ms. Becks previously served as a member of the Board of Directors of the Managed Funds Association. From 1987 to 1991, she was employed by Bank Maryland Corp, a publicly held company, as a Vice President and Chief Financial Officer. Prior to that time, she worked with Ernst & Young. Ms. Becks is a C.P.A. and has a B.S. in Accounting from the University of Delaware. Ms. Becks became registered as an Associated Person and listed as a Principal of Campbell & Company effective May 7, 1999 and March 10, 1993, respectively. Ms. Becks became registered as an Associated Person and listed as a Principal of Campbell & Company Investment Adviser LLC effective December 14, 2005 and December 12, 2005, respectively.

D. Keith Campbell, born in 1942, has served as the Chairman of the Board of Directors of Campbell & Company since it began operations, was President until 1994, and was Chief Executive Officer until 1997. Mr. Campbell is the majority voting stockholder of Campbell & Company. From 1971 to 1978, he was a registered representative of a futures commission merchant. Mr. Campbell has acted as a commodity trading advisor since 1972 when, as general partner of the Campbell Fund, a limited partnership engaged in commodity futures trading, he assumed sole responsibility for trading decisions made on behalf of the Fund. Since then, he has applied various technical trading models to numerous discretionary futures trading accounts. Mr. Campbell is registered with the CFTC and NFA as a commodity pool operator. Mr. Campbell became registered as an Associated Person and listed as a Principal of Campbell & Company effective September 29, 1978 and October 29, 1997, respectively. Mr. Campbell became listed as a Principal of his Commodity Pool Operator effective March 10, 1975.

Bruce L. Cleland, born in 1947, joined Campbell & Company in January 1993 and has served as Vice Chairman of the Board of Directors of Campbell & Company since April 2007, was President from 1994-2007, and Chief Executive Officer from1997-2007. Until April 2007, Mr. Cleland was also the President and Chief Executive Officer of Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell & Company, and Trustee, Chief Executive Officer and President of The Campbell Multi-Strategy Trust, a registered investment company. Mr. Cleland has worked in the international derivatives industry since 1973, and has owned and managed firms engaged in global clearing, floor brokerage, trading and portfolio management. Mr. Cleland is currently a member of the Board of Directors of the National Futures Association, and previously served as a member of the Board of Directors of the Managed Funds Association and as a member of the Board of Governors of the COMEX, in New York. Mr. Cleland is a graduate of Victoria University in Wellington, New Zealand where he earned a Bachelor of Commerce and Administration degree. Mr. Cleland became registered as an Associated Person and listed as a Principal of Campbell & Company effective December 15, 1993 and September 15, 1993, respectively. Mr. Cleland became registered as an Associated Person and listed as a Principal of Campbell & Company Investment Adviser LLC effective December 14, 2005 and December 13, 2005, respectively. Mr. Cleland withdrew his registration as an Associated Person and a Principal of Campbell & Company Investment Adviser LLC effective April 3, 2007.

Gregory T. Donovan, born in 1972, has been employed by Campbell & Company since October 2006 as Senior Vice President of Accounting and Finance. His duties include oversight of accounting and finance functions and review of accounting policies and procedures. Mr.Donovan is also the Treasurer and Assistant Secretary of both Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell & Company, and The Campbell Multi-Strategy Trust, a registered investment company. From November 2003 to October 2006, Mr. Donovan was employed by Huron Consulting Services serving as Director in the Financial and Economic Consulting Practice. From May 1998 until November 2003, Mr. Donovan was employed by KPMG LLP in which he served in the capacity as Manager in the Forensic and Litigation Services Practice. Mr. Donovan is a C.P.A. and has a B.S. in Business Administration with concentrations in Accounting and Management from Castleton State College and holds a M.S. in Finance from the University of Baltimore. Mr. Donovan became listed as a Principal of Campbell & Company and Campbell & Company Investment Adviser LLC effective May 9, 2007 and May 16, 2007 respectively.

Michael S. Harris, born in 1975, has been employed by Campbell & Company since July 2000, was appointed Deputy Manager of Trading in September 2004 and has served as Vice President and Director of Trading since June 2006. His duties include managing daily trade execution for the assets under Campbell & Company’s management. From 1999 to 2000, Mr. Harris worked as a futures and options broker for Refco Inc. (NY). From 1997 to 1999, he worked in the Sales and Product Development groups at Morgan Stanley Managed Futures. Mr. Harris holds a B.A. in Economics and Japanese Studies from Gettysburg College. He also spent time studying abroad at Kansai Gaidai University in Osaka, Japan. Mr. Harris became registered as an Associated Person and listed as a Principal of Campbell & Company effective September 21, 2000 and June 15, 2006, respectively

Michael J. Hebrank, born in 1955, joined Campbell & Company in April 2004 and has served as Chief Technology Officer since then. From February 1999 to April 2004, Mr. Hebrank was the Chief Information Officer at Greater Baltimore Medical Center, the fourth largest healthcare system in Maryland. Mr. Hebrank holds a B.S. in Applied Statistics from the University of Baltimore and an M.S. in Computer Engineering from Loyola College of Maryland. Mr. Hebrank became listed as a Principal of Campbell & Company effective June 21, 2006.

Kevin M. Heerdt, born in 1958, joined Campbell & Company in March 2003 and has served as Executive Vice President-Research since then and Chief Operating Officer since June 2005. His duties include risk management, research, and the development of quantitatively based hedge fund and options strategies. Mr. Heerdt is also the Vice President and Chief Operating Officer of both Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell & Company, and The Campbell Multi-Strategy Trust, a registered investment company. From February 2002 to March 2003, he was the sole proprietor of Integrity Consulting, a start-up business consulting firm. Previously, Mr. Heerdt worked for twelve years at Moore Capital Management, Inc., where he was a Director until 1999, and a Managing Director from 2000 to 2002. Mr. Heerdt holds a B.A. in Economics and in International Relations from the University of Southern California. Mr. Heerdt became registered as an Associated Person and listed as a Principal of Campbell & Company effective April 15, 2003. Mr. Heerdt became registered as an Associated Person and listed as a Principal of Campbell & Company Investment Adviser LLC effective December 14, 2005.

James M. Little, born in 1946, joined Campbell & Company in April 1990 and has served as Executive Vice President-Business Development and a Director since 1992. Mr. Little is also the Vice President of both Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell & Company, and The Campbell Multi-Strategy Trust, a registered investment company. Mr. Little holds a B.S. in Economics and Psychology from Purdue University. From 1989 to 1990, Mr. Little was a registered representative of A.G. Edwards & Sons, Inc. From 1984 to 1989, he was the Chief Executive Officer of James Little & Associates, Inc., a commodity pool operator and broker-dealer. Mr. Little is the co-author of The Handbook of Financial Futures, and is a frequent contributor to investment industry publications. Mr. Little became registered as an Associate Person and listed as a Principal of Campbell & Company effective April 7, 1992 and April 19, 1993 respectively. Mr. Little became registered as an Associated Person and listed as a Principal of Campbell & Company Investment Adviser LLC effective December 14, 2005 and December 12, 2005, respectively.

Thomas P. Lloyd, born in 1959, joined Campbell & Company in September 2005 as General Counsel and Executive Vice President-Legal and Compliance. In this capacity, he is involved in all aspects of legal affairs, compliance and regulatory oversight. Since April 2007, Mr. Lloyd has also overseen Campbell & Company’s fund administration function. Mr. Lloyd is also the Secretary, Chief Compliance Officer and Assistant Treasurer of both Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell & Company, and The Campbell Multi-Strategy Trust, a registered investment company. From July 1999 to September 2005, Mr. Lloyd was employed by Deutsche Bank Securities Inc. ("DBSI") in several positions, including Managing Director and head of the legal group for Deutsche Bank Alex. Brown, the Private Client Division of DBSI. From 1997 to 1999, Mr. Lloyd was an attorney in the Enforcement Department of NASD Regulation, Inc., and, from 1995 to 1997, he served as a senior counsel in the Division of Enforcement of the United States Securities and Exchange Commission. From 1989 to 1995, he was engaged in the private practice of law. Mr. Lloyd holds a B.A. in Economics from the University of Maryland, and a J.D. from the University of Baltimore School of Law. Mr. Lloyd is a member of the Bars of the State of Maryland and the United States Supreme Court. Mr. Lloyd became listed as a Principal of Campbell & Company and Campbell & Company Investment Adviser LLC effective October 20, 2005 and December 12, 2005, respectively.

The Trading Advisor

Pursuant to the Trust Agreement, Campbell & Company has the sole authority and responsibility for directing the investment and reinvestment of the Trust's assets. Although Campbell & Company will initially serve as the sole trading advisor of the Trust, it may, in the future, retain other trading advisors to manage a portion of the assets of the Trust. Unitholders will receive prior notice, in the monthly report from the Trust or otherwise, in the event that additional trading advisors are to be retained on behalf of the Trust.

Trading Systems

Campbell & Company makes the Trust's trading decisions using proprietary computerized trading models which analyze market statistics. There can be no assurance that the trading models will produce results similar to those produced in the past. In addition, unitholders will not have any vote or consent with respect to the trading approaches utilized by Campbell & Company or any other trading advisor. Existing unitholders will be notified in advance via their monthly statements with regard to any anticipated changes to trading advisors or any changes deemed to be a material change from the trading approach as currently described. Campbell & Company currently offers the following portfolios:

1)	The Financial, Metal & Energy Large Portfolio, and

2)	The Global Diversified Large Portfolio.

The Trust Agreement allows Campbell & Company to utilize any of its offered portfolios in its sole discretion in trading on behalf of the Trust. All of the Trust's assets are currently allocated to the Financial, Metal & Energy Large Portfolio, which trades futures, forward and option contracts on precious and base metals, energy products, stock market indices, interest rate instruments and foreign currencies. In the future, Campbell & Company may allocate the Trust's assets to the Global Diversified Large Portfolio, which trades in all sectors included in the Financial, Metal & Energy Large Portfolio with the addition of agricultural products.

The percentage of component risk for each major sector is as follows: 98% to financial contracts, 1% to energy products and 1% to metals. Sector component risk and the specific markets traded, may frequently fluctuate in response to changes in market volatility. See the following pie chart for a current listing of contracts, by sector.

[REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

Because the risk of a whole portfolio is generally less than the sum of the risks of the individual sectors making up that portfolio, “component risk” is used to describe the contribution of each sector’s risk to the overall portfolio risk. In some cases, a sector may “hedge” the portfolio, and thus reduce risk, in which case the component risk for that sector would be negative. By definition, the component risk will always add to 100% of total portfolio risk.

Campbell & Company's trading models are designed to detect and exploit medium- to long-term price changes, while also applying proven risk management and portfolio management principles. No one market exceeds 15% of a total portfolio allocation. Portfolio composition, including contracts traded and percentage allocations to each sector, may change at any time if Campbell & Company determines such change to be in the best interests of the Trust. Each sector traded by the Trust appears as a caption in the preceding "component risk" diagram. As an example, natural gas is a market that is traded within the energy sector.

Campbell & Company believes that utilizing multiple trading models for the same client account provides an important level of diversification, and is most beneficial when multiple contracts in each market are traded. Every trading model may not trade every market. It is possible that one trading model may signal a long position while another trading model signals a short position in the same market. It is Campbell & Company's intention to offset those signals to reduce unnecessary trading, but if the signals are not simultaneous, both trades will be taken and, since it is unlikely that both positions would prove profitable, in retrospect one or both trades will appear to have been unnecessary. It is Campbell & Company's policy to follow trades signaled by each trading model independently of the other models.

Over the course of a medium- to long-term price change, there are times when the risk of the market does not appear to be justified by the potential reward. In such circumstances some of Campbell & Company's trading models may exit a winning position prior to the end of a price move. While there is some risk to this method (for example, being out of the market during a significant portion of a price move), Campbell & Company's research indicates that this is well compensated for by the decreased volatility of performance that may result.

Campbell & Company's trading models may include trend-following trading models, counter-trend trading models, and trading models that do not seek to identify or follow price trends at all. Campbell & Company expects to develop additional trading models and to modify models currently in use and may or may not employ all such models for all clients' accounts. The trading models currently used by Campbell & Company may be eliminated from use if Campbell & Company ever believes such action is warranted.

While Campbell & Company normally follows a disciplined systematic approach to trading, on occasion it may override the signals generated by the trading models, such as when market conditions dictate otherwise. While such action may be taken for any reason at any time at Campbell & Company's discretion, it will normally only be taken to reduce risk in the portfolio, and may or may not enhance the results that would otherwise be achieved.

Campbell & Company applies risk management and portfolio management strategies to measure and manage overall portfolio risk. These strategies include portfolio structure, risk balance, capital allocation and risk limitation. One objective of risk and portfolio management is to determine periods of relatively high and low portfolio risk, and when such points are reached, Campbell & Company may reduce or increase position size accordingly. It is possible, however, that this reduction or increase in position size may not enhance the results achieved over time.

From time to time, Campbell & Company may increase or decrease the total number of contracts held based on increases or decreases in the Trust's assets, changes in market conditions, perceived changes in portfolio-wide risk factors, or other factors which may be deemed relevant.

Campbell & Company estimates that, based on the margin required to maintain positions in the markets currently traded, aggregate margin for all positions will range between 5% and 30% of the Trust's net assets. From time to time, margin commitments may be above or below this range.

The number of contracts that Campbell & Company believes can be bought or sold in a particular market without unduly influencing price adversely may at times be limited. In such cases, a client's portfolio would be influenced by liquidity factors because the positions taken in such markets might be substantially smaller than the positions that would otherwise be taken.

Trading Capacity

Campbell & Company believes that it is not possible to define or quantify capacity with any degree of certainty. As assets under management have increased, Campbell & Company has continued to introduce new strategies designed to deliver returns which have low correlation to returns from existing strategies. In addition, Campbell & Company has continued to develop new ways to manage assets, such as the application of dynamic portfolio and capital management tools and innovative execution methods. At the same time, a significant increase in assets has led to portfolio compromises, as increasingly large positions can only be established and maintained in those markets that have sufficient depth and liquidity.

Notwithstanding Campbell & Company’s research, risk and portfolio management efforts, there may come a time when the combination of available markets and new strategies may not be sufficient for Campbell & Company to add new assets without detriment to diversification. If this were to occur, Campbell & Company would expect risk-adjusted returns to begin to degrade - a more concentrated portfolio may result in lower risk-adjusted returns and may have a detrimental affect on your investment. See “The Risks You Face—Trading Risks—Increase in Assets Under Management May Make Profitable Trading More Difficult.”

MANAGEMENT'S ANALYSIS OF OPERATIONS

Introduction

The offering of the Trust's Units of Beneficial Interest commenced on May 15, 2001, and the initial offering period terminated, with the receipt of the required minimum aggregate subscription amount, on September 30, 2001 with proceeds of $15,821,743. The continuing offering period commenced immediately after the termination of the initial offering period; additional subscriptions totaling $32,539,752 have been accepted during the continuing offering period as of March 31, 2007. Redemptions over the same time period total $26,157,128. The Trust commenced operations on October 1, 2001.

As of December 31, 2002, units are no longer offered to the public, but are offered exclusively for sale to the Campbell & Company, Inc. 401(K) Plan.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Management believes that the estimates utilized in preparing the financial statements are reasonable and prudent; however, actual results could differ from those estimates. The Trust’s significant accounting policies are described in detail in Note 1 of its Financial Statements.

The Trust records all investments at fair value in its financial statements, with changes in fair value reported as a component of realized and change in unrealized trading gain (loss) in the Statements of Operations. Generally, fair values are based on market prices; however, in certain circumstances, estimates are involved in determining fair value in the absence of an active market closing price (e.g. forward and option contracts which are traded in the inter-bank market).

Capital Resources

The Trust will raise additional capital only through the sale of Units offered pursuant to the continuing offering, and does not intend to raise any capital through borrowing. Due to the nature of the Trust's business, it will make no capital expenditures and will have no capital assets, which are not operating capital or assets.

Liquidity

Most United States futures exchanges limit fluctuations in futures contracts prices during a single day by regulations referred to as "daily price fluctuation limits" or "daily limits." During a single trading day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract has reached the daily limit for that day, positions in that contract can neither be taken nor liquidated. Futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent the Trust from promptly liquidating unfavorable positions and subject the Trust to substantial losses, which could exceed the margin initially committed to such trades. In addition, even if futures prices do not move the daily limit, the Trust may not be able to execute futures trades at favorable prices if little trading in such contracts is taking place. Other than these limitations on liquidity, which are inherent in the Trust's commodity futures trading operations, the Trust's assets are expected to be highly liquid.

Results of Operations

The returns for the three-month period ended March 31, 2007 and three years ended December 31, 2006, 2005 and 2004 were (5.82)%, 7.30%,12.69% and 8.98%, respectively.

2007(three months ended March 31)

Of the 2007 year-to-date decrease of 5.82%, approximately 5.97% was due to trading losses (before commissions) and 1.05% was due to brokerage fees, performance fees and operating and offering costs borne by the Trust, offset by approximately 1.20% due to interest income. An analysis of the 5.97% trading loss by sector is as follows:

Sector	% Gain (Loss)
Stock Indices	0.60%
Metals	(0.17)
Energy	(1.03)
Interest Rates	(2.01)
Currencies	(3.36)
(5.97)%

The interest rates sector was the primary driver of the gain in January as global economic momentum continued to accelerate. Growth in payrolls, firming retail sales, bottoming housing data and upbeat consumer confidence drove U.S. bond prices lower, while European prices also declined on six year highs in consumer confidence and five year lows in German unemployment. Gains from the stock index sector resulted as prices continued their steady upward movement on strong M&A activity. Small gains in the currencies sector were driven by UK-related crosses as the Bank of England unexpectedly raised rates to combat rising inflation. Energy losses were driven by price declines on inventory build-ups due to warmer than average temperatures.

In February, the interest rates sector was once again the primary driver, however it related to losses for the Trust, motivated in particular by the flight to quality from risky assets on the 27th. Several catalysts were cited for the market decline including a 9% overnight drop in Chinese equities, continued Middle East turmoil, weaker than expected durable goods, Greenspan’s comments on the possibility of a recession late in 2007, and tightening standards on sub-prime loans. Currency trading also proved difficult as investors liquidated Yen-based carry trades on two occasions during the month. The Trust’s fundamental currency model gained on the 27th, but these gains were not enough to offset losses from both outright and cross rate exposures in the technical models. Despite the decline in global equity markets on the 27th, the Trust’s equity models were positive on the month, with gains from our macro futures model offsetting losses from technical trading in equity indices. Small gains were recorded in energy trading, while metal trading was slightly negative.

Global economic worries that were sparked at the end of February continued through the early part of March. All major market sectors experienced increased volatility accompanied by sharply higher short-term correlation. Whipsaw activity in currencies, interest rates and stock indices led to negative performance in all of these sectors, acting as the primary drivers of the month’s losses. Risk levels for the Trust were reduced early in the month in response to market conditions, and have been restored to normal levels as conditions have warranted.

2006

Of the 2006 increase of 7.30%, approximately 7.76% was due to trading gains (before commissions) and approximately 4.70% was due to interest income offset by a loss of approximately (5.16)% due to brokerage fees, performance fees and operating and offering costs borne by the Trust. An analysis of the 7.76% trading gain by sector is as follows:

Sector	%Gain (Loss)
Stock Indices	6.98%
Interest Rates	3.07
Currencies	2.22
Metals	2.07
Energy	(6.58)
7.76%

The first quarter demonstrated how markets interplay and how a diversified set of strategies can take advantage of changes in geopolitical and macroeconomic events. Currencies were relatively quiet in the first two months of the year as the markets tried to ascertain central bank policy intentions for 2006, but managed to rally at quarter-end on expectations of further interest rate hikes. Energy volatility proved difficult for the Trust, as the markets continued to fluctuate between excess inventory levels, supply constraints, and the ebb and flow of geopolitical tensions. A sharp sell-off in energy prices in February and a rebound in prices in March left the Trust flat in Energy trading on the quarter. The first quarter also saw the long end of the yield curve reverse sharply, the markets’ first peek at Ben Bernanke as Chairman of the Fed, and the reintroduction of the 30-year bond, leaving fixed income trading flat on the quarter. Following all of this activity, the Trust recorded gains in equity indices (despite the choppy start for global equity markets) and currencies, and finished the first quarter up 4.73%.

The second quarter proved to be quite a bit more difficult for the Trust with a quarterly rate of return of (5.25)%. A major sell off of the U.S. dollar against all major currencies, coupled with other central banks contemplating rate hikes, resulted in negative performance, primarily from the Trust’s fundamental currency models. These losses proved difficult to overcome despite gains in other sectors. Mid-quarter, the Trust was faced with another trend reversal, this time in equities, resulting in additional losses to our global equity index trading. Energy trading was positive overall on the quarter as prices moved higher in response to continuing uncertainty in Iran and the approaching hurricane season. Toward the end of the quarter the markets were choppy as traders were attempting to interpret monetary policies from each of the world’s major central banks. Expectations of slowed economic growth due to central bank policies and the shifting sands of geopolitical events continued to pressure precious and base metals resulting in only slightly positive performance for that sector on the quarter.

As much as the second quarter was dominated by the sell off of the U.S. dollar, energy was largely responsible for the Trust posting a third quarter return of (2.77)%. Early in the quarter, economic activity suggested a slower pace and a cooling housing market leading to a reduced probability of another rate hike. The quarter began with a push in energy prices higher as a result of certain geopolitical events, followed by a sharp reversal in the energy complex on the perception of easing geopolitical intensions, a mild hurricane season and steadily rising inventories. Energy markets continued to sell off towards the end of the quarter causing losses for the Trust. Gains were recorded in the currency markets, where losses on the Trust’s cross rate exposures were more than offset by gains in outright positions, despite the historically low volatilities in many of these markets. The market continued to believe the U.S. Federal Reserve would not raise rates in the foreseeable future and consequently the Trust recorded small losses in the interest rate sector and small gains in equity index trading.

The fourth quarter of 2006 proved to be a very productive period for our strategies, and produced a quarterly return of 11.22% for the Trust. The currency sector carried the Trust throughout the quarter, recording gains related to the renewed popularity of the Yen “carry” trade, Euro related crosses and the continued weakening of the Swiss Franc. The same strategies that caused the Trust difficulty in April and May, benefited the Trust throughout the fourth quarter and finished positive on the year overall. Equity index trading was also strongly positive throughout the quarter on strong economic growth, restrained inflation, and continued red-hot M&A activity ultimately contributing to the Dow finishing the year near all-time highs. The energy complex continued its unpredictable pattern - hitting lows for the year-to-date at the beginning of the quarter, rallying on refinery problems in November, and then falling back on above average temperatures throughout the U.S. and Europe. The Trust posted overall losses in the energy sector for the quarter and the year. Fixed income trading was slightly negative on the quarter until December when the sector contributed significantly to gains for the Trust. Yields rose sharply across the curve on firm November payrolls, stronger mid-month retail sales and indications of a potential boom in housing market data.

2005

Of the 2005 increase of 12.69%, approximately 14.47% was due to trading gains (before commissions) and approximately 2.94% was due to interest income, offset by approximately 4.72% due to brokerage fees, performance fees, and operating and offering costs borne by the Fund. An analysis of the 14.47% trading gain by sector is as follows:

Sector	% Gain (Loss)
Interest Rates	6.65%
Currencies	6.12
Energy	3.31
Metals	1.12
Stock Indices	(2.73)
14.47%

The late December 2004 reversal of the major trends in currencies and equities persisted into January 2005 leaving the Trust with negative performance for the month. The U.S. Dollar rallied sharply in the first week of the month and held its new levels, which produced losses in the currency sector. The post-election rally in equities gave way to selling in January, which also produced losses for the Trust. The energy sector was positive as crude oil approached $50 per barrel. The interest rate sector was also positive.

The rally in the U.S. Dollar failed early in February and the U.S. Dollar ended the month lower. However, the small gains on the Trust’s U.S. Dollar short positions were offset by losses in its non-U.S. Dollar currency pairs, resulting in losses in the currency sector overall. This was a difficult interest rate environment with different pressures observable at different points along the yield curve. Consequently, the Trust’s short-term interest rate positions were positive, but not profitable enough to offset the losses in long-term interest rates. The stock index sector was the best performing sector for the month as the equity markets reversed again and traded higher reclaiming a portion of the losses in January. Crude oil’s continued rally also contributed profits for the month.

The Trust had a small trading profit in the month of March. The gains for the month were in the interest rate sector, as both short-term and long-term positions were profitable, and in the energy sector where crude oil made a new high. The U.S. Dollar closed higher for the month, reversing a long downtrend, which caused losses for the Trust. In addition, the Trust incurred losses in its non-U.S. Dollar currency positions in March making the currency sector the worst performing sector for the first quarter. The equity index markets also reversed and ended the month lower which caused losses for the Trust.

Gains in the interest rate and currency sectors led to a positive return for April. Interest rate instruments continued the rally which began in late March. The energy sector was the worst performing sector for the month. Crude oil prices fell by almost $8 a barrel, which, combined with the related sell-off in other energy products, resulted in losses for the month. Equity indices were also negative with stock prices ending lower following sharp declines mid-month.

The Trust had a positive return in May which brought the Trust’s year-to-date return into positive territory. The interest rate and currency sectors continued their profitability in April into May. The apparent breakdown of the EU constitutional ratification process was a key development late in the month causing investors to readjust their expectations for the Euro. The shift in favor of the U.S. Dollar topped off a six week rally that led to its highest level since before the U.S. elections last year which benefited the Trust’s currency positions. The Trust’s interest rate positions benefited from the U.S. 10-year Treasury yield being pushed once again below 4%.

In June, global uncertainties continued to provide profitable trends for the Trust. The U.S. Dollar was up sharply in June to new six month highs, as the Euro and Yen continued a steep six-week slide. A further flattening of the yield curve provided a profitable opportunity for the Trust’s models and the fixed income sector. Several energy markets made new all-time highs in June contributing to the Trust’s profits for the month.

The Trust reported its fifth consecutive monthly gain in July. Markets were rattled following the Chinese currency revaluation, but much of the initial decline in the U.S. Dollar was recovered the following day. The equity markets ended the month broadly higher and were the Trust’s most profitable sector, while the interest rates sector traded lower and generated the Trust’s largest losses. Energy markets traded lower early in the month, but ended near all-time highs and at a profit for the Trust’s long positions.

August saw sharp trend reversals occur in each of the major financial sectors, resulting in losses for the Trust. The currency sector was the Trust’s worst performing sector. The U.S. Dollar peaked at the end of July, then reversed sharply and traded close to its recent lows at the end of August. A similar reversal occurred in the interest rates sector, resulting in losses at both ends of the yield curve. The equity markets trended higher in July, but record energy prices caused a sharp sell-off in August and resulted in a loss in this sector. The energy and metal sectors were the only profitable sectors in the Trust this month, but the size of positions was not sufficient to offset the losses incurred in the financial sectors.

In September, the Trust saw many of the trends in the major financial sectors resume their course. The same sectors that reversed so sharply in August were the most profitable this month, while the energy sector was the only sector that had losses in September. The U.S. Dollar rallied strongly from the start of the month following the late-August sell-off, and again approached the highs for the year. The Trust lost money on some non-U.S. Dollar trades, however the currency sector was profitable overall. The equities sector also finished higher. Fixed income instruments ended lower after the sharp reversals in August and provided solid gains for the Trust’s short positions.

The Trust’s performance was positive for the month of October. The fixed income sector was profitable as inflation fears fueled the sell-off in bonds and interest rates moved higher across the whole yield curve. The currency sector also delivered gains as the U.S. Dollar continued to show strength. The energy markets ended the month lower which contributed negatively to the Trust’s performance, but the biggest losses for the month were in the equity indices sector as stock prices declined sharply.

Currencies were the most profitable sector contributing to the positive return for the November as the U.S. Dollar continued to strengthen against the Euro and the Yen. The major theme continued to be the rising U.S. interest rate differentials and the persistent weakness of the Yen. The fixed-income sector was profitable overall, but gains in short-term interest rate instruments were partially offset by losses on the long end of the curve as mid-month economic data eased the markets’ fears of inflation. The same data pushed equity indices higher across the globe which was a welcome result for many investors, but it went against our positions. Energy prices continued their slide in November with warmer than normal weather in many regions of the country. This was good news for energy consumers, but caused losses for our positions. Metals, although only a small part of the Trust’s portfolio, saw significant gains this month with copper rising to new all-time highs and gold closing over $500 per ounce.

Sharp reversals in the currencies and interest rates sectors resulted in losses in December, but the Trust had positive results for 2005. Currencies was one of the most profitable sectors for the year, but was the major source of losses in December. The Japanese Yen was in decline against most other currencies all year, but reversed sharply in December as new economic data finally turned positive. The Euro also rallied and the U.S. Dollar lost ground on a perception of change in relative short-term interest rates policy, increasing the losses on our currency positions.

These same factors contributed to reversals in the fixed income markets in December which also resulted in losses for the Trust, but this sector was also the most profitable for us in 2005. The worst performing sector in 2005 was the equities sector, but conversely it was profitable in December as the rally in U.S. stocks fizzled, while European and Asian stock indices continued to trade higher, ending a year of strong gains for those markets. Energy prices also finished higher in December as markets characterized by tight supply and increasing demand continued to be sensitive to weather and geopolitical change. This resulted in good profits in the energy sector for both the month and the year.

2004

Of the 2004 increase of 8.98%, approximately 15.53% was due to trading gains (before commissions) and approximately 1.26% was due to interest income interest income, offset by approximately 7.81% due to brokerage fees, performance fees, and operating and offering costs borne by the Trust. An analysis of the 15.53% trading gains by sector is as follows:

Sector	% Gain (Loss)
Interest Rates	13.06%
Currencies	2.68
Energy	2.22
Metals	(0.58)
Stock Indices	(1.85)
15.53%

The year began with the Trust posting a positive return in January despite significant volatility throughout the month. The weak U.S. Dollar continued to drive most global markets, including many that had no apparent or direct connection to the Dollar, and in circumstances such as this, subtle shifts in perception can have a disproportionate impact on prices. The Dollar traded lower throughout the month, which was profitable for the Trust’s currency positions. Much of the gain reversed late in the month when markets reacted violently when the Federal Open Market Committee (FOMC) slightly restated its short-term interest rate bias. The interest rate sector was slightly positive despite also having suffered a reversal of earlier gains following the FOMC announcement. The stock indices and metals sectors had small losses for the month.

The Trust had a strong positive return in February as the trends that were in place at the end of January persisted. The continued concern over the record U.S. budget deficit and current account imbalance kept downward pressure on the U.S. Dollar and resulted in strong gains in the currency sector. The weak Dollar in return reinforced several related trends, including the continued rise in energy prices, resulting in positive returns in the energy sector. The interest rates sector was also profitable for the month as European interest rate instruments traded higher.

All of the gain for the month of March came from the interest rates sector as U.S. Treasuries continued to trade higher, while a weakening U.S. Dollar also contributed solid returns. The energy sector was moderately positive, while the stock indices sector was moderately negative.

In April, interest rates reversed course and started to head higher in response to a perceived change in stance by the U.S. Federal Reserve. In the days that followed, most major market trends also reversed. Fixed income instruments sold off hard and the U.S. Dollar rallied, while precious and base metals and many other physical commodities traded sharply lower. The equities markets also fell. Only the continued rise in energy prices provided modest gains for the Trust in April.

May was a difficult month for systematic trend following strategies and the Trust finished the month with slightly negative performance. Crude oil set record high prices during the month, which led to gains for the Trust in the energy sector. Most fixed income and currency contracts experienced a classic whipsaw. They began the month with the continuation of April’s reversals, but ended the month with a strong rally. Equity prices continued to weaken in the face of higher energy prices and global political uncertainty, which led to losses in the stock indices sector.

June was another month of choppy, range-bound trading, which resulted in negative performance for the Trust in all sectors. The market impact of unfolding events in Iraq had diminished greatly, and many traders were reluctant to take positions ahead of the U.S. Federal Reserve Bank’s June 30 interest rate announcement. Absent any other significant news, the markets remained trendless and did not provide the opportunities needed to produce positive returns.

July was a slightly negative month as most markets the Trust traded continued to oscillate in relatively narrow ranges. Interest rate instruments traded lower and then rallied on weaker than expected economic statistics, while equity indices rallied and then declined amid broad earnings disappointments. The U.S. Dollar traded in a narrow range. In the energy sector, a classic whipsaw caused the Trust to exit most of its long positions just before crude oil prices rallied to all-time highs.

August performance was negative as most financial markets continued to be bound by the ranges which had been in place previously. Fixed income instruments rallied profitably during the month, but these gains were quickly offset by losses in the currency sector as the U.S. Dollar strengthened. Small losses resulted from stock index trading as a six-week downtrend reversed sharply, mirroring the rise and fall of crude oil prices. The Trust’s exposure to the highly volatile energy sector was minor as a result of trading filters that kept the Trust out of that sector.

The losses for the Trust continued in September as listless market conditions persisted. While U.S. Dollar and interest rate instruments traded in narrow ranges, the Trust managed small profits in these sectors. These gains were largely offset by losses in the Trust’s small positions in the volatile energy sector. The largest losses for the month came from the equity index positions as positive economic reports late in the month caused stocks to rally towards 90-day highs.

The Trust bounced back with a respectable gain in October. This was primarily as a result of positive performance in the foreign exchange and interest rates sectors, as the long-awaited downward movement in the U.S Dollar began to unfold. Traders reacted to key economic data, including a report of the second highest trade-gap in U.S. history. Following the report, the U.S. Dollar trended broadly lower against other leading currencies. The Trust was on the sidelines in the energy sector during the month as crude oil hit new highs and natural gas traded at the highest prices since the levels reached in February 2003.

The Trust had a strong profitable month in November as the growing momentum in the slide of the U.S. Dollar resulted in a new low against the Euro and multi-year lows against other major currencies. Structural problems of record budget deficits, trade deficits, and current account deficits, and the prospect of four more years of unchanged fiscal and monetary policy had the attention of the foreign exchange markets. Consequently, while the U.S. Dollar has been weak for several years, the recent decline has been very sharp. The currencies and interest rate sectors were profitable in November and were the most profitable sectors for the year.

The Trust finished the year with a positive performance in December and for the year, closing out a year that was confounding for many traders. The big stories for the year were the slide in the U.S. Dollar and the rise and fall of crude oil prices, but high volatility made these markets difficult to trade. Fixed income was the most profitable sector for the Trust in 2004. Long-term interest rates were sharply higher in the first quarter, but reversed in the second quarter despite a U.S. Federal Reserve Bank bias toward higher rates. The rally continued through the second half of the year and produced strong returns for the year in the interest rates sector. Equity markets were range-bound for most of the year awaiting the outcome of the election, which was followed by a dramatic rally and delivered some useful gains from the otherwise worst performing sector in 2004.

Off-Balance Sheet Risk

The term "off-balance sheet risk" refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in future obligation or loss. The Trust trades in futures, forward and option contracts and is therefore a party to financial instruments with elements of off-balance sheet market and credit risk. In entering into these contracts there exists a risk to the Trust, market risk, that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures interests positions of the Trust at the same time, and if the Trust's trading advisor was unable to offset futures interests positions of the Trust, the Trust could lose all of its assets and the Unitholders would realize a 100% loss. Campbell & Company, Inc., the managing owner (who also acts as trading advisor), minimizes market risk through real-time monitoring of open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio that rarely exceeds 30%.

In addition to market risk, in entering into futures, forward and option contracts there is a credit risk that a counterparty will not be able to meet its obligations to the Trust. The counterparty for futures contracts traded in the United States and on most foreign exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some foreign exchanges, it is normally backed by a consortium of banks or other financial institutions.

In the case of forward and option contracts, which are traded on the interbank market rather than on exchanges, the counterparty is generally a single bank or other financial institution, rather than a group of financial institutions; thus there may be a greater counterparty credit risk. Campbell & Company trades for the Trust only with those counterparties which it believes to be creditworthy. All positions of the Trust are valued each day on a mark-to-market basis. There can be no assurance that any clearing member, clearinghouse or other counterparty will be able to meet its obligations to the Trust.

Disclosures About Certain Trading Activities that Include Non-Exchange Traded Contracts Accounted for at Fair Value

The Trust invests in futures, forward currency and options on forward currency contracts. The market value of futures (exchange-traded) contracts is determined by the various futures exchanges, and reflects the settlement price for each contract as of the close of the last business day of the reporting period. Beginning on July 1, 2006, the market value of forward (non-exchange traded) contracts is extrapolated on a forward basis from the spot prices quoted as of 3:00 P.M. (E.T.) of the last business day of the reporting period. Prior to July, 1, 2006, the market value of swap and forward currency (non-exchange traded) contracts was extrapolated on a forward basis from the spot price quoted as of 5:00 P.M. (E.T.) of the last business day of the reporting period or based on the market value of its exchange-traded equivalent. The market value of option (non-exchange traded) contracts is calculated by applying an industry-standard adaptation of the Black-Scholes options valuation model to foreign currency options, using as input, the spot prices, interest rates and option implied volatilities quoted as of 3:00 P.M. (E.T.) on the last business day of the reporting period.

Quantitative and Qualitative Disclosures About Market Risk

Introduction

Past Results Not Necessarily Indicative of Future Performance

The Trust is a speculative commodity pool. The market sensitive instruments held by it are acquired for speculative trading purposes, and all or a substantial amount of the Trust's assets are subject to the risk of trading loss. Unlike an operating company, the risk of market sensitive instruments is integral, not incidental, to the Trust's main line of business.

Market movements result in frequent changes in the fair market value of the Trust's open positions and, consequently, in its earnings and cash flow. The Trust's market risk is influenced by a wide variety of factors, including the level and volatility of exchange rates, interest rates, equity price levels, the market value of financial instruments and contracts, the diversification effects among the Trust's open positions and the liquidity of the markets in which it trades.

The Trust rapidly acquires and liquidates both long and short positions in a wide range of different markets. Consequently, it is not possible to predict how a particular future market scenario will affect performance, and the Trust's past performance is not necessarily indicative of its future results.

Standard of Materiality

Materiality as used in this section, "Quantitative and Qualitative Disclosures About Market Risk," is based on an assessment of reasonably possible market movements and the potential losses caused by such movements, taking into account the leverage and multiplier features of the Trust's market sensitive instruments.

Quantifying the Trust's Trading Value at Risk

Quantitative Forward-Looking Statements

The following quantitative disclosures regarding the Trust's market risk exposures contain "forward-looking statements" within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). All quantitative disclosures in this section are deemed to be forward-looking statements for purposes of the safe harbor, except for statements of historical fact (such as the dollar amount of maintenance margin required for market risk sensitive instruments held at the end of the reporting period).

The Trust’s risk exposure in the various market sectors traded is estimated in terms of Value at Risk (VaR). The Trust estimates VaR using a model based upon historical simulation (with a confidence level of 97.5%) which involves constructing a distribution of hypothetical daily changes in the value of a trading portfolio. The VaR model takes into account linear exposures to risks, including equity and commodity prices, interest rates, foreign exchange rates, and correlation among these variables. The hypothetical changes in portfolio value are based on daily percentage changes observed in key market indices or other market factors to which the portfolio is sensitive. The one day 97.5% confidence level of the Trust’s VaR corresponds to the negative change in portfolio value that, based on observed market risk factors, would have been exceeded once in 40 trading days or one day in 40. VaR typically does not represent the worst case outcome.

The Trust uses approximately one year of daily market data and revalues its portfolio for each of the historical market moves that occurred over this time period. This generates a probability distribution of daily “simulated profit and loss” outcomes. The VaR is the 2.5 percentile of this distribution.

The VaR for a sector represents the one day downside risk for the aggregate exposures associated with this sector. The aggregate VaR represents the VaR of the Trust’s open positions across all market sectors, and is less than the sum of the VaRs for all such market sectors due to the diversification benefit across asset classes.

The Trust’s VaR computations are based on the risk representation of the underlying benchmark for each instrument or contract and does not distinguish between exchange and non-exchange dealer-based instruments. It is also not based on exchange and/or dealer-based maintenance margin requirements.

VaR models, including the Trust’s, are continually evolving as trading portfolios become more diverse and modeling techniques and systems capabilities improve. Please note that the VaR model is used to numerically quantify market risk for historic reporting purposes only and is not utilized by the Trust in its daily risk management activities. Please further note that VaR as described above may not be comparable to similarly titled measures used by other entities.

Because the business of the Trust is the speculative trading of futures, forwards and options, the composition of the Trust’s trading portfolio can change significantly over any given time period, or even within a single trading day, which could positively or negatively materially impact market risk as measured by VaR.

The Trust's Trading Value at Risk in Different Market Sectors

The following tables indicate the trading Value at Risk associated with the Trust's open positions by market category as of March 31, 2007 and December 31, 2006 and the trading gains/losses by market category for six months ended March 31, 2007 and the year ended December 31, 2006.

March 31, 2007

Market Sector	Value at Risk*	Trading Gain/(Loss)**

Currencies	1.03%	(3.36)%
Interest Rates	0.87%	(2.01)%
Stock Indices	0.66%	0.60)%
Energy	0.21%	(1.03)%
Metals	0.11%	(0.17)%

Aggregate/Total	1.92%	(5.97)%

* - The VaR for a sector represents the one day downside risk for the aggregate exposures associated with this sector.  The aggregate VaR represents the VaR of the Trust’s open positions across all market sectors, and is less than the sum of the VaRs for all such market sectors due to the diversification benefit across asset classes.

** - Of the return for the three months ended March 31, 2007, approximately 5.97% was due to trading losses (before commissions) and approximately 1.05% due to brokerage fees, management fees, performance fees and operating and offering costs borne by the Trust offset by approximately 1.20% due to interest income giving a net return of (5.82)%.

December 31, 2006

Market Sector	Value at Risk*	Trading Gain/(Loss)**

Stock Indices	0.75%	6.98%
Currencies	0.70%	2.22%
Interest Rates	0.59%	3.07%
Energy	0.39%	(6.58)%
Metals	0.17%	2.07%

Aggregate/Total	1.42%	7.76%

* - The VaR for a sector represents the one day downside risk for the aggregate exposures associated with this sector.  The aggregate VaR represents the VaR of the Trust’s open positions across all market sectors, and is less than the sum of the VaRs for all such market sectors due to the diversification benefit across asset classes.

** - Of the return for the year ended December 31, 2006, approximately 7.76% was due to trading gains (before commissions), approximately 4.70% was due interest income offset by approximately 5.16% due to brokerage fees, performance fees and operating and offering costs borne by the Trust giving a net return of 7.30%.

Material Limitations on Value at Risk as an Assessment of Market Risk

The following limitations of VaR as an assessment of market risk should be noted:

1)	Past changes in market risk factors will not always result in accurate predictions of the distributions and correlations of future market movements;

2)	Changes in portfolio value caused by market movements may differ from those of the VaR model;

3)	VaR results reflect past trading positions while future risk depends on future positions;

4)	VaR using a one day time horizon does not fully capture the market risk of positions that cannot be liquidated or hedged within one day; and

5)	The historical market risk factor data for VaR estimation may provide only limited insight into losses that could be incurred under certain unusual market movements.

VaR is not necessarily representative of historic risk nor should it be used to predict the Trust’s future financial performance or its ability to manage and monitor risk. There can be no assurance that the Trust’s actual losses on a particular day will not exceed the VaR amounts indicated or that such losses will not occur more than once in 40 trading days.

Non-Trading Risk

The Trust has non-trading market risk on its foreign cash balances not needed for margin. However, these balances (as well as the market risk they represent) are immaterial. The Trust also has non-trading market risk as a result of investing a substantial portion of its available assets in U.S. Treasury Bills. The market risk represented by these investments is immaterial.

Qualitative Disclosures Regarding Primary Trading Risk Exposures

The following qualitative disclosures regarding the Trust's market risk exposures — except for (i) those disclosures that are statements of historical fact and (ii) the descriptions of how the Trust manages its primary market risk exposures — constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The Trust's primary market risk exposures as well as the strategies used and to be used by Campbell & Company for managing such exposures are subject to numerous uncertainties, contingencies and risks, any one of which could cause the actual results of the Trust's risk controls to differ materially from the objectives of such strategies. Government interventions, defaults and expropriations, illiquid markets, the emergence of dominant fundamental factors, political upheavals, changes in historical price relationships, an influx of new market participants, increased regulation and many other factors could result in material losses as well as in material changes to the risk exposures and the risk management strategies of the Trust. There can be no assurance that the Trust's current market exposure and/or risk management strategies will not change materially or that any such strategies will be effective in either the short- or long-term. Investors must be prepared to lose all or substantially all of their investment in the Trust.

The following were the primary trading risk exposures of the Trust as of March 31, 2007, by market sector.

Currencies

Exchange rate risk is the principal market exposure of the Trust. The Trust's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. These fluctuations are influenced by interest rate changes as well as political and general economic conditions. The Trust trades in a large number of currencies, including cross-rates — i.e., positions between two currencies other than the U.S. Dollar. Campbell & Company does not anticipate that the risk profile of the Trust's currency sector will change significantly in the future.

Interest Rates

Interest rate risk is a significant market exposure of the Trust. Interest rate movements directly affect the price of the sovereign bond positions held by the Trust and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the Trust's profitability. The Trust's primary interest rate exposure is to interest rate fluctuations in the United States and the other G-7 countries. Additionally, the Trust takes positions in the government debt of Switzerland. Campbell & Company anticipates that G-7 interest rates will remain the primary market exposure of the Trust for the foreseeable future. The changes in interest rates which have the most effect on the Trust are changes in long-term, as opposed to short-term rates. Most of the speculative positions held by the Trust are in medium- to long-term instruments.

Stock Indices

The Trust's primary equity exposure is to equity price risk in the G-7 countries and several other countries (Hong Kong, Spain and Taiwan). The stock index futures traded by the Trust are limited to futures on broadly based indices. The Trust is primarily exposed to the risk of adverse price trends or static markets in the major U.S., European and Japanese indices. (Static markets would not cause major market changes but would make it difficult for the Trust to avoid being whipsawed into numerous small losses.)

Energy

The Trust's primary energy market exposure is to gas and oil price movements, often resulting from political developments and ongoing conflicts in the Middle East. Oil and gas prices can be volatile and substantial profits and losses have been and are expected to continue to be experienced in this market.

Metals

The Trust's metals market exposure is to fluctuations in the price of copper, gold and zinc.

Qualitative Disclosures Regarding Non-Trading Risk Exposure

The following represent non-trading risk exposures of the Trust as of March 31, 2007.

Foreign Currency Balances

The Trust's primary foreign currency balances are in Japanese Yen, British Pounds and Euros. The Trust controls the non-trading risk of these balances by regularly converting these balances back into U.S. Dollars (no less frequently than twice per month, and more frequently if a particular foreign currency balance becomes unusually large).

Treasury Bill Positions

The Trust's only market exposure in instruments held other than for trading is in its Treasury Bill portfolio. The Trust holds Treasury Bills (interest bearing and credit risk-free) with durations no longer than six months. Violent fluctuations in prevailing interest rates could cause immaterial mark-to-market losses on the Trust's Treasury Bills, although substantially all of these short-term investments are held to maturity.

Qualitative Disclosures Regarding Means of Managing Risk Exposure

The means by which Campbell & Company attempts to manage the risk of the Trust's open positions is essentially the same in all market categories traded. Campbell & Company applies risk management policies to its trading which generally limit the total exposure that may be taken per "risk unit" of assets under management. In addition, Campbell & Company follows diversification guidelines (often formulated in terms of the balanced volatility between markets and correlated groups), as well as imposing "stop-loss" points at which open positions must be closed out.

Campbell & Company controls the risk of the Trust's non-trading instruments (Treasury Bills held for cash management purposes) by limiting the duration of such instruments to no more than six months.

General

The Trust is unaware of any (i) anticipated known demands, commitments or capital expenditures; (ii) material trends, favorable or unfavorable, in its capital resources; or (iii) trends or uncertainties that will have a material effect on operations. From time to time, certain regulatory agencies have proposed increased margin requirements on futures contracts. Because the Trust generally will use a small percentage of assets as margin, the Trust does not believe that any increase in margin requirements, as proposed, will have a material effect on the Trust's operations.

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PAST PERFORMANCE OF THE
CAMPBELL ALTERNATIVE ASSET TRUST
October 2001 - April 2007

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

From inception through December 31, 2002, the Trust's assets were traded pursuant to the Global Diversified Large Portfolio. As of January 1, 2003, the Trust's assets are traded pursuant to the Financial, Metal & Energy Large Portfolio.

Name of Pool: Campbell Alternative Asset Trust

Type of Pool: Publicly Offered

Inception of Trading: October 1, 2001

Trading Portfolio Used: Financial, Metal & Energy Large

Aggregate Gross Capital Subscriptions to the Trust: $48,433,455

Current Net Asset Value of the Trust: $ 40,698,605

Worst Monthly Percentage Draw-down(2): April 2004 / 6.66%

Worst Peak-to-Valley Draw-down(3): October 2001 — April 2002 / 14.42%

Rate of Return(1) (Computed on a compounded monthly basis)
Month	2007 YTD	2006	2005	2004	2003	2002
January	2.58%	2.05%	(2.13)%	2.93%	7.91%	(0.88)%
February	(5.36)%	(1.18)%	(0.87)%	10.91%	7.80%	(1.87)%
March	(2.99)%	3.85%	0.07%	0.89%	(4.21)%	(1.61)%
April	2.25%	(2.50)%	0.50%	(6.66)%	2.84%	(4.18)%
May		(2.46)%	5.28%	(0.61)%	2.10%	3.81%
June		(0.38)%	6.50%	(3.01)%	(0.68)%	8.15%
July		0.07%	1.17%	(0.59)%	(4.56)%	7.49%
August		(.20)%	(5.31)%	(0.90)%	2.63%	3.51%
September		(2.65)%	3.91%	(1.43)%	(1.00)%	3.44%
October		1.91%	3.83%	2.80%	3.27%	(4.55)%
November		0.98%	2.05%	4.18%	0.85%	(1.14)%
December		8.08%	(2.33)%	1.12%	4.39%	3.29%
Year	(3.70) (4 months)	7.30%	12.69%	8.98%	22.50%	15.50%

(1)
"Rate of Return" for a month is calculated by dividing the net profit or loss by the assets at the beginning of such month. Additions and withdrawals occurring during the month are included as an addition to or deduction from beginning net assets in the calculations of rates of return.

(2)
"Worst Monthly Percentage Draw-down" is the largest monthly loss experienced by the Trust on a composite basis in any calendar month expressed as a percentage of the total equity in the Trust and includes the month and year of such draw-down.

(3)
"Worst Peak-to-Valley Draw-down" is the largest cumulative loss experienced by the Trust on a composite basis in any consecutive monthly period on a compounded basis and includes the time frame of such draw-down.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of May 1, 2007, with respect to the number of units owned by each person known by the Trust to be a beneficial owner of more than five percent of the Trust's units.

	Units Beneficially Owned as of May 1, 2007
Name of Beneficial Owner	Units Owned	Percentage of Class
Campbell & Company, Inc. 401(k) Plan
210 W. Pennsylvania Avenue Towson, Maryland 21204	12,761.749	54.82%
Campbell & Company, Inc.
210 W. Pennsylvania Avenue Towson, Maryland 21204	1,413.580	6.08%

CONFLICTS OF INTEREST

Campbell & Company, Inc.

Conflicts exist between Campbell & Company's interests in and its responsibilities to the Trust. The conflicts are inherent in Campbell & Company acting as managing owner and as trading advisor to the Trust. The conflicts and the potential detriments to the unitholders are described below.

Campbell & Company's selection of itself as trading advisor was not objective, since it is also the managing owner of the Trust. In addition, it has a disincentive to replace itself as the trading advisor. The advisory relationship between the Trust and Campbell & Company, including the fee arrangement, was not negotiated at arm's length. Investors should note, however, that Campbell & Company believes that the fee arrangements are fair to the Trust and competitive with compensation arrangements in pools involving independent managing owners and advisors. Campbell & Company will review its compensation terms annually to determine whether such terms continue to be competitive with other pools for similar services and will lower such fees if it concludes, in good faith, that its fees are no longer competitive. Neither Campbell & Company nor any trading advisor may receive per-trade compensation directly or indirectly from the Trust. Investors should note that Campbell & Company operates other commodity pool offerings which may have materially different terms and may operate at a lower overall cost structure.

Neither Campbell & Company nor its principals devote their time exclusively to the Trust. Campbell & Company (or its principals) acts as general partner/sponsor to other commodity pools and trading advisor to other accounts which may compete with the Trust for Campbell & Company's services. Thus, Campbell & Company could have a conflict between its responsibilities to the Trust and to those other pools and accounts. Campbell & Company believes that it has sufficient resources to discharge its responsibilities in this regard in a fair manner.

Campbell & Company receives higher advisory fees from some of those other accounts than it receives from the Trust. Campbell & Company, however, trades all accounts traded pursuant to a particular portfolio in a substantially similar manner, given the differences in size and timing of the capital additions and withdrawals. In addition, Campbell & Company may find that futures positions established for the benefit of the Trust, when aggregated with positions in other accounts traded by Campbell & Company, approach the speculative position limits in a particular commodity. Campbell & Company may decide to address this situation either by liquidating the Trust's positions in that futures contract and reapportioning the portfolio in other contracts or by trading contracts in other markets which do not have restrictive limits. In the event that Campbell & Company was required to liquidate positions as the result of speculative position limits, such liquidation would be done on a pro rata basis across all accounts under management.

Principals of Campbell & Company may trade futures and related contracts for its own account. In addition, Campbell & Company manages proprietary accounts for its deferred compensation plan and certain principals and employees. There are written procedures that govern proprietary trading by principals and employees. Trading records for all proprietary trading are available for review by clients and investors upon reasonable notice. A conflict of interest exists if proprietary trades are executed and cleared at more favorable rates than trades executed and cleared on behalf of the Trust.

When Campbell & Company executes an order in the market, the order is typically placed on an aggregate basis for all accounts for which Campbell & Company trades, and then is subsequently broken up and allocated among the various accounts. To the extent executions are grouped together and then allocated among accounts held at the futures broker and the over-the-counter counterparties, the Trust may receive less favorable executions than such other accounts. It is Campbell & Company's policy to objectively allocate trade executions that afford each account the same likelihood of receiving favorable or unfavorable executions over time. A potential conflict also may occur when Campbell & Company or its principals trade their proprietary accounts more aggressively or take positions in proprietary accounts which are opposite, or ahead of, the positions taken by the Trust.

The Futures Broker and the Over-the-Counter Counterparties

The futures broker, currently UBS Financial Services Inc., and the over-the-counter counterparties, currently Deutsche Bank AG London and ABN AMRO Bank N.V., Chicago Branch, and the affiliates and personnel of such entities, may trade futures, forward and option contracts for their own accounts. This trading could give rise to conflicts of interest with the Trust.

UBS Financial Services Inc. is the futures broker and also a selling agent of the Trust, which could give rise to conflicts of interest because its compensation in each role is based on the net asset value of units outstanding. Further, in making recommendations to redeem units, UBS Financial Services Inc. employees may have a conflict of interest between acting in the best interest of their clients and assuring continued compensation to their employer. As there is no public offering of these units, once a public unitholder redeems their units, they cannot repurchase units.

Fiduciary Duty and Remedies

In evaluating the foregoing conflicts of interest, a prospective investor should be aware that Campbell & Company, as managing owner, has a responsibility to unitholders to exercise good faith and fairness in all dealings affecting the Trust. The fiduciary responsibility of a managing owner to the unitholders is a rapidly developing and changing area of the law and unitholders who have questions concerning the duties of Campbell & Company as managing owner should consult with their own counsel. In the event that a unitholder believes that Campbell & Company has violated its fiduciary duty to the unitholders, he may seek legal relief individually or on behalf of the Trust under applicable laws, including under the Delaware Statutory Trust Act and under commodities laws, to recover damages from or require an accounting by Campbell & Company. The Trust Agreement is governed by Delaware law and any breach of Campbell & Company's fiduciary duty under the Trust Agreement will generally be governed by Delaware law. The Trust Agreement does not limit Campbell & Company's fiduciary obligations under Delaware or common law; however, Campbell & Company may assert as a defense to claims of breach of fiduciary duty that the conflicts of interest and fees payable to Campbell & Company have been disclosed in this prospectus. Unitholders may also have the right, subject to applicable procedural and jurisdictional requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the U.S. Securities and Exchange Commission (“SEC”). Unitholders who have suffered losses in connection with the purchase or sale of the units may be able to recover such losses from Campbell & Company where the losses result from a violation by Campbell & Company of the federal securities laws. State securities laws may also provide remedies, such as the ability to bring civil liability lawsuits, to unitholders. Unitholders should be aware that performance by Campbell & Company of its fiduciary duty to the Trust is measured by the terms of the Trust Agreement as well as applicable law.

Unitholders are afforded rights to institute reparations proceedings under the Commodity Exchange Act for violations of the Commodity Exchange Act or of any rule, regulation or order of the CFTC by Campbell & Company.

Indemnification and Standard of Liability

Campbell & Company and its controlling persons may not be liable to the Trust or any unitholder for errors in judgment or other acts or omissions not amounting to misconduct or negligence, as a consequence of the indemnification and exculpatory provisions described in the following paragraph. Purchasers of units may have more limited rights of action than they would absent such provisions.

The Trust Agreement provides that Campbell & Company and its controlling persons shall not have any liability to the Trust or to any unitholder for any loss suffered by the Trust which arises out of any action or inaction if Campbell & Company, in good faith, determined that such course of conduct was in the best interests of the Trust and such course of conduct did not constitute negligence or misconduct of Campbell & Company. The Trust has agreed to indemnify Campbell & Company and its controlling persons against claims, losses or liabilities based on their conduct relating to the Trust, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct or breach of any fiduciary obligation to the Trust and was done in good faith and in a manner which Campbell & Company, in good faith, determined to be in the best interests of the Trust. Controlling persons of Campbell & Company are entitled to indemnity only for losses resulting from claims against such controlling persons due solely to their relationship with Campbell & Company or for losses incurred in performing the duties of Campbell & Company. See Article 17 of the Trust Agreement, included as Exhibit A to this prospectus.

The Trust will not indemnify Campbell & Company or its controlling persons for any liability arising from securities law violations in connection with the offering of the units, unless Campbell & Company or its controlling persons prevails on the merits or obtains a court approved settlement (in accordance with Article 17 of the Trust Agreement). The position of the SEC is that any such indemnification is contrary to the federal securities laws and therefore unenforceable.

CHARGES TO THE TRUST

The following list of fees and expenses includes all compensation, fees, profits and other benefits (including reimbursement of out-of-pocket expenses) which Campbell & Company, the selling agents, the futures broker, the over-the-counter counterparties and the affiliates of those parties may earn or receive in connection with the offering and operation of the Trust. Prospective investors should refer to the Summary for an estimate of the break-even amount that is required for an investor to recoup such fees and expenses, or break-even in the first year of trading.

While currently not contemplated, the Trust Agreement allows for changes to be made to the brokerage fee and performance fee upon sixty days' notice to the unitholders.

Brokerage Fee

The Trust pays a single asset-based fee for all brokerage and management services. The fee is equal to up to 3.5% per annum of month-end net assets of the Trust, prior to accruals for such brokerage fee or performance fees.

From such 3.5% brokerage fee, the Trust pays an asset based fee of 2.85% to Campbell & Company and up to 0.65% to the futures broker and the over-the-counter counterparties for execution and clearing costs. The amount of the fee to be paid to the futures broker and the over-the-counter counterparties is evaluated from time to time based on the amount of trading for the Trust that the broker is required to clear, but at no time will the amount exceed 0.65% of Trust net assets per annum.

From the 2.85%, Campbell & Company will retain 2.5% as management fees (2.0% for providing advisory services and 0.5% for acting as managing owner) and remit 0.35% to the selling agents for ongoing administrative services provided to the unitholders.

Up to 0.65% to futures broker and over-the- counter counterparties 0.35% to selling agents

Trust	→	Up to 3.5% Brokerage Fee	→	→	2.0% to Campbell & Company (as trading advisor)

0.5% to Campbell & Company (as managing owner)

Other Trust Expenses

The Trust also will be subject to the following fees and expenses.

Recipient	Nature of Payment	Amount of Payment
Campbell & Company	Quarterly Performance Fee	20% of cumulative appreciation in net asset value per unit, excluding interest income, after deduction for brokerage and all other fees.

	Reimbursement of Organization and Offering Expenses	As incurred; to be reimbursed, up to a maximum of 0.9% of net assets per annum.

Dealers	"Bid-Ask" spreads	Indeterminable because embedded in price of forward and option contracts.

Others	Legal, accounting, printing, postage and administrative costs	As incurred, up to a maximum of 0.4% of average month-end net assets per annum.

The above fees, together with the brokerage fee, are the complete compensation that will be received by Campbell & Company or its affiliates from the Trust.

Campbell & Company, Inc.

Brokerage Fee

The Trust pays a brokerage fee up to 3.5% per annum. Campbell & Company receives a brokerage fee of up to 2.85% per annum as described earlier.

Performance Fee

Campbell & Company receives a quarterly performance fee equal to 20% of the new appreciation (if any) in the net asset value of the units. "New appreciation" means the total increase in unit value from the commencement of trading, minus the total increase in unit value for all prior quarters since the last fee was paid (or inception of trading, if no performance fee has been paid previously), multiplied by the number of units outstanding. The performance fee is paid only on profits attributable to units outstanding, and no fee is paid with respect to interest income. Because the performance fee is accrued monthly, units that are redeemed other than at the end of the quarter will effectively pay a performance fee, if accrued, as of the end of the month in which the redemption occurs.

If a performance fee payment is made by the Trust, and the Trust thereafter incurs a net loss, Campbell & Company will retain the amount previously paid. Thus, Campbell & Company may be paid a performance fee during a year in which the Trust overall incurred net losses. Trading losses will be carried forward and no further performance fees may be paid until the prior losses have been recovered.

Below is a sample calculation of how the performance fee is determined:

Assume the Trust paid a performance fee at the end of the third quarter of 2007 and assume that the Trust recognized trading profits (net of all brokerage fees and operating and offering expenses) of $200,000 during the fourth quarter of 2007. The new appreciation for the quarter (before interest earned) would be $200,000 and Campbell & Company's performance fee would be $40,000 (0.2 x $200,000).

Alternatively, assume that the Trust paid a performance fee at the end of the third quarter of 2007 but did not pay a performance fee at the end of the fourth quarter of 2007 because it had trading losses of $100,000. If the Trust recognized trading profits of $200,000 at the end of the first quarter of 2008, the new appreciation (before interest earned) for the quarter would be $100,000 ($200,000 — $100,000 loss carryforward) and Campbell & Company's performance fee would be $20,000 (0.2 x $100,000). Please note that this simplified example assumes that no unitholders have added or redeemed units during this sample time frame. Such capital changes require that the calculation be determined on a "per unit" basis.

If the net asset value per unit at the time when a particular investor acquires units is lower than the net asset value per unit as of the end of the most recent prior calendar quarter for which a performance fee was payable (due to losses incurred between such quarter-end and the subscription date), such units might experience a substantial increase in value after the subscription date yet pay no performance fee as of the next calendar quarter-end because the Trust as a whole has not experienced new appreciation.

If a performance fee accrual is in effect at the time when particular units are purchased (due to gains achieved prior to the applicable subscription day), the net asset value per unit reflects such accrual. In the event the net asset value of the Trust declines after the subscription date, the incentive fee accrual is "reversed" and such reversal is credited to all units equally, including the units which were purchased at a net asset value per unit which fully reflected such accrual.

The brokerage fee and performance fee may be increased upon sixty days' notice to the unitholders, as long as the notice explains unitholders' redemption and voting rights.

The Futures Broker

As described earlier, the futures broker receives up to 0.65% per annum of the net assets of the Trust (which includes payments to the over-the-counter counterparties as referenced below). The futures broker is responsible for all trading transactional costs, such as pit brokerage, exchange and NFA fees, "give-up" and transfer fees. The compensation to the futures broker, equal to approximately $6 per round-turn trade per contract, is competitive with rates paid by other trading funds having assets and a structure similar to the Trust. The compensation to be paid to the futures broker will not exceed the guidelines established by the North American Securities Administrators Association, Inc. ("NASAA").

The Over-the-Counter Counterparties

The Trust trades currency forward and option contracts. Such contracts are traded among dealers which act as "principals" or counterparties to each trade. The execution costs are included in the price of the forward and option contract purchased or sold, and, accordingly, such costs cannot be determined. Campbell & Company believes the bid-ask spreads for forward and option contract trades, which incorporate these execution costs, are at the prevailing market prices. In addition, the over-the-counter counterparties charge approximately $8 per $1 million, plus any additional electronic platform charges, in prime brokerage fees for forward and option contracts they facilitate on behalf of the Trust with third party banks. These prime brokerage fees, combined with the futures broker's charges, will not exceed the 0.65% per annum of the net assets of the Trust as referenced under "The Futures Broker" above.

The Selling Agents

The selling agents (the firm and not the individual representatives) receive from Campbell & Company (and not the Trust) a selling agent administrative fee of 0.35% of the Trust's net assets per annum for legal, administrative, client reporting and ongoing services.

Organization and Offering Expenses

Organization and offering expenses include all fees and expenses incurred in connection with the formation of the Trust and distribution of the units including legal, accounting, printing, mailing, filing fees, escrow fees, salaries and bonuses of employees while engaged in sales activities and marketing expenses of Campbell & Company and the selling agents (and wholesalers) which are paid by the Trust and will be advanced by Campbell & Company. Subject to the limit described below, Campbell & Company will be reimbursed, without interest, by the Trust. In no event shall the reimbursement exceed 0.9% of net assets per annum. In the event the Trust terminates prior to completion of the reimbursement of actual costs incurred, the managing owner will not be entitled to receive additional reimbursement and the Trust will have no obligation to make further reimbursement payments to the managing owner.

The Trust is required by certain state securities administrators to disclose that the "organization and offering expenses" of the Trust, as defined by the NASAA Guidelines, will not exceed 15% of the total subscriptions accepted. Campbell & Company, and not the Trust, shall be responsible for any expenses in excess of such limitation. Since Campbell & Company has agreed to limit its reimbursement of such expenses to 0.9% of net assets per annum, the NASAA Guidelines limit of 15% of total subscriptions (even when added to the selling agent administrative fee) will not be reached.

Other Expenses

The Trust bears its operating expenses, including, but not limited, to administrative, legal and accounting fees, and any taxes or extraordinary expenses payable by the Trust. Such expenses are estimated to be 0.4% of the Trust's net assets per annum. Campbell & Company will be responsible for any such expenses during any year of operations which exceed 0.4% of the Trust's net assets per annum. For the period ended April 30, 2007 and the years ended December 31, 2006 and 2005, operating expenses were 0.30% (annualized), 0.25% and 0.24%, respectively, of the Trust’s average month-end net assets. Indirect expenses in connection with the administration of the Trust, such as indirect salaries, rent, travel and overhead of Campbell & Company, may not be charged to the Trust.

Investments Made by the Campbell & Company, Inc. 401(k) Plan

A portion of the above-mentioned charges to the Trust are rebated, in the form of additional units, to the Campbell & Company, Inc. 401(k) Plan for investments made on behalf of the Plan. The Plan will receive a monthly rebate equal to 2.85% of the up to 3.5% brokerage fee, as well as a rebate of the 20% performance fee and the 0.9% organization and offering costs. Thus, these units will only pay up to the 0.65% which is payable to the futures broker and the over-the-counter counterparties. Unitholders not in the Plan will not be assessed any increased costs above what they would have been charged had the Plan unitholders paid the organization and offering costs. The rebates discussed in this paragraph represent the total amount of fees and costs that would otherwise be paid to Campbell & Company.

USE OF PROCEEDS

The entire offering proceeds, without deductions, will be credited to the Trust's bank and brokerage accounts for the purpose of engaging in trading activities and as reserves for that trading. The Trust meets its margin requirements by depositing U.S. government securities with the futures broker and the over-the-counter counterparties. In this way, substantially all (i.e., 95% or more) of the Trust's assets, whether used as margin for trading purposes or as reserves for such trading, can be invested in U.S. government securities and time deposits with U.S. banks.. Investors should note that maintenance of the Trust's assets in U.S. government securities and banks does not reduce the risk of loss from trading futures, forward and option contracts. The Trust receives all interest earned on its assets.

Approximately 10% to 30% of the Trust's assets will be normally committed as required margin for futures contracts and held by the futures broker, although the amount committed may vary significantly. Such assets are maintained in the form of cash or U.S. Treasury bills in segregated accounts with the futures broker pursuant to the Commodity Exchange Act and regulations thereunder. Approximately 10% to 30% of the Trust's assets will be deposited with Deutsche Bank AG London or ABN AMRO Bank, N.V., Chicago Branch, in order to initiate and maintain currency forward and option contracts. Such assets are not held in segregation or otherwise regulated under the Commodity Exchange Act, unless such over-the-counter counterparty is registered as a futures commission merchant. These assets are held either in U.S. government securities or short-term time deposits with U.S.-regulated bank affiliates of the over-the-counter counterparties. The remaining 40% to 80% of the Trust's assets will normally be invested in cash equivalents such as U.S. Treasury bills and held by the futures broker or the over-the-counter counterparties.

The Trust's assets are not and will not be, directly or indirectly, commingled with the property of any other person by Campbell & Company nor invested with or loaned to Campbell & Company or any affiliated entities.

THE FUTURES BROKER

UBS Financial Services Inc. (“UBS”), a Delaware corporation, is the Trust's futures broker and one of the selling agents. Additional or replacement futures brokers may be appointed in respect of the Trust's account in the future solely at the discretion of Campbell & Company.

In the agreement between UBS and the Trust, the Trust has agreed to indemnify UBS against any liability which it may incur with respect to the Trust's account or as a result of the Trust's violation of any obligation under the agreement, or of the Trust's misstatements in connection with the Trust's account. UBS will remain liable, however, for acts and omissions which arise from UBS’ breach of the agreement or violation of any law, rule or governmental regulation, except to the extent that UBS was acting in good faith or according to the Trust's instructions. Either party has the right to terminate this agreement upon giving ten days notice to the other party.

The futures broker's principal office is located at 800 Harbor Boulevard, Weehawken, New Jersey 07086, telephone: (201) 352-3000. The futures broker is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity. UBS is a wholly-owned indirect subsidiary of UBS AG.

All futures trades made on behalf of the Trust are carried by UBS. UBS will cause all futures trades made on behalf of the Trust to be cleared through its parent, UBS AG. The futures broker is not affiliated with Campbell & Company. The futures broker did not sponsor the Trust and is not responsible for the activities of Campbell & Company. It will act only as the futures broker and one of the selling agents.

Except as set forth below, neither UBS nor any of its principals have been involved in any administrative, civil or criminal proceeding — whether pending, on appeal or concluded — within the past five years that is material to a decision whether to invest in the Trust in light of all the circumstances. Prior to June 9, 2003, UBS was known as UBS PaineWebber Inc. Prior to March 5, 2001, UBS PaineWebber Inc. was known as PaineWebber Inc. (“PaineWebber”). Like most securities firms, UBS is and has been a defendant in numerous legal actions relating to its securities and commodities business that allege various violations of federal and state securities laws. Prior to November 3, 2000, UBS was a wholly owned subsidiary of PaineWebber Group Inc., a public company listed on the New York Stock Exchange (“NYSE”) which regularly reported on Forms 10K and 10Q to the SEC and the NYSE regarding pending material litigation, including administrative proceedings. These reports are publicly available and include information about UBS matters.

Effective November 3, 2000, UBS became a wholly owned subsidiary of UBS Americas Inc. and an indirect subsidiary of UBS AG. UBS AG, a Swiss banking corporation, is publicly owned, and its shares are listed on the Zurich, New York and Tokyo stock exchanges. UBS AG files annual reports on Form 20-F with the SEC, and also files quarterly reports and certain other material information with the SEC under cover of Form 6-K. These reports are publicly available. Starting with the Form 20-F for the year ended December 31, 2000, these reports include material information about UBS matters, including information about any material litigation or administrative proceedings.

On January 11, 2006, UBS Financial Services Inc. (the “Firm”) (formerly UBS PaineWebber Inc.), without admitting or denying the findings, signed a Stipulation of Facts and Consent to Penalty with the New York Stock Exchange ("NYSE") relating to the marketing timing of mutual funds and variable insurance products. NYSE alleged that the Firm failed to supervise brokers who with their clients engaged in deceptive marketing timing of mutual funds. Through the Stipulation and Consent Order, the Firm was fined $23.7 million which included censure and civil penalty of $5 million for failure to supervise, plus $750,000 for books and records violations and $18 million in disgorgement. At the same time, UBS Financial Services entered into an Agreed Consent Order with the New Jersey Bureau of Securities covering the same matters as that NYSE Order. Pursuant to the NJBS Order, the Firm was fined $24.7 million which included censure and civil penalty of $12 million for failure to supervise, plus $750,000 for books and records violations, $12 million for investigation costs and investor education and other enforcement initiatives. Pursuant to both orders, the Firm also agreed to retain outside counsel to review procedures related to the alleged failures and violations.

On May 6, 2005, UBS Financial Services Inc. (formerly UBS PaineWebber Inc.), without admitting or denying the findings, signed a Letter of Acceptance, Waiver and Consent with the National Association of Securities Dealers Inc. (“NASD”) relating to the firm’s marketing and sale of a non-proprietary managed futures fund (the “Fund”) to certain customers. The NASD reviewed the period January 2002 to December 2003, during which time more than 4,000 UBS customers purchased the Fund. The NASD found that 14 customers made investments in the Fund that exceeded 10% of their net worth, which was not permitted by the prospectus. The NASD also found that the firm did not maintain certain records disclosing the basis upon which suitability determinations were made when the Fund was recommended to customers, did not establish and maintain a supervisory system related to maintaining these records and did not adequately describe certain of the risks of investing in managed futures on the firm’s public website. To resolve this matter, the firm agreed to a censure, a fine of $175,000, and agreed to offer restitution to the 14 affected customers. The firm also agreed to determine whether another group of customers’ purchases of the Fund exceeded the net worth limitation set forth in the Fund’s prospectus and, if so, to offer them restitution.

On July 7, 2004, UBS Financial Services Inc., without admitting or denying the findings, settled with the NASD, an action relating to the firm’s sales literature for privately placed registered investment companies. The NASD found that, between July 2002 and May 2003, UBS Financial Services Inc., distributed a number of pieces of sales literature to its customers that did not comply with NASD conduct Rules 2210(d)(1)(A) and 2110. These included one sales presentation which stated that the fund was seeking a targeted rate of return without providing a substantiated basis for the target, and twenty two fund updates which did not contain adequate risk disclosure. To resolve these charges, the firm agreed to a censure, a fine of $85,000 and to submit certain sales literature relating to privately placed registered investment companies to the NASD for review within 30 days of July 7, 2004.

On June 28, 2004, UBS Financial Services Inc., along with 7 other firms, without admitting or denying the findings, settled with the NASD an action concerning the firm’s reliance on broker’s brokers to determine the fair market value of certain of its customers’ bonds. In particular, the NASD identified eleven instances during the period from August 6, 2002 through June 4, 2003 where a client requested that UBS Financial Services Inc. sell a bond in which the firm does not make a market. The firm, following industry practice, contacted a broker’s broker and obtained bids for the customers’ securities, and then bought the bonds from the customers at the bid price. Subsequent trading of the customer’s bonds occurred at prices higher than the customers had originally received, indicating that the customers had not received fair prices for the bonds the customers sold. Along with other firms in the group settling with the NASD, UBS Financial Services, Inc. was found to have violated MSRB Rules G-17 and G-30 by relying solely on the prices provided by the broker’s brokers to determine the fair market values of the bonds. To resolve the actions, all eight firms agreed to make restitution, pay fines in an amount roughly equal to the restitution amount, and update their written supervisory procedures relating to the determination of the fair market value of municipal securities being bought or sold from a public customer. UBS Financial Services will pay a fine of $100,000. UBS Financial Services has already made restitution of $100,666.05 to the impacted customers, and has updated its written supervisory procedures. These procedures will be submitted to the NASD for its review.

On February 12, 2004, UBS Financial Services, Inc., along with 6 other firms, settled with both the SEC and NASD actions relating to the Firm's failure to uniformly provide breakpoint discounts to clients during 2001 and 2002. Breakpoint discounts are volume discounts applicable to front-end sales charges on Class A mutual fund shares. The SEC and NASD each brought cases against a group of 7 firms, and the NASD separately brought actions against 8 other firms. To resolve the actions, all fifteen firms agreed to review all front-end load mutual fund trades in excess of $2,500 between January 1, 2001 and November 3, 2003, to provide written notification of the breakpoints problem to each customer who purchased Class A shares from January 1, 1999 to November 3, 2002 to advise these customers that they may be entitled to a refund; to provide refunds where appropriate; and to pay a fine equal to the amount of the firm's projected overcharges. Along with other firms in the group settling with both the SEC and NASD, UBS Financial Services, Inc. was found to have violated Section 17(a)(2) of the Securities Act of 1933 and Rule 10b-10 under the Securities Exchange Act of 1934. The NASD charged all fifteen firms with violations of its just and equitable principles of trade rule. UBS Financial Services will pay a fine of $4,621,768, split evenly between the SEC and NASD.

On November 24, 2003, UBS, without admitting or denying the charges, settled an administrative action with the Commonwealth of Massachusetts in which it was alleged that UBS violated Massachusetts law for failing to supervise a former broker. UBS was ordered to pay a fine of $200,000.

UBS and UBS Securities Inc. (formerly known as UBS Warburg LLC) (together “the UBS defendants”) are included among the ten firms participating in the global settlement that was approved by the United States District Court for the Southern District of New York on October 31, 2003 and resolved charges brought by the SEC, NYSE, NASD and the various states relating to the conflicts of interest between equity research and investment banking. Under the terms of the settlement, the UBS defendants will pay a $25 million penalty, $25 million in disgorgement of commissions and fees, and an additional $25 million to purchase independent research for client use for a period of five years and an additional $5 million for investor education.

In August 2003, UBS Financial Services Inc. consented, without admitting or denying the matters set forth therein, to the entry by the Securities and Exchange Commission (“SEC”) of an Order Instituting Proceedings, Making Findings and Imposing Remedial Actions. The Order alleges that during the period from 1994 to 1998, UBS Financial Services Inc. (formerly UBS PaineWebber) failed to reasonably supervise a former registered representative who had carried out an extended fraud that caused clients substantial losses. Pursuant to the Order, UBS Financial Services Inc. was censured under Section 15(b) of the Exchange Act and ordered to pay civil penalties of $500,000 to the United States Treasury.

On July 11, 2003, a stipulation and consent to penalty entered into between UBS and the NYSE became final, in which UBS consented to findings that the firm engaged in conduct inconsistent with just and equitable principles of trade and other NYSE rule violations by recommending and selling callable certificates of deposit (CDs) which were unsuitable for certain customers, and for failing to establish and maintain appropriate marketing and sales supervision and procedures in connection with such sales. UBS was censured and fined $175,000.

On April 6, 2000, the SEC brought and settled civil administrative charges against ten brokerage firms, including UBS Financial Services, resolving its investigation of the pricing of Government Securities by Broker-Dealers in Municipal Bond advanced refunding transactions during the period 1990 through 1994. Consistent with the SEC orders involving the other Broker-Dealers in the settlement, The UBS Financial Services order contains findings that the Firm violated Securities Act Sections 17(a)(2) and 17(a)(3) by effecting defeasance escrow transactions with municipalities at prices deemed not reasonably related to the current wholesale market prices for the securities under the particular facts and circumstances. UBS Financial Services neither admitted nor denied the findings in the Order. Pursuant to the terms of the Order, UBS Financial Services is required to Pay $21,571,057.72 to the United States Treasury under an agreement simultaneously entered into among UBS Financial Services, the Internal Revenue Service and the United States Attorney for the Southern District of New York, and also must make certain payments totaling $4,608,326.23 to certain specified municipal issuers. The SEC settlements are part of a global resolution involving 17 brokerage firms and the SEC, NASD regulation, INC., The United States Attorney for the Southern District of New York and the Internal Revenue Service. The Global resolution requires the firms to pay a total of more than $135 million.

In 1999, UBS Financial Services consented, without admitting or denying the matters set forth therein, to the entry by the Securities and Exchange Commission (“SEC”) of the Order Making Findings and Imposing Sanctions. The SEC’s order makes findings that, in certain market-making activities in connection with specified NASDAQ securities traded on the NASDAQ market on specified dates, UBS Financial Services engaged in or cause the coordinated entry of quotations; entered or caused to be entered fictitious quotations; engaged in or caused other manipulative conducts; failed, or caused the failure, to provide best execution in the handling of customer orders; and, together with certain other securities firms and traders, and a former UBS Financial Services investment executive, engaged in manipulative conduct. The SEC order also makes findings that UBS Financial Services failed to keep and maintain accurate books and records and failed reasonably to supervise its NASDAQ market-making activities. Without admitting or denying the above findings, UBS Financial Services consented to cease and desist from committing or causing any violation of, and committing or causing any future violation of certain provisions of the Securities Exchange Act of 1934 and the rules promulgated thereunder and to pay a civil penalty in the amount of $6,300,000 and disgorgement in the amount of $381,685. UBS Financial Services also agreed to cooperate with an independent consultant appointed by the SEC to review UBS Financial Services’ policies, procedures and practices relating to the matters alleged in the order. Admin. Proc. File No. 3-9803 (Jan. 11, 1999).

THE OVER-THE-COUNTER COUNTERPARTIES

The Trust trades foreign exchange and other forward and option contracts through "dealers" in such contracts. The dealers that maintain the forward and option positions, or act as the counterparties, for the Trust are Deutsche Bank AG London and ABN AMRO Bank N.V., Chicago Branch. Unlike futures contracts which are traded through brokers such as the futures broker, foreign exchange or currency forward and option contracts are executed through a network of dealers. Campbell & Company then instructs the executing dealer to "give up" the trade to Deutsche Bank AG London or ABN AMRO Bank N.V., Chicago Branch. All assets and positions relating to the Trust's forward and option contract investments will be held by Deutsche Bank AG London or ABN AMRO Bank N.V., Chicago Branch.

Campbell & Company is not obligated to continue to use the over-the-counter counterparties identified above and may select others or additional dealers and counterparties in the future, provided Campbell & Company believes that their service and pricing are competitive and present minimal counterparty credit risk.

CAPITALIZATION

The Trust was formed on May 3, 2000. The following table shows the capitalization of the Trust as of May 1, 2007 and as adjusted for the sale of the maximum amount of units registered.

Title of Class	Outstanding as of May 1, 2007	As Adjusted for Sale of Maximum Amount(1)(2)
Units of Managing Owner Interest	1,413.580	1,385.734

Units of Other Unit-holder Interest	21,865.633	137,187.685

Total Unitholder Interest	$40,698,605	$242,265,160

(See accompanying notes)

(1)
This calculation assumes that the sale of all units is made during the continuing offering at the May 1, 2007 net asset value per unit of $1,748.28. The maximum amount will vary depending on the unit value and number of units sold during the continuing offering.

(2)
To organize the Trust, Campbell & Company purchased two units of Managing Owner interest for $2,000. Campbell & Company has agreed to make capital contributions to the Trust equal to at least 1% of the net aggregate capital contributions of all unitholders. As of May 1, 2007, Campbell & Company owned 1,413.580 units of Managing Owner interest.

DISTRIBUTIONS AND REDEMPTIONS

Distributions

Campbell & Company is not required to make any distributions to unitholders. However, Campbell & Company does have the authority to make such distributions, and reserves the right to do so at any time in its sole discretion. Campbell & Company is not under any obligation to make pro rata distributions to its other accounts under management if it makes distributions to the Trust. The amount and timing of future distributions is uncertain. Because of the potential volatility of the futures, forward and option contract markets, especially in the short-term, the Trust is recommended for those seeking a medium- to long-term investment (i.e., 3-5 years).

If the Trust realizes profits for any fiscal year, such profits will constitute taxable income to the unitholders in accordance with their respective investments in the Trust whether or not cash or other property has been distributed to unitholders. Any distributions, if made, may be inadequate to cover such taxes payable by the unitholders.

Redemptions

A unitholder may request any or all of his units be redeemed by the Trust at the net asset value of a unit as of the end of the month. Unitholders must transmit a written request of such withdrawal to Campbell & Company not less than ten (10) business days prior to the end of the month (or such shorter period as permitted by Campbell & Company) as of which redemption is to be effective.

The Request for Redemption must specify the number of units for which redemption is sought. Redemptions will generally be paid within 20 business days after the date of redemption. However, in special circumstances, including, but not limited to, inability to liquidate dealers' positions as of a redemption date or default or delay in payments due to the Trust from futures brokers, banks or other persons or entities, the Trust may in turn delay payment to persons requesting redemption of units of the proportionate part of the net assets of the Trust represented by the sums that are the subject of such default or delay. Unitholders will be notified in the event a request for redemption cannot be honored. No such delays have been imposed to date by any pool sponsored by Campbell & Company.

Net Asset Value

The net asset value of a unit as of any date is the unitholder's share of the sum of all cash, plus Treasury bills valued at cost plus accrued interest, and other securities valued at market, plus the market value of all open futures, forward and option positions maintained by the Trust, less all liabilities of the Trust and accrued performance fees, determined in accordance with the principles specified in the Trust Agreement. Where no principle is specified in the Trust Agreement, the net asset value is calculated in accordance with accounting principles generally accepted in the United States of America under the accrual basis of accounting. Thus, if the net asset value of a unit for purposes of redemption is determined as of a month-end which is not the end of a quarter, any performance fees payable to Campbell & Company will be determined and charged to such unit as though such month-end were the end of the quarter and such performance fees will be paid to Campbell & Company.

DECLARATION OF TRUST & TRUST AGREEMENT

The following is a summary of the Declaration of Trust and Trust Agreement, a form of which is attached as Exhibit A and incorporated by reference.

Organization and Limited Liability

The Trust was organized under the Delaware Business Trust Act, which was amended as of September 1, 2002 to the Delaware Statutory Trust Act ("DSTA"). In general, a unitholder's liability under DSTA is limited to the amount of his capital contribution and his share of any undistributed profits. However, unitholders could be required, as a matter of bankruptcy law, to return to the Trust's estate any distribution which they received at a time when the Trust was in fact insolvent or made in violation of the Declaration of Trust.

Management of Trust Affairs

The Trust Agreement effectively gives Campbell & Company, as managing owner, full control over the management of the Trust and gives no management role to the unitholders. To facilitate matters for Campbell & Company, the unitholders must execute the attached Subscription Agreement and Power of Attorney (Exhibit D).

The Trustee

U.S. Bank Trust National Association (On September 5, 2006, U.S. Bank Trust fully assumed the rights, claims and obligations of Trustee, and agreed to perform the services and functions of the Trustee under the governing instruments for the Accounts of Delaware Trust Company, National Association, formerly known as Wachovia Trust Company, National Association), a national banking association, is the sole trustee of the Trust. The trustee's principal offices are located at 300 Delaware Avenue, 9th Floor, Wilmington, Delaware 19801, telephone number (302) 576-3700.

The trustee is not affiliated with Campbell & Company or the selling agents. The trustee's duties and liabilities with respect to the offering of the units and the administration of the Trust are limited to its express obligations under the Declaration of Trust. See "Exhibit A — Third Amended and Restated Declaration of Trust."

The rights and duties of the trustee, Campbell & Company and the unitholders are governed by the provisions of the DSTA and by the Declaration of Trust. See "Exhibit A — Third Amended and Restated Declaration of Trust."

The trustee serves as the Trust's sole trustee in the State of Delaware. The trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. The trustee does not owe any other duties to the Trust, Campbell & Company or the unitholders. The trustee is permitted to resign upon at least sixty (60) days' notice to the Trust, provided, that any such resignation will not be effective until a successor trustee is appointed by Campbell & Company. The Declaration of Trust provides that the trustee is compensated by the Trust, and is indemnified by Campbell & Company against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust or the performance of its duties pursuant to the Declaration of Trust, except to the extent that such expenses result from the gross negligence or willful misconduct of the trustee. Campbell & Company has the discretion to replace the trustee.

Only Campbell & Company has signed the Registration Statement of which this prospectus is a part, and only the assets of the Trust and Campbell & Company are subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal and state laws with respect to the issuance and sale of the units. Under such laws, neither the trustee, either in its capacity as trustee or in its individual capacity, nor any director, officer or controlling person of the trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the units. The trustee's liability in connection with the issuance and sale of the units is limited solely to the express obligations of the trustee set forth in the Declaration of Trust.

Under the Declaration of Trust, the trustee has delegated to Campbell & Company the exclusive management and control of all aspects of the business of the Trust. The trustee will have no duty or liability to supervise or monitor the performance of Campbell & Company, nor will the trustee have any liability for the acts or omissions of Campbell & Company. In addition, Campbell & Company has been designated as the "tax matters partner" of the Trust for purposes of the Internal Revenue Code of 1986, as amended (the "Code"). The unitholders have no voice in the operations of the Trust, other than certain limited voting rights as set forth in the Declaration of Trust. In the course of its management, Campbell & Company may, in its sole and absolute discretion, appoint an affiliate or affiliates of Campbell & Company as additional managing owners (except where Campbell & Company has been notified by the unitholders that it is to be replaced as the managing owner) and retain such persons, including affiliates of Campbell & Company, as it deems necessary for the efficient operation of the Trust.

Because the trustee has delegated substantially all of its authority over the operation of the Trust to Campbell & Company, the trustee itself is not registered in any capacity with the CFTC.

Sharing of Profits and Losses

Trust Accounting

Each unitholder has a capital account. Initially, the unitholder's balance equals the amount paid for the units. The unitholder's balance is then proportionally adjusted monthly to reflect his portion of the Trust's gains or losses for the month.

Federal Tax Allocations

At year-end, the Trust will determine the total taxable income or loss for the year. Subject to the special allocation of net capital gain or loss to redeeming unitholders, the taxable gain or loss is allocated to each unitholder in proportion to his capital account and each unitholder is responsible for his share of taxable income. See Article 8 of the Trust Agreement, and "Federal Income Tax Aspects."

For net capital gain and loss, the gains and losses are first allocated to each unitholder who redeemed units during the year. The remaining net capital gain or loss is then allocated to each unitholder in proportion to his capital account.

Each unitholder's tax basis in his units is increased by the taxable income allocated to him and reduced by any distributions received and losses allocated to him.

Upon the Trust's liquidation, each unitholder will receive his proportionate share of the assets of the Trust.

Dispositions

A unitholder may transfer or assign his units in the Trust upon 30 days' prior written notice to Campbell & Company and subject to approval by Campbell & Company of the assignee. Campbell & Company will provide consent when it is satisfied that the transfer complies with applicable laws, and further would not result in the termination of the Trust for federal income tax purposes. An assignee not admitted to the Trust as a unitholder will have only limited rights to share the profits and capital of the Trust and a limited redemption right.

Assignees receive "carry-over" tax basis accounts and capital accounts from their assignors, irrespective of the amount paid for the assigned units.

Campbell & Company does not intend to permit purchase transfers.

Dissolution and Termination of the Trust

The Trust will be terminated and dissolved upon the happening of the earlier of:

1)	the expiration of the Trust's stated term on December 31, 2030;

2)	unitholders owning more than 50% of the outstanding units vote to dissolve the Trust;

3)	Campbell & Company withdraws as managing owner and no new managing owner is appointed;

4)	a decline in the aggregate net assets of the Trust to less than $500,000;

5)	the continued existence of the Trust becomes unlawful; or

6)	the Trust is dissolved by operation of law.

Amendments and Meetings

The Trust Agreement may be amended by Campbell & Company if unitholders owning more than 50% of the outstanding units concur. Campbell & Company may make minor changes to the Trust Agreement without the approval of the unitholders. These minor changes can be for clarifications of inaccuracies or ambiguities, modifications in response to changes in tax code or regulations or any other changes the managing owner deems advisable so long as they do not change the basic investment policy or structure of the Trust.

Unitholders owning at least 10% of the outstanding units can call a meeting of the Trust. At that meeting, the unitholders, provided that unitholders owning a majority of the outstanding units concur, can vote to:

1)	amend the Trust Agreement without the consent of Campbell & Company;

2)	dissolve the Trust;

3)	terminate contracts with Campbell & Company;

4)	remove and replace Campbell & Company as managing owner; and

5)	approve the sale of Trust assets.

Indemnification

The Trust has agreed to indemnify Campbell & Company, as managing owner, for actions taken on behalf of the Trust, provided that Campbell & Company's conduct was in the best interests of the Trust and the conduct was not the result of negligence or misconduct. Indemnification by the Trust for alleged violation of securities laws is only available if the following conditions are satisfied:

1)	a successful adjudication on the merits of each count alleged has been obtained, or

2)	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

3)	a court of competent jurisdiction approves a settlement of the claims and finds indemnification of the settlement and related costs should be made; and

4)	in the case of 3), the court has been advised of the position of the SEC and certain states in which the units were offered and sold as to indemnification for the violations.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Trust pursuant to the foregoing provisions, the Trust has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Reports to Unitholders

The unitholders shall have access to and the right to copy the Trust's books and records. A unitholder may obtain a list of all unitholders together with the number of units owned by each unitholder, provided such request is not for commercial purposes.

Campbell & Company will provide various reports and statements to the unitholders including:

1)	monthly, Campbell & Company will provide an unaudited income statement and a statement of changes in net asset value of the prior month's activities;

2)	annually, Campbell & Company will provide audited financial statements accompanied by a fiscal year-end summary of the monthly reports described above;

3)	annually, Campbell & Company will provide tax information necessary for the preparation of the unitholders' annual federal income tax returns; and

4)
if the net asset value per unit as of the end of any business day declines by 50% or more from either the prior year-end or the prior month-end unit value, Campbell & Company will suspend trading activities, notify all unitholders of the relevant facts within seven business days and declare a special redemption period.

FEDERAL INCOME TAX ASPECTS

The following constitutes the opinion of Sidley Austin LLP and summarizes the material federal income tax consequences to United States persons who are tax-exempt investors in the Trust. Sidley Austin LLP's opinion is filed as an exhibit to the registration statement related to the units offered hereby.

The Trust's Partnership Tax Status

The Trust is a partnership for federal income tax purposes and based on its expected income, it will not be treated as a publicly traded partnership taxable as a corporation. Therefore the Trust will not pay any federal income tax.

Unrelated Business Taxable Income

The Trust’s income from its investments in futures contracts, options and forward contracts and its interest income is expected to be exempt from the tax imposed on unrelated business taxable income, and the Trust does not expect that any of its income will be debt-financed income within the meaning of such rules. Accordingly, tax-exempt unitholders, including the Campbell & Company 401 (k) Plan, will not be required to pay federal income tax on their share of income or gains of the Trust, provided that such unitholders do not purchase units with borrowed funds.

IRS Audits of the Trust and its Unitholders

If the Trust is audited, the IRS audits Trust-related items at the Trust level rather than at the unitholder level. Campbell & Company acts as "tax matters partner" with the authority to determine the Trust's responses to an audit. If an audit results in an adjustment, all unitholders may be required to pay additional taxes, interest and penalties.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST.

INVESTMENT BY ERISA ACCOUNTS

General

This section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, which a fiduciary of an "employee benefit plan" as defined in, and subject to the fiduciary responsibility provisions of, ERISA, or of a "plan," as defined in and subject to Section 4975 of the Code, who has investment discretion should consider before deciding to invest the plan's assets in the Trust (such "employee benefit plans" and "plans" being referred to herein as "Plans," and such fiduciaries with investment discretion being referred to herein as "Plan Fiduciaries"). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provides retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

Special Investment Consideration

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Trust, including the role that an investment in the Trust plays or would play in the Plan's overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Trust, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including in the Trust, are diversified so as to minimize the risk of large losses and that an investment in the Trust complies with the terms of the Plan and related trust.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING UNITS MUST CONSULT ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO.

The Trust Should Not Be Deemed to Hold "Plan Assets"

ERISA and a regulation issued thereunder contain rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of the entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., "plan assets"). Those rules provide in pertinent part that assets of an entity will not be plan assets of a Plan which purchases an equity interest in the entity if the equity interest purchased is a "publicly-offered security" (the "Publicly-Offered Security Exception"). If the underlying assets of an entity are considered to be assets of any Plan for purposes of ERISA or Section 4975 of the Code, the operations of such entity would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code.

The Publicly-Offered Security Exception applies if the equity is a security that is:

1)	"freely transferable" (determined based on the relevant facts and circumstances);

2)	part of a class of securities that is "widely held" (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

3)
either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

It appears that all of the conditions described above will be satisfied with respect to the units and, therefore, the units should constitute "publicly-offered securities" and the underlying assets of the Trust should not be considered to constitute assets of any Plan which purchases units.

Ineligible Purchasers

In general, units may not be purchased with the assets of a Plan if Campbell & Company, the trustee, the futures broker, any over-the-counter counterparty, the Escrow Agent, any wholesaler, any of the selling agents, any of their respective affiliates or any of their respective employees either:

1)	has investment discretion with respect to the investment of such plan assets; or

2)
has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or

3)	is an employer maintaining or contributing to such Plan.

However, in the case of the units held by the Campbell & Company, Inc. 401(k) Plan, all of the fees and costs that would otherwise be paid to Campbell & Company by a unitholder will be rebated in the form of additional shares, and therefore, units may be purchased with the assets of the Campbell & Company, Inc. 401(k) Plan, subject to the requirements of ERISA and the considerations described in this prospectus.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Trust are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial, or legislative changes will not occur that may make the foregoing statements incorrect or incomplete.

NONE OF CAMPBELL & COMPANY, THE FUTURES BROKER, THE OVER-THE-COUNTER COUNTERPARTIES, THE SELLING AGENTS OR ANY OTHER PARTY RELATED TO THE TRUST MAKE ANY REPRESENTATION THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN THE TRUST IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN.

PLAN OF DISTRIBUTION

Subscription Procedure

The Trust offers the units during the continuing offering at the net asset value per unit as of each month-end closing date on which subscriptions are accepted. Campbell & Company may suspend, limit or terminate the continuing offering period at any time. Escrow balances will be credited with interest at prevailing money market rates.

Units were offered to the public until Campbell & Company terminated the continuing offering to the public effective October 29, 2002. The current offering is only available to the Campbell & Company, Inc. 401(k) Plan. Subscriptions received during the continuing offering period can be accepted on a monthly basis.

The Trust's escrow account is currently maintained at Mercantile Safe Deposit & Trust Company, Baltimore, Maryland (the "Escrow Agent"). A replacement Escrow Agent may be appointed in respect of the Trust in the future solely at the discretion of Campbell & Company. No fees or costs will be assessed on any subscription while held in escrow, irrespective of whether the subscription is accepted or subscription funds returned. The Escrow Agent will invest the subscription funds in a money market account or in other authorized instruments while held in escrow.

Campbell & Company will purchase units for investment purposes only and not with a view toward resale. There is no limit on the number of Units that may be offered by the Trust, provided, however, that all such Units must be registered with the U.S. Securities and Exchange Commission prior to issuance.

Representations and Warranties of Investors in the Subscription Agreement

Investors are required to make representations and warranties in the Subscription Agreement. The Trust's primary intention in requiring investors to make representations and warranties is to ensure that only persons for whom an investment is suitable invest in the Trust. The Trust is most likely to assert representations and warranties if it has reason to believe that the related investor may not be qualified to invest or remain invested in the Trust. The representations and warranties made by investors in the Subscription Agreement may be summarized as relating to:

1)	eligibility of investors to invest in the Trust, including legal age, net worth and annual income;

2)	representative capacity of investors;

3)	information provided by investors;

4)	information received by investors; and

5)	investments made on behalf of employee benefit plans.

See the Subscription Agreement and Power of Attorney attached as Exhibit D for further details.

Investor Suitability

There can be no assurance that the Trust will achieve its objectives or avoid substantial losses. An investment in the Trust is suitable only for a limited segment of the risk portion of an investor's portfolio and no one should invest more in the Trust than he can afford to lose. Campbell & Company acts as a commodity pool operator and a commodity trading advisor in respect of various managed futures investment products. The selling agent may or may not be authorized to offer certain of such products, which may have materially different terms, including investment portfolios and objectives, fees, risks, conflicts of interest and suitability requirements, from those of the Trust.

The Selling Agents

The selling agents — the broker-dealers who offered the units — offered the units on a best efforts basis without any firm underwriting commitment. The selling agents are bound by their respective Selling Agreements with the Trust.

Selling agents receive no commission from the proceeds of the offering. Instead, they receive from Campbell & Company's brokerage fee 0.35% of the Trust's net assets per annum for providing ongoing legal, administrative, client reporting and other services.

The aforesaid 0.35% brokerage fee will be paid to the selling agents (or their assignees) which are registered as "futures commission merchants" or "introducing brokers" (or obtain such registration prior to commencement of such ongoing payments) in return for the services described above. Such selling agents may pay all or a portion of such ongoing payments to account executives who are also registered with the CFTC and have passed all applicable proficiency requirements.

Selling agents and registered representatives who are not registered with the CFTC as described above may still receive the 0.35% brokerage fee, paid on the same basis as described above, provided that the maximum compensation to be paid to underwriters and related persons regardless of the source of payment, including, but not limited to, wholesaling salaries, bonus or sales incentives, sales commissions, expense reimbursements, and continuing compensation to non-duly registered selling agents, will not exceed 10% of the initial gross proceeds of such units' initial sales price, plus an additional 0.5% for bona fide due diligence fees.

Certain employees of Campbell & Company have provided wholesaling services and continue to receive compensation therefor.

Other than as described above, Campbell & Company will pay no person any commissions or other fees in connection with the solicitation of purchases for units.

Campbell & Company will pay the Trust's offering expenses related to the continuing offering and the Trust will reimburse Campbell & Company up to a maximum of 0.9% of net assets per annum. Organization and offering expenses related to the initial offering are being reimbursed in the same manner. See "Charges to the Trust — Organization and Offering Expenses."

In the Selling Agreement with each selling agent, Campbell & Company has agreed to indemnify the selling agents against certain liabilities that the selling agents may incur in connection with the offering and sale of the units, including liabilities under the Securities Act of 1933.

UNITHOLDER PRIVACY POLICY

The Trust and Campbell & Company obtain nonpublic personal information about unitholders from their Subscription Agreements, as well as in the course of processing redemption requests. None of such information is disclosed, except as necessary in the course of processing subscriptions and redemptions and otherwise administering the Trust — and then only subject to customary undertakings of confidentiality. Access to such information is restricted to the fullest extent permitted by law, and the Trust and Campbell & Company each maintain physical, electronic and procedural controls in keeping with federal government standards to safeguard such information. These standards are reasonably designed to (i) ensure the security and confidentiality of unitholders' records and information; (ii) protect against any anticipated threats or hazards to the security or integrity of unitholders' records and information; and (iii) protect against unauthorized access to or use of unitholders' records or information that could result in substantial harm or inconvenience to any unitholder.

LEGAL MATTERS

Sidley Austin LLP, New York, New York and Chicago, Illinois will advise Campbell & Company on all legal matters in connection with the units. In doing so, Sidley Austin LLP will rely as to matters of Delaware law upon the opinion of Richards, Layton & Finger, P.A., Wilmington, Delaware. In the future, Sidley Austin LLP may advise Campbell & Company (and its affiliates) with respect to its responsibilities as managing owner and trading advisor of, and with respect to, matters relating to the Trust. The statements under "Federal Income Tax Aspects" have been reviewed by Sidley Austin LLP. Sidley Austin LLP has not represented, nor will it represent, either the Trust or the unitholders in matters relating to the Trust and no other counsel has been engaged to act on their behalf. Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The financial statements of the Trust for the year ended December 31, 2004 included in this prospectus, have been audited by Arthur F. Bell, Jr. & Associates, L.L.C., an independent registered public accounting firm, as stated in their report appearing herein. Such audited statements have been so included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

The consolidated balance sheet of Campbell & Company as of December 31, 2006, included in this prospectus, has been audited by Arthur F. Bell, Jr. & Associates, L.L.C., independent auditors, as stated in their report appearing herein, and has been so included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

The financial statements of the Trust as of and for the years ended December 31, 2006 and 2005, included in the prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such audited statements have been so included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

The financial statements of the Trust as of March 31, 2007 and for the three months ended March 31, 2007 and 2006 are unaudited. In the opinion of Campbell & Company, such unaudited statements reflect all adjustments which were of a normal and recurring nature, necessary for a fair presentation of financial position as of March 31, 2007.

The balance sheet of Campbell & Company as of March 31, 2007 is unaudited. In the opinion of Campbell & Company, such unaudited statement reflects all adjustments which were of a normal and recurring nature, necessary for a fair presentation of financial position as of March 31, 2007.

[REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

MONTHLY REPORT - April 2007 FOR PARTNER #XXXX

CAMPBELL ALTERNATIVE ASSET TRUST

NAV per unit on April 30, 2007		$1,748.28
NAV per unit on March 31, 2007		$1,709.81
Unit Value Monthly Gain (Loss)		2.25%
Fund 2007 YTD Gain (Loss)		(3.70)%
Number of units you own		XXXX
Total value of units you own	$	XXXXX

STATEMENT OF CHANGES IN NET ASSET VALUE

Net Asset Value (23,421.421) at March 31, 2007	$40,046,279
Additions of 41.155 units on April 30, 2007	71,950
Redemptions of (183.363) units on April 30, 2007	(320,569)
Offering Costs	(30,807)
Net Income - April 2007	931,752

Net Asset Value (23,279.213 units) at April 30, 2007	$40,698,605

Net Asset Value per Unit at April 30, 2007	$1,748.28

STATEMENT OF INCOME (LOSS)

Income:
Gains (losses) on futures contracts:
Realized	$123,580
Change in unrealized	515,667
Gains (losses) on forward and option on forward contracts:
Realized	73,654
Change in unrealized	171,766
Interest income	168,626
1,053,293
Expenses:
Brokerage fee	109,088
Performance fee	0
Operating expenses	12,453
121,541

Net Income (Loss) - April 2007	$931,752

To the best of my knowledge and belief, the information contained herein is accurate and complete.

/s/ THERESA D. BECKS

Theresa D. Becks, Chief Executive Officer Campbell & Company, Inc. Managing Owner Campbell Alternative Asset Trust

Prepared without audit

Schedules are omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial statements or notes thereto.

CAMPBELL ALTERNATIVE ASSET TRUST
STATEMENTS OF FINANCIAL CONDITION
March 31, 2007 (Unaudited) and December 31, 2006

	March 31, 2007	December 31, 2006
ASSETS
Equity in broker trading accounts
Cash	$2,807,228	$3,198,569
United States government securities	30,855,953	30,062,122
Net unrealized gain on open futures contracts	213,721	1,082,948

Total equity in broker trading accounts	33,876,902	34,343,639

Cash and cash equivalents	1,685,735	2,904,481
Options purchased, at fair value
(premium paid $37,655 and $29,775)	35,127	35,454
United States government securities	4,484,562	4,485,165
Net unrealized gain on open forward currency contracts	248,746	1,416,954
Interest receivable	20,260	20,552
Subscriptions receivable	266,973	412,864

Total assets	$40,618,305	$43,619,109

LIABILITIES
Accounts payable	$62,281	$67,122
Brokerage fee	44,249	50,122
Options written, at fair value
(premiums received $21,636 and $17,336)	16,947	16,186
Accrued commissions and other trading fees
on open contracts	10,405	14,948
Offering costs payable	13,973	15,828
Redemptions payable	424,171	583,188

Total liabilities	572,026	747,394

UNITHOLDERS’ CAPITAL (Net Asset Value)
Managing Operator - 1,413.580 units outstanding
at March 31, 2007 and December 31, 2006	2,416,953	2,566,397
Other Unitholders - 22,007.841 and 22,200.336
units outstanding at March 31, 2007 and
December 31, 2006	37,629,326	40,305,318

Total unitholders’ capital
(Net Asset Value)	40,046,279	42,871,715

Total liabilities and unitholders’ capital
(Net Asset Value)	$40,618,305	$43,619,109

See accompanying notes.

CAMPBELL ALTERNATIVE ASSET TRUST
CONDENSED SCHEDULE OF INVESTMENTS
March 31, 2007
(Unaudited)

UNITED STATES GOVERNMENT SECURITIES*

Face Value	Maturity Date	Description	% of Net Value	Asset Value
$ 13,000,000	05/03/2007	U.S. Treasury Bills	$12,942,800	32.32%
$ 10,000,000	05/31/2007	U.S. Treasury Bills	9,917,500	24.77%
$ 8,000,000	04/05/2007	U.S. Treasury Bills	7,995,653	19.96%
$ 4,500,000	04/26/2007	U.S. Treasury Bills	4,484,562	11.20%
	Total United States government securities (cost, including accrued interest, - $35,340,515)		$35,340,515	88.25%

LONG FUTURES CONTRACTS

		% of Net
Description	Value	Asset Value
Energy	$11,575	0.03%
Metals	22,702	0.05%
Stock indices	235,945	0.59%
Short-term interest rates	(20,711)	(0.05)%
Long-term interest rates	(79,142)	(0.20)%
Total long futures contracts	$170,369	0.42%

SHORT FUTURES CONTRACTS

		% of Net
Description	Value	Asset Value
Energy	$(46,269)	(0.12)%
Metals	(26,289)	(0.06)%
Stock indices	(2,040)	(0.00)%
Short-term interest rates	29,336	0.07%
Long-term interest rates	88,614	0.22%
Total short futures contracts	$43,352	0.11%
Total futures contracts	$213,721	0.53%

FORWARD CURRENCY CONTRACTS

		% of Net
Description	Value	Asset Value
Various long forward currency contracts	$1,070,158	2.67%
Various short forward currency contracts	(821,412)	(2.05)%
Total forward currency contracts	$248,746	0.62%

PURCHASED OPTIONS ON FORWARD CURRENCY CONTRACTS

		% of Net
Description	Value	Asset Value
Purchased options on forward currency contracts
(premiums paid - $37,655)	$35,127	0.09%

WRITTEN OPTIONS ON FORWARD CURRENCY CONTRACTS

		% of Net
Description	Value	Asset Value
Written options on forward currency contracts
(premiums received - $21,636)	$(16,947)	(0.04)%

* - Pledged as collateral for the trading of futures, forward and options positions.

See accompanying notes.

CAMPBELL ALTERNATIVE ASSET TRUST
CONDENSED SCHEDULE OF INVESTMENTS
December 31, 2006

UNITED STATES GOVERNMENT SECURITIES*

Face Value	Maturity Date	Description	Value	% of Net Asset Value
$ 13,000,000	02/01/2007	U.S. Treasury Bills	$12,944,980	30.19%
$ 10,000,000	03/01/2007	U.S. Treasury Bills	9,920,022	23.14%
$ 7,200,000	01/04/2007	U.S. Treasury Bills	7,197,120	16.79%
$ 4,500,000	01/25/2007	U.S. Treasury Bills	4,485,165	10.46%
	Total United States government securities (cost, including accrued interest, - $34,547,287)		$34,547,287	80.58%

LONG FUTURES CONTRACTS

		% of Net
Description	Value	Asset Value
Energy	$(405,662)	(0.94)%
Metals	(68,317)	(0.16)%
Stock indices	451,110	1.05%
Long-term interest rates	(47,968)	(0.11)%
Total long futures contracts	$(70,837)	(0.16)%

SHORT FUTURES CONTRACTS

		% of Net
Description	Value	Asset Value
Energy	$8,960	0.02%
Metals	35,389	0.08%
Short-term interest rates	347,969	0.81%
Long-term interest rates	761,467	1.78%
Total short futures contracts	$1,153,785	2.69%
Total futures contracts	$1,082,948	2.53%

FORWARD CURRENCY CONTRACTS

		% of Net
Description	Value	Asset Value
Various long forward currency contracts	$(792,936)	(1.84)%
Various short forward currency contracts	2,209,890	5.15%
Total forward currency contracts	$1,416,954	3.31%

PURCHASED OPTIONS ON FORWARD CURRENCY CONTRACTS
		% of Net
Description	Value	Asset Value
Purchased options on forward currency contracts
(premiums paid - $29,775)	$35,454	0.08%

WRITTEN OPTIONS ON FORWARD CURRENCY CONTRACTS
		% of Net
Description	Value	Asset Value
Written options on forward currency contracts
(premiums received - $17,336)	$(16,186)	(0.03)%

* - Pledged as collateral for the trading of futures, forward and options positions.

See accompanying notes.

CAMPBELL ALTERNATIVE ASSET TRUST
STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2007 and 2006
(Unaudited)

	Three Months Ended March 31,
	2007	2006
TRADING GAINS (LOSSES)
Futures trading gains (losses)
Realized	$(222,454)	$532,418
Change in unrealized	(869,227)	1,344,608
Brokerage commissions	(18,823)	(21,352)

Gain (loss) from futures trading	(1,110,504)	1,855,674

Forward currency and options on forward currency
trading gains (losses)
Realized	(287,918)	(1,359,207)
Change in unrealized	(1,172,876)	1,761,795
Brokerage commissions	(9,045)	(3,596)

Net gain (loss) from forward currency and options
on forward currency trading	(1,469,839)	398,992

Total net trading gains (losses)	(2,580,343)	2,254,666

INTEREST INCOME OF EXPENSES
Income
Interest income	506,222	435,263

Expenses
Brokerage fee	299,823	296,464
Performance fee	793	370,369
Operating expenses	18,801	25,512

Total expenses	319,417	692,345

Interest income net of expenses	186,805	(257,082)

NET INCOME (LOSS)	$(2,393,538)	$1,997,584
NET INCOME (LOSS) PER MANAGING OWNER
AND OTHER UNITHOLDERS UNIT
(based on weighted average number of units outstanding during the period)	$(101.57)	$83.93
INCREASE (DECREASE) IN NET ASSET VALUE
PER MANAGING OWNER AND OTHER
UNITHOLDERS UNIT	$(105.72)	$80.03

See accompanying notes.

CAMPBELL ALTERNATIVE ASSET TRUST
STATEMENTS OF CASH FLOWS
For the Three Months Ended March 31, 2007 and 2006
(Unaudited)

	Three Months Ended March 31,
	2007	2006
Cash flows from (for) operating activities
Net income (loss)	$(2,393,538)	$1,997,584
Adjustments to reconcile net income (loss) to net cash
from (for) operating activities
Net change in unrealized	2,042,103	(3,106,403)
Increase in option premiums paid	(7,880)	0
Increase in option premiums received	4,300	7,334
Decrease in restricted cash	0	1,873,271
Increase (decrease) in accounts payable and accrued expenses	(15,257)	118,580
Decrease in interest receivable	292	0
Net (purchases) of investments in United States
government securities	(793,228)	(4,542,201)

Net cash for operating activities	(1,163,208)	(3,651,835)

Cash flows from (for) financing activities
Addition of units	954,824	1,213,720
Redemption of units	(1,305,167)	(367,997)
Offering costs paid	(96,536)	(93,046)

Net cash from (for) financing activities	(446,879)	752,677

Net decrease in cash	(1,610,087)	(2,899,158)

Cash
Beginning of period	6,103,050	10,002,986

End of period	$4,492,963	$7,103,828

End of period cash consists of:
Cash in broker trading accounts	$2,807,228	$2,904,720
Cash	1,685,735	4,199,108

Total end of period cash	$4,492,963	$7,103,828

See accompanying notes.

CAMPBELL ALTERNATIVE ASSET TRUST
STATEMENTS OF CHANGES IN UNITHOLDERS’ CAPITAL (NET ASSET VALUE)
For the Three Months Ended March 31, 2007 and 2006
(Unaudited)

	Unitholders’ Capital
	Managing Owner		Other Unitholders		Total
	Units	Amount	Units	Amount	Units	Amount
Three Months Ended March 31, 2007

Balances at
December 31, 2006	1,413.580	$2,566,397	22,200.336	$40,305,318	23,613.916	$42,871,715
Net (loss) for the three months
ended March 31, 2007		(143,765)		(2,249,773)		(2,393,538)
Additions	0.000	0	456.793	808,933	456.793	808,933
Redemptions	0.000	0	(649.288)	(1,146,150)	(649.288)	(1,146,150)
Offering costs		(5,679)		(89,002)		(94,681)
Balances at
March 31, 2007	1,413.580	$2,416,953	22,007.841	$37,629,326	23,421.421	$40,046,279

Three Months Ended March 31, 2006

Balances at
December 31, 2005	1,413.580	$2,391,693	22,143.118	$37,464,774	23,556.698	$39,856,467
Net income for the three months
ended March 31, 2006		118,688		1,878,896		1,997,584
Additions	0.000	0	699.000	1,213,720	699.000	1,213,720
Redemptions	0.000	0	(123.240)	(212,248)	(123.240)	(212,248)
Offering costs		(5,560)		(88,061)		(93,621)
Balances at
March 31, 2006	1,413.580	$2,504,821	22,718.878	$40,257,081	24,132.458	$42,761,902

Net Asset Value per Managing Owner and Other Unitholders Unit

March 31, 2007	December 31, 2006	March 31, 2006	December 31, 2005
$1,709.81	$1,815.53	$1,771.97	$1,691.94

See accompanying notes.

 CAMPBELL ALTERNATIVE ASSET TRUST
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	General Description of the Trust

Campbell Alternative Asset Trust (the Trust) is a Delaware statutory trust which operates as a commodity investment pool. The Trust was formed on May 3, 2000 and commenced trading on October 1, 2001. The Trust engages in the speculative trading of futures contracts and forward currency contracts.

As of December 31, 2002, units are no longer offered to the public, but are offered exclusively for sale to the Campbell & Company, Inc. 401(K) Plan (the 401(K) Plan). At March 31, 2007 and December 31, 2006, the 401(K) Plan held approximately 55% and 52% of the Trust’s outstanding units, respectively.

B.	Regulation

As a registrant with the Securities and Exchange Commission, the Trust is subject to the regulatory requirements under the Securities Act of 1933 and the Securities Exchange Act of 1934. As a commodity investment pool, the Trust is subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of the various commodity exchanges where the Trust executes transactions. Additionally, the Trust is subject to the requirements of futures commission merchants (brokers) and interbank market makers through which the Trust trades.

C.	Method of Reporting

The Trust’s financial statements are presented in accordance with accounting principles generally accepted in the United States of America, which may require the use of certain estimates made by the Trust’s management. Actual results may differ from these estimates. Investment transactions are accounted for on the trade date. Gains or losses are realized when contracts are liquidated. Unrealized gains and losses on open contracts (the difference between contract trade price and market price) are reported in the statement of financial condition as a net gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with Financial Accounting Standards Board Interpretation No. 39 - “Offsetting of Amounts Related to Certain Contracts.” The market value of futures (exchange-traded) contracts is determined by the various futures exchanges, and reflects the settlement price for each contract as of the close of the last business day of the reporting period. Beginning July 1, 2006, the market value of forward currency (non-exchange traded) contracts is extrapolated on a forward basis from the spot prices quoted as of 3:00 P.M. (E.T.) of the last business day of the reporting period or based on the market value of its exchange-traded equivalent. Prior to July 1, 2006, the market value of forward currency (non-exchange traded) contracts was extrapolated on a forward basis from the spot prices quoted as of 5:00 P.M. (E.T.) of the last business day of the reporting period or based on the market value of its exchange-traded equivalent.

The market value of option (non-exchange traded) contracts is calculated by applying an industry-standard adaptation of the Black-Scholes options valuation model to foreign currency options, using as input, the spot prices, interest rates and option implied volatilities quoted as of 3:00 P.M. (E.T.) on the last business day of the reporting period. Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations.

CAMPBELL ALTERNATIVE ASSET TRUST
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
(Unaudited)

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES CONTINUED)

C.	Method of Reporting (Continued)

When the Trust writes an option, an amount equal to the premium received by the Trust is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked-to-market to reflect the current market value of option written. Brokerage commissions include other trading fees and are charged to expense when contracts are opened. United States government securities are stated at cost plus accrued interest, which approximates market value.

For purposes of both financial reporting and calculation of redemption value, Net Asset Value per unit is calculated by dividing Net Asset Value by the number of units outstanding.

D.	Income Taxes

The Trust prepares calendar year U.S. and applicable state information tax returns and reports to the unitholders their allocable shares of the Trust’s income, expenses and trading gains or losses. No provision for income taxes has been made in the accompanying financial statements as each unitholder is individually responsible for reporting income or loss based on such unitholder’s respective share of the Trust’s income and expenses as reported for income tax purposes.

E.	Offering Costs

Campbell & Company, Inc. (Campbell & Company) has incurred all costs in connection with the initial and continuous offering of units of the Trust (offering costs). Offering costs are charged to the Trust at a monthly rate of 1/12 of 0.9% (0.9% annualized) of the Trust’s month-end net asset value (as defined in the Amended and Restated Declaration of Trust and Trust Agreement) until such amounts are fully reimbursed. Such amounts are charged directly to unitholders’ capital. The Trust is only liable for payment of offering costs on a monthly basis. At March 31, 2007 and December 31, 2006, the Trust reflects a liability in the statement of financial condition for offering costs payable to Campbell & Company of $13,973 and $15,828, respectively.

The offering costs for which Campbell & Company are being reimbursed relate to the offering of units of the Trust to all unitholders except the 401(K) Plan. Therefore, Campbell & Company rebates to the 401(K) Plan the offering costs charged to the 401(K) Plan. All such rebates are made by issuing additional units to the 401(K) Plan.

If the Trust terminates prior to completion of payment to Campbell & Company for the unreimbursed offering costs incurred through the date of such termination, Campbell & Company will not be entitled to any additional payments, and the Trust will have no further obligation to Campbell & Company. At March 31, 2007 and December 31, 2006, the amount of unreimbursed offering costs incurred by Campbell & Company is $356,831 and $403,225, respectively.

CAMPBELL ALTERNATIVE ASSET TRUST
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
(Unaudited)

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

F.	Foreign Currency Transactions

The Trust’s functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.

G.	Recently Issued Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (FASB) issued Interpretation No. 48 (FIN 48) entitled “Accounting For Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109.” FIN 48 prescribes the minimum recognition threshold a tax position must meet in connection with accounting for uncertainties in income tax positions taken or expected to be taken by an entity before being measured and recognized in the financial statements. Adoption of FIN 48 is required for fiscal years beginning after December 15, 2006. The implementation of FIN 48 had no material impact on the Trust’s financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (FAS 157). FAS 157 defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America, and expands disclosures about fair value measurements. While FAS 157 does not require any new fair value measurements, for some entities, the application of FAS 157 may change current practice. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The implementation of FAS 157 is not expected to have a material impact on the Trust’s financial statements.

Note 2.	MANAGING OWNER AND COMMODITY TRADING ADVISOR

The managing owner of the Trust is Campbell & Company, which conducts and manages the business of the Trust. Campbell & Company is also the commodity trading advisor of the Trust. The Amended and Restated Declaration of Trust and Trust Agreement requires Campbell & Company to maintain a capital account equal to 1% of the total capital accounts of the Trust. Additionally, Campbell & Company is required by the Amended and Restated Declaration of Trust and Trust Agreement to maintain a net worth of not less than $1,000,000.

The Trust pays a monthly brokerage fee of 1/12 of 2.85% (2.85% annualized) of month-end net assets to Campbell & Company and approximately $6 per round turn to the broker for execution and clearing costs. Such costs are limited to 3.5% of average month-end net assets per year. From the 2.85% fee, a portion (0.35%) is used to compensate selling agents for administrative services and a portion (2.5%) is retained by Campbell & Company for trading and management services rendered. The amount paid to the broker and interbank market makers for execution and clearing costs is limited to 0.65% annually.

Campbell & Company is also paid a performance fee equal to 20% of New Appreciation (as defined) calculated as of the end of each calendar quarter and upon redemption of units.

Campbell & Company rebates to the 401(K) Plan the brokerage fee and the performance fee applicable to the 401(K) Plan. All such rebates are made by issuing additional units to the 401(K) Plan.

Note 3.	TRUSTEE

The trustee of the Trust is U.S. Bank National Association, a national banking corporation. The trustee has delegated to the managing operator the duty and authority to manage the business and affairs of the Trust and has only nominal duties and liabilities with respect to the Trust.

CAMPBELL ALTERNATIVE ASSET TRUST
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
(Unaudited)

Note 4.	DEPOSITS WITH BROKER

The Trust deposits assets with a broker subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements. Margin requirements are satisfied by the deposit of U.S. Treasury bills and cash with such broker. The Trust earns interest income on its assets deposited with the broker.

Note 5.	OPERATING EXPENSES

Operating expenses of the Trust are restricted by the Amended and Restated Declaration of Trust and Trust Agreement to 0.40% per annum of the average month-end Net Asset Value of the Trust.

Note 6.	SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS

Investments in the Trust are made by subscription agreement, subject to acceptance by Campbell & Company.

The Trust is not required to make distributions, but may do so at the sole discretion of Campbell & Company. A unitholder may request and receive redemption of units owned, subject to restrictions in the Amended and Restated Declaration of Trust and Trust Agreement.

Note 7.	TRADING ACTIVITIES AND RELATED RISKS

The Trust engages in the speculative trading of U.S. and foreign futures contracts, forward currency and options on forward currency contracts (collectively, “derivatives”). The Trust is exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

Purchase and sale of futures contracts requires margin deposits with the broker. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker’s proprietary activities. A customer’s cash and other property (for example, U.S. Treasury bills) deposited with a broker are considered commingled with all other customer Trusts subject to the broker’s segregation requirements. In the event of a broker’s insolvency, recovery may be limited to a pro rata share of segregated Trusts available. It is possible that the recovered amount could be less than total cash and other property deposited.

The amount of required margin and good faith deposits with the broker and interbank market makers usually range from 10% to 30% of Net Asset Value. The market value of securities held to satisfy such requirements at March 31, 2007 and December 31, 2006 was $35,340,515 and $34,547,287, respectively, which equals 88% and 81% of Net Asset Value, respectively. The cash deposited with interbank market makers at March 31, 2007 and December 31, 2006 was $1,667,412 and $2,900,150, respectively, which equals 4% and 7% of Net Asset Value, respectively. There were no restricted cash deposits at March 31, 2007 and December 31, 2006.

The Trust trades forward currency and options on forward currency contracts in unregulated markets between principals and assumes the risk of loss from counterparty nonperformance. Accordingly, the risks associated with forward currency and options on forward currency contracts are generally greater than those associated with exchange traded contracts because of the greater risk of counterparty default. Additionally, the trading of forward currency and options on forward currency contracts typically involves delayed cash settlement.

The Trust has a substantial portion of its assets on deposit with financial institutions. In the event of a financial institution’s insolvency, recovery of Trust assets on deposit may be limited to account insurance or other protection afforded such deposits.

CAMPBELL ALTERNATIVE ASSET TRUST
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
(Unaudited)

Note 7.	TRADING ACTIVITIES AND RELATED RISKS (CONTINUED)

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Trust is exposed to a market risk equal to the notional contract value of futures and forward currency contracts purchased and unlimited liability on such contracts sold short. As both buyer and seller of options, the Trust pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the Trust to potentially unlimited liability, and purchased options expose the Trust to a risk of loss limited to the premiums paid.

The unrealized gain (loss) on open futures, forward currency and options on forward currency contracts is comprised of the following:

	Futures Contracts (exchange traded)		Forward Currency and Options on Forward Currency Contracts (non-exchange traded)
	March 31, 2007	December 31, 2006	March 31, 2007	December 31, 2006
Gross unrealized gains	$406,851	$1,673,274	$1,469,057	$2,735,365
Gross unrealized losses	(193,130)	(590,326)	(1,218,150)	(1,311,582)
Net unrealized gain	$213,721	$1,082,948	$250,907	$1,423,783

Open contracts generally mature within three months; as of March 31, 2007, the latest maturity date for open futures contracts is December 2007, and the latest maturity date for open forward currency contracts is June 2007, and the latest expiry date for options on forward currency contracts is April 2007. However, the Trust intends to close all futures and forward currency contracts prior to maturity.

Campbell & Company has established procedures to actively monitor market risk and minimize credit risk, although there can be no assurance that it will, in fact, succeed in doing so. Campbell & Company’s basic market risk control procedures consist of continuously monitoring open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio that rarely exceeds 30%. Campbell & Company seeks to minimize credit risk primarily by depositing and maintaining the Trust’s assets at financial institutions and brokers which Campbell & Company believes to be creditworthy. The unitholders bear the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

Note 8.	INDEMNIFICATIONS

In the normal course of business, the Trust enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Trust’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Trust that have not yet occurred. The Trust expects the risk of any future obligation under these indemnifications to be remote.

CAMPBELL ALTERNATIVE ASSET TRUST
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
(Unaudited)

Note 9.	INTERIM FINANCIAL STATEMENTS

The statement of financial condition, including the condensed schedule of investments, as of March 31, 2007 and the statements of operations, cash flows and changes in unitholders’ capital (Net Asset Value) for the three months ended March 31, 2007 and 2006 are unaudited. In the opinion of management, such financial statements reflect all adjustments, which were of a normal and recurring nature, necessary for a fair presentation of financial position as of March 31, 2007, and the results of operations and cash flows for the three months ended March 31, 2007 and 2006.

Note 10.	FINANCIAL HIGHLIGHTS

The following information presents per unit operating performance data and other supplemental financial data for the three months ended March 31, 2007 and 2006. This information has been derived from information presented in the financial statements.

	Three months ended March 31,
	2007 (Unaudited)	2006 (Unaudited)
Per Unit Performance
(for a unit outstanding throughout the entire period)

Net asset value per unit at beginning of period	$1,815.53	$1,691.94

Income (loss) from operations:
Total trading gains (losses) (1)	(109.63)	94.76
Interest income net of expenses (1)	7.93	(10.80)

Total income (loss) from operations	(101.70)	83.96

Offering costs (1)	(4.02)	(3.93)

Net asset value per unit at end of period	$1,709.81	$1,771.97

Total Return (3)	(5.82)%	4.73%

Supplemental Data
Ratios to average net asset value:
Expenses prior to performance fee (4)	3.03%	3.13%
Performance fee (3)	0.00%	0.90%

Total expenses	3.03%	4.03%

Interest income net of expenses (2), (4)	1.78%	1.10%

Total returns are calculated based on the change in value of a unit during the period. An individual unitholder’s total returns and ratios may vary from the above total returns and ratios based on the timing of additions and redemptions.

___________________
(1)
Interest income net of expenses per unit and offering costs per unit are calculated by dividing the interest income net of expenses and offering costs by the average number of units outstanding during the period. Total trading gains (losses) is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.

(2)	Excludes performance fee.
(3)	Not annualized.
(4)	Annualized.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Unitholders of
Campbell Alternative Asset Trust

We have audited the accompanying statements of financial condition of Campbell Alternative Asset Trust (the “Trust”), including the condensed schedules of investments, as of December 31, 2006 and 2005, and the related statements of operations, cash flows and changes in unitholders’ capital (net asset value) for each of the two years in the period then ended. These financial statements are the responsibility of the Trust’s management. Our responsibility is to express an opinion on these financial statements based on our audits. The statements of operations, cash flows and changes in unitholders’ capital (net asset value) of Campbell Alternative Asset Trust for the year ended December 31, 2004 were audited by other auditors whose report, dated March 22, 2005, expressed an unqualified opinion on those statements.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Trust is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Campbell Alternative Asset Trust as of December 31, 2006 and 2005, the results of its operations, cash flows and changes in unitholders’ capital (net asset value) for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Princeton, New Jersey
March 14, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Unitholders
Campbell Alternative Asset Trust

We have audited the accompanying statements of operations, cash flows and changes in unitholders’ capital (net asset value) of Campbell Alternative Asset Trust for the year ended December 31, 2004. These financial statements are the responsibility of the Trust’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Trust is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations, cash flows and the changes in unitholders’ capital (net asset value) of Campbell Alternative Asset Trust for the year ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

/s/ ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

Hunt Valley, Maryland
March 22, 2005

CAMPBELL ALTERNATIVE ASSET TRUST
STATEMENTS OF FINANCIAL CONDITION
December 31, 2006 and 2005
	2006	2005
ASSETS
Equity in broker trading accounts
Cash	$3,198,569	$2,607,477
United States government securities	30,062,122	27,349,932
Net unrealized gain (loss) on open futures contracts	1,082,948	(160,660)

Total equity in broker trading accounts	34,343,639	29,796,749

Cash	2,904,481	7,368,833
Restricted cash	0	1,873,271
Options purchased, at fair value (premium paid $29,775)	35,454	0
United States government securities	4,485,165	2,480,344
Net unrealized gain (loss) on open forward currency contracts	1,416,954	(1,324,864)
Interest receivable	20,552	26,676
Subscriptions receivable	412,864	0

Total assets	$43,619,109	$40,221,009

LIABILITIES
Accounts payable	$67,122	$58,305
Brokerage fee	50,122	51,325
Options written, at fair value (premiums received $17,336)	16,186	0
Accrued commissions and other trading fees
on open contracts	14,948	13,418
Performance fee	0	69,538
Offering costs payable	15,828	16,208
Redemptions payable	583,188	155,748

Total liabilities	747,394	364,542

UNITHOLDERS’ CAPITAL (Net Asset Value)
Managing Owner - 1,413.580 units
outstanding at December 31, 2006 and 2005	2,566,397	2,391,693
Other Unitholders - 22,200.336 and 22,143.118 units
outstanding at December 31, 2006 and 2005	40,305,318	37,464,774

Total unitholders’ capital
(Net Asset Value)	42,871,715	39,856,467

Total liabilities and unitholders’ capital (Net Asset Value)	$43,619,109	$40,221,009

See accompanying notes.

CAMPBELL ALTERNATIVE ASSET TRUST
CONDENSED SCHEDULE OF INVESTMENTS
December 31, 2006

UNITED STATES GOVERNMENT SECURITIES*

Face Value	Maturity Date	Description	Value	% of Net Asset Value
$13,000,000	02/01/2007	U.S. Treasury Bills	$12,944,980	30.19%
$10,000,000	03/01/2007	U.S. Treasury Bills	9,920,022	23.14%
$ 7,200,000	01/04/2007	U.S. Treasury Bills	7,197,120	16.79%
$ 4,500,000	01/25/2007	U.S. Treasury Bills	4,485,165	10.46%
	Total United States government securities (cost, including accrued interest, - $34,547,287)		$34,547,287	80.58%

LONG FUTURES CONTRACTS

		% of Net
Description	Value	Asset Value
Energy	$(405,662)	(0.94)%
Metals	(68,317)	(0.16)%
Stock indices	451,110	1.05%
Long-term interest rates	(47,968)	(0.11)%
Total long futures contracts	$(70,837)	(0.16)%

SHORT FUTURES CONTRACTS
		% of Net
Description	Value	Asset Value
Energy	$8,960	0.02%
Metals	35,389	0.08%
Short-term interest rates	347,969	0.81%
Long-term interest rates	761,467	1.78%
Total short futures contracts	$1,153,785	2.69%
Total futures contracts	$1,082,948	2.53%

FORWARD CURRENCY CONTRACTS
		% of Net
Description	Value	Asset Value
Various long forward currency contracts	$(792,936)	(1.84)%
Various short forward currency contracts	2,209,890	5.15%
Total forward currency contracts	$1,416,954	3.31%

PURCHASED OPTIONS ON FORWARD CURRENCY CONTRACTS

		% of Net
Description	Value	Asset Value
Purchased options on forward currency contracts
(premiums paid - $29,775)	$35,454	0.08%

WRITTEN OPTIONS ON FORWARD CURRENCY CONTRACTS

		% of Net
Description	Value	Asset Value
Written options on forward currency contracts
(premiums received - $17,336)	$(16,186)	(0.03)%

* - pledged as collateral for the trading of futures, forward and options positions.

See accompanying notes.

CAMPBELL ALTERNATIVE ASSET TRUST
CONDENSED SCHEDULE OF INVESTMENTS
December 31, 2005

UNITED STATES GOVERNMENT SECURITIES*

Face Value	Maturity Date	Description	Value	% of Net Asset Value
$12,000,000	02/02/2006	U.S. Treasury Bills	$11,959,253	30.01%
$ 8,850,000	03/02/2006	U.S. Treasury Bills	8,793,213	22.06%
$ 6,600,000	01/05/2006	U.S. Treasury Bills	6,597,466	16.55%
$ 2,500,000	03/16/2006	U.S. Treasury Bills	2,480,344	6.22%
	Total United States government securities (cost, including accrued interest, - $29,830,276)		$29,830,276	74.84%

LONG FUTURES CONTRACTS

		% of Net
Description	Value	Asset Value
Energy	$(341,534)	(0.85)%
Metals	16,060	0.04%
Stock indices	(24,368)	(0.06)%
Long-term interest rates	9,552	0.02%
Total long futures contracts	$(340,290)	(0.85)%

SHORT FUTURES CONTRACTS

		% of Net
Description	Value	Asset Value
Stock ndices	$(11,765)	(0.03)%
Short-term interest rates	222,468	0.56%
Long-term interest rates	(31,073)	(0.08)%
Total short futures contracts	$179,630	0.45%
Total futures contracts	$(160,660)	(0.40)%

FORWARD CURRENCY CONTRACTS

		% of Net
Description	Value	Asset Value
Various long forward currency contracts	$(1,016,334)	(2.55)%
Various short forward currency contracts	(308,530)	(0.77)%
Total forward currency contracts	$(1,324,864)	(3.32)%

* - pledged as collateral for the trading of futures and forward positions.

See accompanying notes.

CAMPBELL ALTERNATIVE ASSET TRUST
STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004
TRADING GAINS
Futures trading gains (losses)
Realized	$1,005,543	$3,728,183	$4,450,033
Change in unrealized	1,243,608	(676,070)	(68,059)
Brokerage commissions	(76,571)	(110,081)	(72,245)
Net gain from futures trading	2,172,580	2,942,032	4,309,729
Forward currency and options on forward
currency trading gains (losses)
Realized	(1,928,500)	2,977,676	2,473,670
Change in unrealized	2,748,647	(783,292)	(1,647,220)
Brokerage commissions	(20,980)	(11,116)	(10,787)
Net gain from forward currency and options
on forward currency trading	799,167	2,183,268	815,663
Total net trading gains	2,971,747	5,125,300	5,125,392
EXPENSES NET OF INTEREST INCOME
Income
Interest income	1,921,132	1,086,132	440,084
Expenses
Brokerage fee	1,171,323	1,064,610	1,007,951
Performance fee	370,369	257,993	1,245,039
Operating expenses	100,396	89,454	62,835
Total expenses	1,642,088	1,412,057	2,315,825
Expenses net of interest income	279,044	(325,925)	(1,875,741)
NET INCOME	$3,250,791	$4,799,375	$3,249,651
NET INCOME PER MANAGING OWNER
AND OTHER UNITHOLDER UNIT
(based on weighted average number
of units outstanding during the year)	$135.31	$204.75	$135.90
INCREASE IN NET ASSET VALUE
PER MANAGING OWNER AND
OTHER UNITHOLDER UNIT	$123.59	$190.55	$123.76

See accompanying notes.

CAMPBELL ALTERNATIVE ASSET TRUST
STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004
Cash flows from (for) operating activities
Net income	$3,250,791	$4,799,375	$3,249,651
Adjustments to reconcile net income
to net cash from (for) operating activities
Net change in unrealized	(3,992,255)	1,459,362	1,715,279
Option premium paid	(27,775)	0	0
Option premium received	17,336	0	0
Decrease in restricted cash	1,873,271	1,902,751	299,148
(Increase) decrease in interest receivable	6,124	(4,820)	(13,847)
Increase (decrease) in accounts payable and
accrued expenses	(60,394)	97,365	(232,985)
Net purchases of investments in
United States government securities	(4,717,011)	(6,624,807)	(3,722,354)

Net cash from operating activities	(3,651,913)	1,629,226	1,294,892

Cash flows from (for) financing activities
Addition of units	2,123,429	2,050,730	2,054,793
Redemption of units	(1,974,504)	(1,616,559)	(2,692,699)
Offering cost	(370,272)	(335,469)	(318,731)

Net cash from (for) financing activities	(221,347)	98,702	(956,637)

Net increase (decrease) in cash	(3,873,260)	1,727,928	338,255

Unrestricted Cash
Beginning of year	9,976,310	8,248,382	7,910,127

End of year	$6,103,050	$9,976,310	$8,248,382

End of year cash consists of:
Cash in broker trading accounts	$3,198,569	$2,607,477	$1,733,100
Cash	2,904,481	7,368,833	6,515,282

Total end of year cash	$6,103,050	$9,976,310	$8,248,382

See accompanying notes.

CAMPBELL ALTERNATIVE ASSET TRUST
STATEMENTS OF CHANGES IN UNITHOLDERS’ CAPITAL (NET ASSET VALUE)
For the Years Ended December 31, 2006, 2005 and 2004

	Unitholders’ Capital
	Managing Owner		Other Unitholders		Total
	Units	Amount	Units	Amount	Units	Amount
Balances at
December 31, 2003	1,413.580	$1,947,390	22,411.035	$30,874,028	23,824.615	$32,821,418
Net income for the year
ended December 31, 2004		193,760		3,055,891		3,249,651
Additions	0.000	0	1,379.861	2,054,793	1,379.861	2,054,793
Redemptions	0.000	0	(1,922.435)	(2,852,177)	(1,922.435)	(2,852,177)
Offering costs		(18,815)		(299,485)		(318,300)
Balances at
December 31, 2004	1,413.580	2,122,335	21,868.461	32,833,050	23,282.041	34,955,385
Net income for the year
ended December 31, 2005		289,635		4,509,740		4,799,375
Additions	0.000	0	1,303.001	2,050,730	1,303.001	2,050,730
Redemptions	0.000	0	(1,028.344)	(1,612,829)	(1,028.344)	(1,612,829)
Offering costs		(20,277)		(315,917)		(336,194)
Balances at
December 31, 2005	1,413.580	2,391,693	22,143.118	37,464,774	23,556.698	39,856,467
Net income for the year
ended December 31, 2006		196,472		3,054,319		3,250,791
Additions	0.000	0	1,463.895	2,536,293	1,463.895	2,536,293
Redemptions	0.000	0	(1,406.677)	(2,401,944)	(1,406.677)	(2,401,944)
Offering costs		(21,768)		(348,124)		(369,892)
Balances at
December 31, 2006	1,413.580	$2,566,397	22,200.336	$40,305,318	23,613.916	$42,871,715

Net Asset Value Per Managing Owner and Other Unitholder Unit
December 31,
2006	2005	2004

$1,815.53	$1,691.94	$1,501.39

See accompanying notes.

CAMPBELL ALTERNATIVE ASSET TRUST
NOTES TO FINANCIAL STATEMENTS

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	General Description of the Trust

Campbell Alternative Asset Trust (the Trust) is a Delaware statutory trust which operates as a commodity investment pool. The Trust was formed on May 3, 2000 and commenced trading on October 1, 2001. The Trust engages in the speculative trading of futures contracts, forward currency contracts and options on forward currency contracts.

As of December 31, 2002, units are no longer offered to the public, but are offered exclusively for sale to the Campbell & Company, Inc. 401(K) Plan (the 401(K) Plan). At December 31, 2006 and 2005, the 401(K) Plan held approximately 52% and 47%, respectively, of the Trust’s outstanding units.

B.	Regulation

As a registrant with the Securities and Exchange Commission, the Trust is subject to the regulatory requirements under the Securities Act of 1933 and the Securities Exchange Act of 1934. As a commodity investment pool, the Trust is subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of the various commodity exchanges where the Trust executes transactions. Additionally, the Trust is subject to the requirements of futures commission merchants (brokers) and interbank market makers through which the Trust trades.

C.	Method of Reporting

The Trust’s financial statements are presented in accordance with accounting principles generally accepted in the United States of America, which may require the use of certain estimates made by the Trust’s management. Actual results may differ from these estimates. Investment transactions are accounted for on the trade date. Gains or losses are realized when contracts are liquidated. Unrealized gains and losses on open contracts (the difference between contract trade price and market price) are reported in the statement of financial condition as a net gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with Financial Accounting Standards Board Interpretation No. 39 - “Offsetting of Amounts Related to Certain Contracts.” The market value of futures (exchange-traded) contracts is determined by the various futures exchanges, and reflects the settlement price for each contract as of the close of the last business day of the reporting period. Beginning July 1, 2006, the market value of swap and forward currency (non-exchange traded) contracts is extrapolated on a forward basis from the spot prices quoted as of 3:00 P.M. (E.T.) of the last business day of the reporting period or based on the market value of its exchange-traded equivalent. Prior to July 1, 2006, the market value of swap and forward currency (non-exchange traded) contracts was extrapolated on a forward basis from the spot prices quoted as of 5:00 P.M. (E.T.) of the last business day of the reporting period or based on the market value of its exchange-traded equivalent. The market value of option (non-exchange traded) contracts is calculated by applying an industry-standard adaptation of the Black-Scholes options valuation model to foreign currency options, using as input, the spot prices, interest rates and option implied volatilities quoted as of 3:00 P.M. (E.T.) on the last business day of the reporting period. Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations.

CAMPBELL ALTERNATIVE ASSET TRUST
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

C.	Method of Reporting (Continued)

When the Trust writes an option, an amount equal to the premium received by the Trust is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked-to-market to reflect the current market value of option written. Brokerage commissions include other trading fees and are charged to expense when contracts are opened. United States government securities are stated at cost plus accrued interest, which approximates market value.

For purposes of both financial reporting and calculation of redemption value, Net Asset Value per unit is calculated by dividing Net Asset Value by the number of units outstanding.

D.	Income Taxes

The Trust prepares calendar year U.S. and applicable state information tax returns and reports to the unitholders their allocable shares of the Trust’s income, expenses and trading gains or losses. No provision for income taxes has been made in the accompanying financial statements as each unitholder is individually responsible for reporting income or loss based on such unitholder’s respective share of the Trust’s income and expenses as reported for income tax purposes.

E.	Offering Costs

Campbell & Company, Inc. (Campbell & Company) has incurred all costs in connection with the initial and continuous offering of units of the Trust (offering costs). Offering costs are charged to the Trust at a monthly rate of 1/12 of 0.9% (0.9% annualized) of the Trust’s month-end net asset value (as defined in the Amended and Restated Declaration of Trust and Trust Agreement) until such amounts are fully reimbursed. Such amounts are charged directly to unitholders’ capital. The Trust is only liable for payment of offering costs on a monthly basis. At December 31, 2006 and 2005, the Trust reflects a liability in the statement of financial condition for offering costs payable to Campbell & Company of $15,828 and $16,208, respectively.

The offering costs for which Campbell & Company are being reimbursed relate to the offering of units of the Trust to all unitholders except the 401(K) Plan. Therefore, Campbell & Company rebates to the 401(K) Plan the offering costs charged to the 401(K) Plan. All such rebates are made by issuing additional units to the 401(K) Plan.

If the Trust terminates prior to completion of payment to Campbell & Company for the unreimbursed offering costs incurred through the date of such termination, Campbell & Company will not be entitled to any additional payments, and the Trust will have no further obligation to Campbell & Company. At December 31, 2006 and 2005, the amount of unreimbursed offering costs incurred by Campbell & Company is $403,225 and $592,663, respectively.

F.	Foreign Currency Transactions

The Trust’s functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.

CAMPBELL ALTERNATIVE ASSET TRUST
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

G.	Reclassification

Certain amounts in the 2004 and 2005 financial statements were reclassified to conform with the 2006 presentation.

H.	Recently Issued Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (FASB) issued Interpretation No. 48 (FIN 48) entitled “Accounting For Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109.” FIN 48 prescribes the minimum recognition threshold a tax position must meet in connection with accounting for uncertainties in income tax positions taken or expected to be taken by an entity before being measured and recognized in the financial statements. Adoption of FIN 48 is required for fiscal years beginning after December 15, 2006. The implementation of FIN 48 is not expected to have a material impact on the Trust’s financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (FAS 157). FAS 157 defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America, and expands disclosures about fair value measurements. While FAS 157 does not require any new fair value measurements, for some entities, the application of FAS 157 may change current practice. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The implementation of FAS 157 is not expected to have a material impact on the Trust’s financial statements.

Note 2.	MANAGING OWNER AND COMMODITY TRADING ADVISOR

The managing owner of the Trust is Campbell & Company, which conducts and manages the business of the Trust. Campbell & Company is also the commodity trading advisor of the Trust. The Amended and Restated Declaration of Trust and Trust Agreement requires Campbell & Company to maintain a capital account equal to 1% of the total capital accounts of the Trust. Additionally, Campbell & Company is required by the Amended and Restated Declaration of Trust and Trust Agreement to maintain a net worth of not less than $1,000,000.

The Trust pays a monthly brokerage fee of 1/12 of 2.85% (2.85% annualized) of month-end net assets to Campbell & Company and approximately $6 per round turn to the broker for execution and clearing costs. Such costs are limited to 3.5% of average month-end net assets per year. From the 2.85% fee, a portion (0.35%) is used to compensate selling agents for administrative services and a portion (2.5%) is retained by Campbell & Company for trading and management services rendered. The amount paid to the broker and interbank market makers for execution and clearing costs is limited to 0.65% annually.

Campbell & Company is also paid a performance fee equal to 20% of New Appreciation (as defined) calculated as of the end of each calendar quarter and upon redemption of units.

Campbell & Company rebates to the 401(K) Plan the brokerage fee and the performance fee applicable to the 401(K) Plan. All such rebates are made by issuing additional units to the 401(K) Plan.

CAMPBELL ALTERNATIVE ASSET TRUST
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 3.	TRUSTEE

The trustee of the Trust is U.S. Bank National Association, a national banking corporation. The trustee has delegated to the managing operator the duty and authority to manage the business and affairs of the Trust and has only nominal duties and liabilities with respect to the Trust.

Note 4.	DEPOSITS WITH BROKER

The Trust deposits assets with a broker subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements. Margin requirements are satisfied by the deposit of U.S. Treasury bills and cash with such broker. The Trust earns interest income on its assets deposited with the broker.

Note 5.	OPERATING EXPENSES

Operating expenses of the Trust are restricted by the Amended and Restated Declaration of Trust and Trust Agreement to 0.40% per annum of the average month-end Net Asset Value of the Trust.

Note 6.	SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS

Investments in the Trust are made by subscription agreement, subject to acceptance by Campbell & Company.

The Trust is not required to make distributions, but may do so at the sole discretion of Campbell & Company. A unitholder may request and receive redemption of units owned, subject to restrictions in the Amended and Restated Declaration of Trust and Trust Agreement.

Note 7.	TRADING ACTIVITIES AND RELATED RISKS

The Trust engages in the speculative trading of U.S. and foreign futures contracts, forward currency and options on forward currency contracts (collectively, “derivatives”). The Trust is exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

Purchase and sale of futures contracts requires margin deposits with the broker. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker’s proprietary activities. A customer’s cash and other property (for example, U.S. Treasury bills) deposited with a broker are considered commingled with all other customer funds subject to the broker’s segregation requirements. In the event of a broker’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than total cash and other property deposited.

The amount of required margin and good faith deposits with the broker and interbank market makers usually range from 10% to 30% of Net Asset Value. The market value of securities held by the broker at December 31, 2006 and 2005 was $34,547,287 and $29,830,276, respectively, which equals 81% and 75% of Net Asset Value, respectively. The cash deposited with interbank market makers at December 31, 2006 and 2005 was $2,900,150 and $8,987,245, respectively, which equals 7% and 23% of Net Asset Value, respectively. Included in cash deposits with interbank market makers at December 31, 2005 was restricted cash for margin requirements of $1,873,271 which equals approximately 5% of Net Asset Value at December 31, 2005. There were no restricted cash deposits at December 31, 2006.

CAMPBELL ALTERNATIVE ASSET TRUST
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 7.	TRADING ACTIVITIES AND RELATED RISKS (CONTINUED)

The Trust trades forward currency and options on forward currency contracts in unregulated markets between principals and assumes the risk of loss from counterparty nonperformance. Accordingly, the risks associated with forward currency and options on forward currency contracts are generally greater than those associated with exchange traded contracts because of the greater risk of counterparty default. Additionally, the trading of forward currency and options on forward currency contracts typically involves delayed cash settlement.

The Trust has a substantial portion of its assets on deposit with financial institutions. In the event of a financial institution’s insolvency, recovery of Trust assets on deposit may be limited to account insurance or other protection afforded such deposits.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Trust is exposed to a market risk equal to the notional contract value of futures and forward currency contracts purchased and unlimited liability on such contracts sold short. As both a buyer and seller of options, the Trust pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the Trust to potentially unlimited liability, and purchased options expose the Trust to a risk of loss limited to the premiums paid. The unrealized gain (loss) on open futures, forward currency and options on forward currency contracts is comprised of the following:

	Futures Contracts (exchange traded) December 31,		Forward Currency and Options on Forward Currency Contracts (non-exchange traded) December 31,
	2006	2005	2006	2005
Gross unrealized gains	$1,673,274	$537,098	$2,735,365	$1,046,611
Gross unrealized losses	(590,326)	(697,758)	(1,311,582)	(2,371,475)
Net unrealized gain (loss)	$1,082,948	$(160,660)	$1,423,783	$(1,324,864)

Open contracts generally mature within three months; as of December 31, 2006, the latest maturity date for open futures contracts is September 2007, and the latest maturity date for open forward currency contracts is March 2007, and the latest expiry date for options on forward currency contracts is January 2007. However, the Trust intends to close all futures and forward currency contracts prior to maturity.

Campbell & Company has established procedures to actively monitor market risk and minimize credit risk, although there can be no assurance that it will, in fact, succeed in doing so. Campbell & Company’s basic market risk control procedures consist of continuously monitoring open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio that rarely exceeds 30%. Campbell & Company seeks to minimize credit risk primarily by depositing and maintaining the Trust’s assets at financial institutions and brokers which Campbell & Company believes to be creditworthy. The unitholders bear the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

Note 8.	INDEMNIFICATIONS

In the normal course of business, the Trust enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Trust’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Trust that have not yet occurred. The Trust expects the risk of any future obligation under these indemnifications to be remote.

CAMPBELL ALTERNATIVE ASSET TRUST
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 9.	FINANCIAL HIGHLIGHTS

The following information presents per unit operating performance data and other supplemental financial data for the years ended December 31, 2006, 2005 and 2004. This information has been derived from information presented in the financial statements.

	2006	2005	2004
Per Unit Performance
(for a unit outstanding throughout the entire year)
Net asset value per unit at beginning of year	$1,691.94	$1,501.39	$1,377.63
Income (loss) from operations:
Total trading gains (1)	127.38	218.79	215.51
Expenses net of interest income (1)	11.61	(13.90)	(78.44)
Total income from operations	138.99	204.89	137.07
Offering costs (1)	(15.40)	(14.34)	(13.31)
Net asset value per unit at end of year	$1,815.53	$1,691.94	$1,501.39
Total Return	7.30%	12.69%	8.98%
Supplemental Data
Ratios to average net asset value:
Expenses prior to performance fee	3.11%	3.12%	3.08%
Performance fee	0.91%	0.70%	3.58%
Total expenses	4.02%	3.82%	6.66%
Expenses net of interest income (2), (3)	(1.59)%	0.18%	1.81%

Total returns are calculated based on the change in value of a unit during the year. An individual unitholder’s total returns and ratios may vary from the above total returns and ratios based on the timing of additions and redemptions.

_________________
(1)
Expenses net of interest income per unit and offering costs per unit are calculated by dividing expenses net of interest income and offering costs by the average number of units outstanding during the year. Total trading gains is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.

(2)	Excludes performance fee.
(3)	Expenses net of interest income is shown as a positive percentage when expenses exceed interest income for the year.

CAMPBELL & COMPANY, INC.
CONSOLIDATED BALANCE SHEET
March 31, 2007
 (Unaudited)

ASSETS
Current assets
Cash and cash equivalents	$54,529,018
Accounts receivable
Advisory and performance fees	25,141,686
Receivable from Campbell Strategic Allocation Fund, L.P.	17,947,191
Other receivables	784,028
Total current assets	98,401,923
Property and equipment
Furniture and office equipment	11,257,880
Leasehold improvements	1,530,741
12,788,621
Less accumulated depreciation and amortization	(7,966,822)
Total property and equipment	4,821,799
Other assets
Cash surrender value of life insurance,
net of policy loans of $316,444	459,368
Investments in sponsored funds	116,315,051
Other	6,482,060
Total assets	$226,480,201

LIABILITIES
Current liabilities
Accounts payable and accrued expenses	$41,072,247
Current portion of subordinated debt	31,067,750
Total current liabilities	72,139,997
Subordinated debt	111,492,250
Capital stock subject to repurchase, at current redemption value	2,003,045
Total liabilities	185,635,292

STOCKHOLDERS’ EQUITY
Retained earnings	40,844,909
Total liabilities and stockholders’ equity	$226,480,201

THE INVESTOR WILL NOT RECEIVE ANY INTEREST IN THIS COMPANY.

See accompanying notes.

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET
(Unaudited)

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	General

The consolidated balance sheet of Campbell & Company, Inc. includes the accounts of Campbell & Company, Inc. and its wholly-owned subsidiary, Campbell & Company Investment Adviser LLC (CCIA). Campbell & Company, Inc. is incorporated in Maryland and earns fees as a commodity trading advisor. CCIA was formed on January 31, 2005 as a limited liability company under the laws of Delaware. CCIA is registered under the Investment Advisers Act of 1940, as amended, as an investment adviser. Campbell & Company, Inc. is the sole member of CCIA.

Campbell & Company, Inc. is subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government, which regulates most aspects of the commodity futures industry. It is also subject to the rules of the National Futures Association, an industry self-regulatory organization, and the requirements of commodity exchanges, Futures Commission Merchants (brokers), and interbank market makers through which it trades. CCIA is subject to the regulations of the Securities and Exchange Commission under the Investment Advisers Act of 1940.

The consolidated balance sheet includes the accounts of Campbell & Company, Inc. and CCIA (collectively, the “Company”). Significant intercompany accounts and transactions have been eliminated in consolidation.

The Company’s consolidated balance sheet is presented in accordance with accounting principles generally accepted in the United States of America. The preparation of the consolidated balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated balance sheet. Actual results could differ from those estimates, and such differences may be material to the consolidated balance sheet.

B.	Cash and Cash Equivalents

Cash and cash equivalents consist of cash, commercial paper, certificates of deposit and money market mutual funds readily convertible into cash.

C.	Revenue Recognition

Advisory and management fees accrue monthly based on a percentage of assets under management. Performance fees may be earned by achieving defined performance objectives. Performance fees are accrued when the conditions of the applicable performance fee agreements are satisfied.

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)
(Unaudited)
Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

D.	Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization is provided for over the estimated useful lives of the assets using straight-line and accelerated methods. Such lives range from 3 to 39 years.

E.	Investments in Sponsored Funds

Investments in sponsored funds are reported at fair value at the consolidated balance sheet date, in accordance with the equity method. Fair value ordinarily is the value determined for each sponsored fund in accordance with such sponsored fund’s valuation policies and reported at the time of the Company’s valuation. Generally, the fair value of the Company’s investment in a sponsored fund equals the underlying net asset value and represents the amount the Company could reasonably expect to receive from such sponsored fund if the Company’s investment was redeemed at the time of valuation.

F.	Income Taxes

The Company has elected S corporation status under the Internal Revenue Code, pursuant to which the Company does not pay U.S. or Maryland income taxes. The Company is subject to state income taxes in certain states in which it conducts business and adequate provision for such is provided for in the consolidated balance sheet. The Company’s taxable income is taxable to the stockholders on an individual basis.

G.	RecentlyIssued Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (FAS 157). FAS 157 defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America, and expands disclosures about fair value measurements. While FAS 157 does not require any new fair value measurements, for some entities, the application of FAS 157 may change current practice. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The implementation of FAS 157 is not expected to have a material impact on the Company’s consolidated balance sheet.

Note 2.	INVESTMENTS IN SPONSORED FUNDS

Investments in sponsored funds consist of the following at March 31, 2007:

Campbell Strategic Allocation Fund, L.P.	$56,060,367
The Campbell Multi-Strategy Trust	26,011,774
The Campbell Qualified Multi-Strategy Fund L.L.C.	22,632,315
Rampant Investments, L.P.	6,876,377
Campbell Alternative Asset Trust	2,416,953
Campbell Financial Futures Fund Limited Partnership	2,262,452
The Campbell Fund Trust	54,813
Total	$116,315,051

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)
(Unaudited)

Note 2.	INVESTMENTS IN SPONSORED FUNDS (CONTINUED)

In addition to its investments in these sponsored funds, the Company has General Partner, Adviser, Managing Owner, Managing Member, or Managing Operator responsibilities with regards to the following:

Campbell Strategic Allocation Fund, L.P.

The Company is the General Partner and commodity trading advisor of Campbell Strategic Allocation Fund, L.P. (Strategic). As General Partner, the Company receives from Strategic a monthly brokerage fee and quarterly performance fee. Such fees represented approximately 55% of the Company’s revenues for the three months ended March 31, 2007. Of this amount, $13,096,084 is included in advisory and performance fees receivable at March 31, 2007.

Summarized financial information with respect to Strategic as of March 31, 2007 is as follows:

Balance Sheet Data
Assets	$5,241,037,333
Liabilities	96,160,782
Net Asset Value	$5,144,876,551

The Company has committed to maintaining an investment in Strategic equal to at least 1% of the net aggregate capital contributions of all partners. The Company, as General Partner, has contributed capital to Strategic of $46,200,062 as of March 31, 2007. The Company is further bound by Strategic’s Amended Agreement of Limited Partnership to maintain net worth equal to at least 5% of the capital contributed by all the limited partnerships for which the Company acts as General Partner. The minimum net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.

As General Partner, the Company incurs costs in connection with Strategic’s initial and continuous offerings. The Company reflects a receivable of $525,761 as of March 31, 2007, from Strategic for offering costs due to be reimbursed. Such amount is included in Receivable from Campbell Strategic Allocation Fund, L.P. in the consolidated balance sheet. The remaining unreimbursed offering costs of $438,473 at March 31, 2007, is included in Other assets in the consolidated balance sheet. They are carried on the Company’s books as an asset because of the probable future economic benefit to be obtained from the eventual receipt from Strategic of these reimbursements, even though Strategic is not liable for this amount at the current time. The Company recognizes the newly recalculated amount due from Strategic each month as a receivable, which reduces the balance remaining as an Other asset. The Company analyzes the value of the remaining Other asset on its consolidated balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)
(Unaudited)

Note 2.	INVESTMENTS IN SPONSORED FUNDS (CONTINUED)

Campbell Strategic Allocation Fund, L.P. (continued)

The Company also pays, up-front, a 4% commission to selling agents for Strategic. The Company is then reimbursed by Strategic for this cost, over twelve months, through a brokerage fee which is based on the monthly net asset value of Strategic. At March 31, 2007, $17,779,171 in selling agent commissions are subject to future reimbursement, of which $17,421,430 is included in Receivable from Campbell Strategic Allocation Fund, L.P. and $357,741 is included in Other assets in the consolidated balance sheet.

In the event Strategic terminates prior to the completion of any reimbursement of the aforementioned costs, the Company will not be entitled to any additional reimbursement from Strategic.

The Campbell Multi-Strategy Trust

The Company acts as Adviser of The Campbell Multi-Strategy Trust (CMST). The Net Asset Value of CMST at March 31, 2007 was $313,504,525.

The Company has agreed to advance funds to CMST necessary to pay organization and offering costs related to CMST’s initial and continuous offerings. The Company is reimbursed such amounts by CMST at the rate of 0.75% per annum of CMST’s net assets. The Company reflects a receivable of $192,951 as of March 31, 2007 from CMST for offering costs due to be reimbursed. Such amount is included in Other receivables in the consolidated balance sheet. The remaining unreimbursed offering costs of $2,801,747 at March 31, 2007 is included in Other assets in the consolidated balance sheet. They are carried on the Company’s books as an asset because of the probable future economic benefit to be obtained from the eventual receipt from CMST of these reimbursements, even though CMST is not liable for this amount at the current time. In the event CMST terminates prior to the completion of any reimbursement of the offering costs, the Company will not be entitled to any additional reimbursement from CMST. The Company analyzes the value of the unreimbursed organization and offering costs on its consolidated balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.

The Campbell Qualified Multi-Strategy Fund L.L.C.

The Company acts as Managing Member of The Campbell Qualified Multi-Strategy Fund L.L.C. (CQMSF). The Net Asset Value of CQMSF at March 31, 2007 is $163,753,008.

Campbell Alternative Asset Trust

The Company is the Managing Owner and commodity trading advisor of Campbell Alternative Asset Trust (CAAT). The Trustee of CAAT has delegated to the Managing Owner all of the power and authority to manage the business affairs of CAAT. The Net Asset Value of CAAT at March 31, 2007 is $40,046,279.

The Company has committed to maintaining an investment in CAAT equal to at least 1% of the total capital accounts of CAAT. The Company’s capital account balance as of March 31, 2007 is $2,416,953. The Company is further bound by CAAT’s Third Amended and Restated Declaration of Trust and Trust Agreement to maintain net worth equal to at least $1,000,000.

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)
(Unaudited)

Note 2.	INVESTMENTS IN SPONSORED FUNDS (CONTINUED)

Campbell Alternative Asset Trust (continued)

As Managing Owner, the Company has agreed to advance funds to CAAT necessary to pay organization and offering costs related to CAAT’s initial and continuous offerings. The Company is reimbursed such amounts by CAAT at the rate of 0.9% per annum of CAAT’s net assets. The Company reflects a receivable of $13,973 at March 31, 2007 from CAAT for offering costs due to be reimbursed. Such amount is included in Other receivables in the consolidated balance sheet. The remaining unreimbursed offering costs of $142,858 at March 31, 2007 is included in Other assets in the consolidated balance sheet. They are carried on the Company’s books as an asset because of the probable future economic benefit to be obtained from the eventual receipt from CAAT of these reimbursements, even though CAAT is not liable for this amount at the current time. In the event CAAT terminates prior to the completion of any reimbursement of the offering costs, the Company will not be entitled to any additional reimbursement from CAAT. The Company analyzes the value of the unreimbursed organization and offering costs on its consolidated balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.

Rampant Investments, L.P.

The Company acts as General Partner of Rampant Investments, L.P. (Rampant). The Net Asset Value of Rampant at March 31, 2007 is $18,889,699.

Campbell Financial Futures Fund Limited Partnership

The Company acts as General Partner of Campbell Financial Futures Fund Limited Partnership

(FinancialFutures). The Net Asset Value of Financial Futures as of March 31, 2007 is $149,071,748.

The Campbell Fund Trust

The Company is the Managing Operator of The Campbell Fund Trust (the Trust). The Trustee of the Trust has delegated to the Managing Operator all of the power and authority to manage the business affairs of the Trust. The Net Asset Value of the Trust at March 31, 2007 is $1,061,791,344.

Note 3.	TRADING ACTIVITIES AND RELATED RISKS

The sponsored funds for which the Company is either the General Partner, Adviser, Managing Owner, Managing Member or Managing Operator engage in the speculative trading of U.S. and foreign futures contracts, forward currency contracts and other derivative contracts (collectively, “derivatives”). The sponsored funds are exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract. As the sponsored funds trade forward currency contracts and options on forward currency contracts in unregulated markets between principals, the sponsored funds also assume the risk of loss from counterparty nonperformance.

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)
(Unaudited)

Note 3.	TRADING ACTIVITIES AND RELATED RISKS (CONTINUED)

Certain sponsored funds engage in the trading of securities which are typically traded on an exchange or in the over-the-counter market. Such sponsored funds also sell securities not owned at the time of sale (a “short sale”). Risks arise from short sales due to the possible illiquidity of the securities markets and from potential adverse movements in security values. Theoretically, short sales expose such sponsored funds and the Company to potentially unlimited liability as the ultimate obligation to purchase a security sold short may exceed the amount recorded in such sponsored funds balance sheet.

The Company maintains a large portion of its cash and cash equivalents on deposit with financial institutions in connection with its operating and cash management activities. In the event of a financial institution’s insolvency, recovery of Company assets on deposit may be limited to account insurance or other protection afforded such deposits.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the sponsored funds and the Company, as General Partner, Adviser, Managing Owner, Managing Member or Managing Operator of the sponsored funds, and as a direct investor in the sponsored funds, are exposed to a market risk equal to the notional contract value of derivatives purchased and unlimited liability on derivatives sold short. As both a buyer and seller of options, the sponsored funds pay or receive a premium at the outset and then bear the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the funds to potentially unlimited liability, and purchased options expose the funds to a risk of loss limited to the premiums paid.

The Company has established procedures to actively monitor the market risk and minimize the credit risk of such sponsored funds, although there can be no assurance that it will, in fact, succeed in doing so.

Note 4.	INDEMNIFICATIONS

In the normal course of business, the Company enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Company’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. The Company expects the risk of any future obligation under these indemnifications to be remote.

Note 5.	CAPITAL STOCK SUBJECT TO REPURCHASE

The Company has entered into agreements with its stockholders which stipulate that upon the death or disability of a stockholder or upon the retirement or termination of a stockholder’s employment with the Company, the Company will purchase the stockholders’ capital stock at an amount equal to that shareholder’s proportionate share of ownership of the net book asset value of the Company, excluding the retained earnings of the Company accumulated over the past twelve (12) months. Such redemption value shall be determined as of the last day of the calendar quarter immediately preceding the calendar month in which the terminating event occurred. In accordance with Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” the redemption value of all capital stock has been reclassified from retained earnings to liabilities (“Capital stock subject to repurchase, at current redemption value”) within the consolidated balance sheet.

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)
(Unaudited)

Note 5.	CAPITAL STOCK SUBJECT TO REPURCHASE (CONTINUED)

Capital stock subject to repurchase at March 31, 2007 consists of:

Capital stock
Class A voting, no par, $100 stated value;
2,500 shares authorized; 101.85 shares issued
and outstanding	$10,185
Additional paid-in capital, attributable to those shares	45,268
Retained earnings, attributable to those shares	1,947,592
$2,003,045

Note 6.	SUBORDINATED DEBT

The Company entered into a working capital agreement with its stockholders. This agreement provides for the issuance of unsecured notes to the Company which are subordinated to any future borrowings of the Company. Interest on any notes issued in accordance with this agreement is payable annually at a rate of 12.0%. Any unpaid principal balance is due on the sixth anniversary date of the commencement date of each note, or if sooner, five years after a stockholder (a noteholder) ceases to be in the employ of the Company. At March 31, 2007, $142,560,000 was outstanding under this agreement. Under the terms of the notes, maturities by year are as follows:

2007	$900,000
2008	36,987,750
2009	31,980,000
2010	59,834,177
2011	4,923,850
2012	7,934,223
$142,560,000

Note 7.	LEASE OBLIGATION

The Company leases office facilities under agreements which provide for minimum base annual rentals plus a proportionate share of operating expenses. The leases expire on September 30, 2010 and October 31, 2012. The Company has the option to renew the leases for an additional 60 months. Minimum base annual rentals through the original lease term are as follows:

Year ending March 31
2008	$937,825
2009	956,654
2010	975,863
2011	522,886
2012	60,815
Thereafter	36,028
Total base annual rentals	$3,490,071

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)
(Unaudited)

Note 8.	PROFIT SHARING PLAN

The Company has established a qualified 401(k) savings and profit sharing plan (the Plan) for the benefit of its employees. The Company is the plan administrator and certain Company employees are trustees of the Plan. Under terms of the Plan, employees may elect to defer a portion of their compensation. The Company matches employee contributions up to a maximum of 8.75% of the employees’ compensation. The Company may also make optional additional contributions to the Plan.

Note 9.	INTERIM CONSOLIDATED BALANCE SHEET

The consolidated balance sheet as of March 31, 2007 is unaudited. In the opinion of management, it reflects all adjustments, which were of a normal and recurring nature, necessary for a fair presentation of the Company’s consolidated financial position as of March 31, 2007.

INDEPENDENT AUDITOR’S REPORT

To the Stockholders and Board of Directors
Campbell & Company, Inc.

We have audited the accompanying consolidated balance sheet of Campbell & Company, Inc. and subsidiary (collectively, the “Company”) as of December 31, 2006. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Campbell & Company, Inc. and subsidiary as of December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

Hunt Valley, Maryland
May 8, 2007

CAMPBELL & COMPANY, INC.
CONSOLIDATED BALANCE SHEET
December 31, 2006

ASSETS
Current assets
Cash and cash equivalents	$42,939,819
Accounts receivable
Advisory and performance fees	35,311,546
Receivable from Campbell Strategic Allocation Fund, L.P.	19,729,214
Other receivables	1,065,632
Total current assets	99,046,211
Property and equipment
Furniture and office equipment	11,042,400
Leasehold improvements	1,520,053
12,562,453
Less accumulated depreciation and amortization	(7,441,822)
Total property and equipment	5,120,631
Other assets
Cash surrender value of life insurance,
net of policy loans of $296,508	459,368
Investments in sponsored funds	123,351,129
Other	9,908,836
Total assets	$237,886,175
LIABILITIES
Current liabilities
Accounts payable and accrued expenses	$65,940,000
Current portion of subordinated debt	3,340,000
Total current liabilities	69,280,000
Subordinated debt	141,660,000
Capital stock subject to repurchase, at current redemption value	2,003,045
Total liabilities	212,943,045
STOCKHOLDERS’ EQUITY
Retained earnings	24,943,130
Total liabilities and stockholders’ equity	$237,886,175

THE INVESTOR WILL NOT RECEIVE ANY INTEREST IN THIS COMPANY.

See accompanying notes.

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	General

The consolidated balance sheet of Campbell & Company, Inc. includes the accounts of Campbell & Company, Inc. and its wholly-owned subsidiary, Campbell & Company Investment Adviser LLC (CCIA). Campbell & Company, Inc. is incorporated in Maryland and earns fees as a commodity trading advisor. CCIA was formed on January 31, 2005 as a limited liability company under the laws of Delaware. CCIA is registered under the Investment Advisers Act of 1940, as amended, as an investment adviser. Campbell & Company, Inc. is the sole member of CCIA.

Campbell & Company, Inc. is subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government, which regulates most aspects of the commodity futures industry. It is also subject to the rules of the National Futures Association, an industry self-regulatory organization, and the requirements of commodity exchanges, Futures Commission Merchants (brokers), and interbank market makers through which it trades. CCIA is subject to the regulations of the Securities and Exchange Commission under the Investment Advisers Act of 1940.

The consolidated balance sheet includes the accounts of Campbell & Company, Inc. and CCIA (collectively, the “Company”). Significant intercompany accounts and transactions have been eliminated in consolidation.

The Company’s consolidated balance sheet is presented in accordance with accounting principles generally accepted in the United States of America. The preparation of the consolidated balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated balance sheet. Actual results could differ from those estimates, and such differences may be material to the consolidated balance sheet.

B.	Cash and Cash Equivalents

Cash and cash equivalents consist of cash, commercial paper, certificates of deposit and money market mutual funds readily convertible into cash.

C.	Revenue Recognition

Advisory and management fees accrue monthly based on a percentage of assets under management. Performance fees may be earned by achieving defined performance objectives. Performance fees are accrued when the conditions of the applicable performance fee agreements are satisfied.

D.	Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization is provided for over the estimated useful lives of the assets using straight-line and accelerated methods. Such lives range from 3 to 39 years.

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

E.	Investments in Sponsored Funds

Investments in sponsored funds are reported at fair value at the consolidated balance sheet date, in accordance with the equity method. Fair value ordinarily is the value determined for each sponsored fund in accordance with such sponsored fund’s valuation policies and reported at the time of the Company’s valuation. Generally, the fair value of the Company’s investment in a sponsored fund equals the underlying net asset value and represents the amount the Company could reasonably expect to receive from such sponsored fund if the Company’s investment was redeemed at the time of valuation.

F.	Income Taxes

The Company has elected S corporation status under the Internal Revenue Code, pursuant to which the Company does not pay U.S. or Maryland income taxes. The Company is subject to state income taxes in certain states in which it conducts business and adequate provision for such is provided for in the consolidated balance sheet. The Company’s taxable income is taxable to the stockholders on an individual basis.

G.	Recently Issued Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (FAS 157). FAS 157 defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America, and expands disclosures about fair value measurements. While FAS 157 does not require any new fair value measurements, for some entities, the application of FAS 157 may change current practice. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The implementation of FAS 157 is not expected to have a material impact on the Company’s consolidated balance sheet.

Note 2.	INVESTMENTS IN SPONSORED FUNDS

Investments in sponsored funds consist of the following at December 31, 2006:

Campbell Strategic Allocation Fund, L.P.	$60,149,864
The Campbell Multi-Strategy Trust	27,038,905
The Campbell Qualified Multi-Strategy Fund L.L.C.	23,374,217
Rampant Investments, L.P.	7,769,383
Campbell Alternative Asset Trust	2,566,397
Campbell Financial Futures Fund Limited Partnership	2,393,989
The Campbell Fund Trust	58,374
Total	$123,351,129

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

Note 2.	INVESTMENTS IN SPONSORED FUNDS (CONTINUED)

In addition to its investments in these sponsored funds, the Company has General Partner, Adviser, Managing Owner, Managing Member, or Managing Operator responsibilities with regards to the following:

Campbell Strategic Allocation Fund, L.P.

The Company is the General Partner and commodity trading advisor of Campbell Strategic Allocation Fund, L.P. (Strategic). As General Partner, the Company receives from Strategic a monthly brokerage fee and quarterly performance fee. Such fees represented approximately 49% of the Company’s revenues for the year ended December 31, 2006. Of this amount, $14,442,796 is included in advisory and performance fees receivable at December 31, 2006.

Summarized financial information with respect to Strategic as of December 31, 2006 is as follows:

Balance Sheet Data
Assets	$5,777,986,807
Liabilities	123,446,641
Net Asset Value	$5,654,540,166

The Company has committed to maintaining an investment in Strategic equal to at least 1% of the net aggregate capital contributions of all partners. The Company, as General Partner, has contributed capital to Strategic of $46,200,062 as of December 31, 2006. The Company is further bound by Strategic’s Amended Agreement of Limited Partnership to maintain net worth equal to at least 5% of the capital contributed by all the limited partnerships for which the Company acts as General Partner. The minimum net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.

As General Partner, the Company incurs costs in connection with Strategic’s initial and continuous offerings. The Company reflects a receivable of $516,133 as of December 31, 2006, from Strategic for offering costs due to be reimbursed. Such amount is included in Receivable from Campbell Strategic Allocation Fund, L.P. in the consolidated balance sheet. The remaining unreimbursed offering costs of $593,928 at December 31, 2006, is included in Other assets in the consolidated balance sheet. They are carried on the Company’s books as an asset because of the probable future economic benefit to be obtained from the eventual receipt from Strategic of these reimbursements, even though Strategic is not liable for this amount at the current time. The Company recognizes the newly recalculated amount due from Strategic each month as a receivable, which reduces the balance remaining as an Other asset. The Company analyzes the value of the remaining Other asset on its consolidated balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

Note 2.	INVESTMENTS IN SPONSORED FUNDS (CONTINUED)

Campbell Strategic Allocation Fund, L.P. (continued)

The Company also pays, up-front, a 4% commission to selling agents for Strategic. The Company is then reimbursed by Strategic for this cost, over twelve months, through a brokerage fee which is based on the monthly net asset value of Strategic. At December 31, 2006, $22,895,875 in selling agent commissions are subject to future reimbursement, of which $19,213,081 is included in Receivable from Campbell Strategic Allocation Fund, L.P. and $3,682,794 is included in Other assets in the consolidated balance sheet.

In the event Strategic terminates prior to the completion of any reimbursement of the aforementioned costs, the Company will not be entitled to any additional reimbursement from Strategic.

The Campbell Multi-Strategy Trust

The Company acts as Adviser of The Campbell Multi-Strategy Trust (CMST). The Net Asset Value of CMST at December 31, 2006 was $291,882,817.

The Company has agreed to advance funds to CMST necessary to pay organization and offering costs related to CMST’s initial and continuous offerings. The Company is reimbursed such amounts by CMST at the rate of 0.75% per annum of CMST’s net assets. The Company reflects a receivable of $175,838 as of December 31, 2006 from CMST for offering costs due to be reimbursed. Such amount is included in Other receivables in the consolidated balance sheet. The remaining unreimbursed offering costs of $2,706,037 at December 31, 2006 is included in Other assets in the consolidated balance sheet. They are carried on the Company’s books as an asset because of the probable future economic benefit to be obtained from the eventual receipt from CMST of these reimbursements, even though CMST is not liable for this amount at the current time. In the event CMST terminates prior to the completion of any reimbursement of the offering costs, the Company will not be entitled to any additional reimbursement from CMST. The Company analyzes the value of the unreimbursed organization and offering costs on its consolidated balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.

The Campbell Qualified Multi-Strategy Fund L.L.C.

The Company acts as Managing Member of The Campbell Qualified Multi-Strategy Fund L.L.C. (CQMSF). The Net Asset Value of CQMSF at December 31, 2006 is $153,190,998.

Campbell Alternative Asset Trust

The Company is the Managing Owner and commodity trading advisor of Campbell Alternative Asset Trust (CAAT). The Trustee of CAAT has delegated to the Managing Owner all of the power and authority to manage the business affairs of CAAT. The Net Asset Value of CAAT at December 31, 2006 is $42,871,715.

The Company has committed to maintaining an investment in CAAT equal to at least 1% of the total capital accounts of CAAT. The Company’s capital account balance as of December 31, 2006 is $2,566,397. The Company is further bound by CAAT’s Third Amended and Restated Declaration of Trust and Trust Agreement to maintain net worth equal to at least $1,000,000.

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

Note 2.	INVESTMENTS IN SPONSORED FUNDS (CONTINUED)

Campbell Alternative Asset Trust (continued)

As Managing Owner, the Company has agreed to advance funds to CAAT necessary to pay organization and offering costs related to CAAT’s initial and continuous offerings. The Company is reimbursed such amounts by CAAT at the rate of 0.9% per annum of CAAT’s net assets. The Company reflects a receivable of $15,828 at December 31, 2006 from CAAT for offering costs due to be reimbursed. Such amount is included in Other receivables in the consolidated balance sheet. The remaining unreimbursed offering costs of $187,397 at December 31, 2006 is included in Other assets in the consolidated balance sheet. They are carried on the Company’s books as an asset because of the probable future economic benefit to be obtained from the eventual receipt from CAAT of these reimbursements, even though CAAT is not liable for this amount at the current time. In the event CAAT terminates prior to the completion of any reimbursement of the offering costs, the Company will not be entitled to any additional reimbursement from CAAT. The Company analyzes the value of the unreimbursed organization and offering costs on its consolidated balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.

Rampant Investments, L.P.

The Company acts as General Partner of Rampant Investments, L.P. (Rampant). The Net Asset Value of Rampant at December 31, 2006 is $21,434,827.

Campbell Financial Futures Fund Limited Partnership

The Company acts as General Partner of Campbell Financial Futures Fund Limited Partnership (Financial Futures). The Net Asset Value of Financial Futures as of December 31, 2006 is $165,452,786.

The Campbell Fund Trust

The Company is the Managing Operator of The Campbell Fund Trust (the Trust). The Trustee of the Trust has delegated to the Managing Operator all of the power and authority to manage the business affairs of the Trust. The Net Asset Value of the Trust at December 31, 2006 is $1,153,998,798.

Note 3.	TRADING ACTIVITIES AND RELATED RISKS

The sponsored funds for which the Company is either the General Partner, Adviser, Managing Owner, Managing Member or Managing Operator engage in the speculative trading of U.S. and foreign futures contracts, forward currency contracts and other derivative contracts (collectively, “derivatives”). The sponsored funds are exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract. As the sponsored funds trade forward currency contracts and options on forward currency contracts in unregulated markets between principals, the sponsored funds also assume the risk of loss from counterparty nonperformance.

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

Note 3.	TRADING ACTIVITIES AND RELATED RISKS (CONTINUED)

Certain sponsored funds engage in the trading of securities which are typically traded on an exchange or in the over-the-counter market. Such sponsored funds also sell securities not owned at the time of sale (a “short sale”). Risks arise from short sales due to the possible illiquidity of the securities markets and from potential adverse movements in security values. Theoretically, short sales expose such sponsored funds and the Company to potentially unlimited liability as the ultimate obligation to purchase a security sold short may exceed the amount recorded in such sponsored funds balance sheet.

The Company maintains a large portion of its cash and cash equivalents on deposit with financial institutions in connection with its operating and cash management activities. In the event of a financial institution’s insolvency, recovery of Company assets on deposit may be limited to account insurance or other protection afforded such deposits.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the sponsored funds and the Company, as General Partner, Adviser, Managing Owner, Managing Member or Managing Operator of the sponsored funds, and as a direct investor in the sponsored funds, are exposed to a market risk equal to the notional contract value of derivatives purchased and unlimited liability on derivatives sold short. As both a buyer and seller of options, the sponsored funds pay or receive a premium at the outset and then bear the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the funds to potentially unlimited liability, and purchased options expose the funds to a risk of loss limited to the premiums paid.

The Company has established procedures to actively monitor the market risk and minimize the credit risk of such sponsored funds, although there can be no assurance that it will, in fact, succeed in doing so.

Note 4.	INDEMNIFICATIONS

In the normal course of business, the Company enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Company’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. The Company expects the risk of any future obligation under these indemnifications to be remote.

Note 5.	CAPITAL STOCK SUBJECT TO REPURCHASE

The Company has entered into agreements with its stockholders which stipulate that upon the death or disability of a stockholder or upon the retirement or termination of a stockholder’s employment with the Company, the Company will purchase the stockholders’ capital stock at an amount equal to that shareholder’s proportionate share of ownership of the net book asset value of the Company, excluding the retained earnings of the Company accumulated over the past twelve (12) months. Such redemption value shall be determined as of the last day of the calendar quarter immediately preceding the calendar month in which the terminating event occurred. In accordance with Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” the redemption value of all capital stock has been reclassified from retained earnings to liabilities (“Capital stock subject to repurchase, at current redemption value”) within the consolidated balance sheet.

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

Note 5.	CAPITAL STOCK SUBJECT TO REPURCHASE (CONTINUED)

Capital stock subject to repurchase at December 31, 2006 consists of:

Capital stock
Class A voting, no par, $100 stated value;
2,500 shares authorized; 101.85 shares issued
and outstanding	$10,185
Additional paid-in capital, attributable to those shares	45,268
Retained earnings, attributable to those shares	1,947,592
$2,003,045

Note 6.	SUBORDINATED DEBT

The Company entered into a working capital agreement with its stockholders. This agreement provides for the issuance of unsecured notes to the Company which are subordinated to any future borrowings of the Company. Interest on any notes issued in accordance with this agreement is payable annually at a rate of 12.0%. Any unpaid principal balance is due on the sixth anniversary date of the commencement date of each note, or if sooner, five years after a stockholder (a noteholder) ceases to be in the employ of the Company. At December 31, 2006, $145,000,000 was outstanding under this agreement. Under the terms of the notes, maturities by year are as follows:

2007	$3,340,000
2008	36,987,750
2009	31,980,000
2010	59,834,177
2011	4,923,850
2012	7,934,223
$145,000,000

Note 7.	LEASE OBLIGATION

The Company leases office facilities under agreements which provide for minimum base annual rentals plus a proportionate share of operating expenses. The leases expire on September 30, 2010 and October 31, 2012. The Company has the option to renew the leases for an additional 60 months. Minimum base annual rentals through the original lease term are as follows:

Year ending December 31
2007	$897,455
2008	951,898
2009	971,016
2010	754,223
2011	60,515
Thereafter	51,324
Total base annual rentals	$3,686,431

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

Note 8.	PROFIT SHARING PLAN

The Company has established a qualified 401(k) savings and profit sharing plan (the Plan) for the benefit of its employees. The Company is the plan administrator and certain Company employees are trustees of the Plan. Under terms of the Plan, employees may elect to defer a portion of their compensation. The Company matches employee contributions up to a maximum of 8.75% of the employees’ compensation. The Company may also make optional additional contributions to the Plan.

Note 9.	SUBSEQUENT EVENTS

During January 2007, the Company authorized distributions to its stockholders aggregating $24,943,130. Such distributions were made in cash to stockholders during February 2007.

(This page has been left blank intentionally.)

PART TWO
STATEMENT OF ADDITIONAL INFORMATION

CAMPBELL ALTERNATIVE ASSET TRUST

$201,000,000
Units of Beneficial Interest
________________________________________________________________________________

This is a speculative, leveraged investment which involves the risk of loss. Past performance is not necessarily indicative of future results.

See "The Risks You Face" and " Conflicts of Interest" in Part One.

THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION.

CAMPBELL & COMPANY, INC.
Managing Owner

June 29, 2007

________________________________________________________________________________

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THE FUTURES, FORWARD, OPTION AND SWAP MARKETS

Futures Contracts

Futures contracts are standardized agreements traded on commodity exchanges that call for the future delivery of the commodity or financial instrument at a specified time and place. A futures trader that enters into a contract to take delivery of the underlying commodity is "long" the contract, or has "bought" the contract. A trader that is obligated to make delivery is "short" the contract or has "sold" the contract. Actual delivery on the contract rarely occurs. Futures traders usually offset (liquidate) their contract obligations by entering into equal but offsetting futures positions. For example, a trader who is long one September Treasury bond contract on the Chicago Board of Trade can offset the obligation by entering into a short position in a September Treasury bond contract on that exchange. Futures positions that have not yet been liquidated are known as "open" contracts or positions.

Futures contracts are traded on a wide variety of commodities, including agricultural products, metals, energies, livestock products, government securities, currencies and stock market indices. Options on futures contracts are also traded on U.S. and foreign commodity exchanges. The Trust concentrates its futures trading in financial instruments such as interest rate, foreign exchange and stock index contracts, and metal and energy contracts.

Forward Contracts

Currencies and other commodities may be purchased or sold for future delivery or cash settlement through banks or dealers pursuant to forward, option or swap contracts. Currencies also can be traded pursuant to futures contracts on organized futures exchanges; however, Campbell & Company will use the dealer market in foreign exchange contracts for most of the Trust's trading in currencies. Such dealers will act as "principals" in these transactions and will include their profit in the price quoted on the contracts. Unlike futures contracts, foreign exchange contracts are not standardized. In addition, the forward market is largely unregulated. Forward contracts are not "cleared" or guaranteed by a third party. Thus, the Trust is subject to the creditworthiness of Deutsche Bank AG London and ABN AMRO Bank N.V., Chicago Branch, the over-the-counter counterparties with whom it maintains all assets and positions relating to the Trust's forward and option contract investments. There also is no daily settlement of unrealized gains or losses on open foreign exchange contracts as there is with futures contracts on U.S. exchanges.

Option Contracts

An option on a futures contract or on a physical commodity or currency gives the buyer of the option the right to take a position of a specified amount at a specified price in a specific underlying instrument (the “striking,” “strike” or “exercise price”). The buyer of a “call” option acquires the right to take a long position (i.e., the obligation to take delivery of a specified amount at a specified price in a specific underlying instrument). The buyer of a “put” option acquires the right to take a short position (i.e., the obligation to make delivery of a specified amount at a specified price in a specific underlying instrument).

The purchase price of an option is referred to as its “premium.” The seller (or “writer”) of an option is obligated to take a position at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to sell (take a short position in) the underlying instrument at the striking price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to buy (take a long position in) the underlying instrument at the striking price if the buyer should exercise the option.

A call option is said to be “in the money” if the striking price is below current market levels, and “out of the money” if the striking price is above current market levels. Conversely, a put option is said to be “in the money” if the striking price is above current market levels, and “out of the money” if the striking price is below current market levels.

Options have limited lifespans. An option that is out of the money and not offset by the time it expires becomes worthless. Options usually trade at a premium above their intrinsic value (i.e., the difference between the market price for the underlying instrument and the striking price), because the option trader is speculating on (or hedging against) future movements in the price of the underlying instrument. As an option nears its expiration date, the market value and intrinsic value typically move into parity. The difference between an option’s intrinsic value and market value is referred to as the “time value” of the option.

Swap Transactions

In the future, the Trust may periodically enter into transactions in the forward or other markets which could be characterized as swap transactions and which may involve interest rates, currencies, securities interests, commodities and other items. A swap transaction is an individually negotiated, non-standardized agreement between two parties to exchange cash flows measured by different interest rates, exchange rates, or prices, with payments calculated by reference to a principal ("notional") amount or quantity. Transactions in these markets present certain risks similar to those in the futures, forward and options markets:

(1)	the swap markets are generally not regulated by any United States or foreign governmental authorities;

(2)	there are generally no limitations on daily price moves in swap transactions;

(3)
speculative position limits are not applicable to swap transactions, although the counterparties with which the Trust may deal may limit the size or duration of positions available as a consequence of credit considerations;

(4)	participants in the swap markets are not required to make continuous markets in swaps contracts; and

(5)
the swap markets are "principal markets," in which performance with respect to a swap contract is the responsibility only of the counterparty with which the trader has entered into a contract (or its guarantor, if any), and not of any exchange or clearinghouse. As a result, the Trust will be subject to the risk of the inability of or refusal to perform with respect to such contracts on the part of the counterparties with which the Trust trades.

The CFTC has adopted Part 35 to its Rules which provides non-exclusive safe harbor treatment from regulations under the Commodity Exchange Act as amended for swap transactions which meet certain specified criteria, over which the CFTC will not exercise its jurisdiction and regulate as futures or commodity option transactions. In addition, on December 21, 2000, the Commodity Futures Modernization Act of 2000 amended the Commodity Exchange Act so that it does not apply to any agreement, contract, or transaction in a commodity, other than an agricultural commodity (including swap transactions), if the agreement, contract, or transaction is entered into only between eligible contract participants (which includes commodity pools meeting certain capitalization requirements), is subject to individual negotiation by the parties, and is not executed or traded on a trading facility. It is expected that the Trust will engage only in swap transactions for which exemptive/safe harbor relief is available to it under the CFTC policy statements or regulations, or which are otherwise excluded from the CFTC's jurisdiction. If the Trust were restricted in its ability to trade in the swap markets, the activities of Campbell & Company, to the extent that it trades in such markets on behalf of the Trust, might be materially affected.

Regulation

The U.S. futures markets are regulated under the Commodity Exchange Act, which is administered by the CFTC, a federal agency created in 1974. The CFTC licenses and regulates commodity exchanges, commodity pool operators, commodity trading advisors and clearing firms which are referred to in the futures industry as "futures commission merchants." Campbell & Company is licensed by the CFTC as a commodity pool operator and commodity trading advisor. Futures professionals are also regulated by the NFA, a self-regulatory organization for the futures industry that supervises the dealings between futures professionals and their customers. If its pertinent CFTC licenses or NFA memberships were to lapse, be suspended or be revoked, Campbell & Company would be unable to act as the Trust's commodity pool operator and commodity trading advisor.

The CFTC has adopted disclosure, reporting and recordkeeping requirements for commodity pool operators and disclosure and recordkeeping requirements for commodity trading advisors. The reporting rules require pool operators to furnish to the participants in their pools a monthly statement of account, showing the pool's income or loss and change in net asset value, and an annual financial report, audited by an independent certified public accountant.

The CFTC and the exchanges have pervasive powers over the futures markets, including the emergency power to suspend trading and order trading for liquidation of existing positions only. The exercise of such powers could adversely affect the Trust's trading.

The CFTC does not regulate forward contracts. Federal and state banking authorities also do not regulate forward trading or forward dealers. Trading in foreign currency forward contracts may be less liquid and the Trust's trading results may be adversely affected.

Margin

The Trust will use margin in its trading. In order to establish and maintain a futures position, a trader must make a type of good-faith deposit with its broker, known as "margin," of approximately 2%—10% of contract value. Minimum margins are established for each futures contract by the exchange on which the contract is traded. The exchanges alter their margin requirements from time to time, sometimes significantly. For their protection, futures brokers may require higher margins from their customers than the exchange minimums. Margin also is deposited in connection with forward contracts, but is not required by any applicable regulation.

There are two types of margin. "Initial" margin is the amount a trader is required to deposit with its broker to open a futures position. The other type of margin is "maintenance" margin. When the contract value of a trader's futures position falls below a certain percentage, typically about 75%, of its value when the trader established the position, the trader is required to deposit additional margin in an amount equal to the loss in value.

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EXHIBIT A

CAMPBELL ALTERNATIVE ASSET TRUST
THIRD AMENDED AND RESTATED
DECLARATION OF TRUST AND TRUST AGREEMENT

This Third Amended and Restated Declaration of Trust and Trust Agreement (the "Trust Agreement") is made as of December 9, 2002, by and among Campbell & Company, Inc., a Maryland corporation (the "Managing Owner"), Wachovia Trust Company, National Association (formerly known as First Union Trust Company, National Association), a national banking association, as trustee (the "Trustee") and each other party who currently owns a unit of beneficial interest of the Trust (a "Unit") becomes a party to this Trust Agreement as an owner of a Unit or who becomes a party to this Trust Agreement as a Unitholder by execution of a Subscription Agreement and Power of Attorney Signature Page or otherwise and who is shown in the books and records of the Trust as a Unitholder (individually, a "Unitholder" and, collectively, the "Unitholders").

Throughout this Trust Agreement, there are references to two types of Unitholders: those individuals who are current employees or former employees of the Managing Owner or its affiliates participating in the Managing Owner's 401(k) plan (individually, an "Employee Unitholder" and, collectively, the "Employee Unitholders") and all other Unitholders (individually, an "Ordinary Unitholder" and, collectively, the "Ordinary Unitholders") (unless otherwise indicated herein, a reference to Unitholders shall encompass both the Employee Unitholders and the Ordinary Unitholders). Units held by Employee Unitholders are "Employee Units" and Units held by Ordinary Unitholders are "Ordinary Units." (Unless otherwise indicated herein a reference to Units shall encompass both the Employee Units and the Ordinary Units.)

WITNESSETH:

WHEREAS, the Managing Owner and the Trustee, formed a business trust pursuant to and in accordance with the Delaware Business Trust Act, 12 Del. C.§ 3801, et seq., as amended from time to time (the "Act"), by executing the Declaration of Trust and Trust Agreement dated as of May 1, 2000 and by filing a Certificate of Trust with the office of the Secretary of State of the State of Delaware on May 3, 2000 (a copy of which is attached in Schedule A); and

WHEREAS, a Certificate of Amendment to the Certificate of Trust was filed with the office of the Secretary of State of the State of Delaware on October 16, 2000 (a copy of which is attached in Schedule A) which amended the name of the Trust; and

WHEREAS, the Original Agreement was amended and restated as the Trust's Amended and Restated Declaration of Trust and Trust Agreement dated as of January 2, 2001 (the "First Amended and Restated Agreement"); and

WHEREAS, the First Amended and Restated Agreement was further amended and restated as the Second Declaration of Trust and Trust Agreement dated as of May 15, 2001 (the "Existing Agreement"); and

WHEREAS, the parties hereto desire to continue the Trust for the business and purpose of issuing Units, the capital of which shall be used to engage in trading, buying, selling or otherwise acquiring, holding or disposing of futures contracts, forward contracts, foreign exchange commitments, swaps, exchange for physicals, spot (cash) commodities, hybrid instruments, securities and other items, options on and any rights pertaining to the foregoing throughout the world with the objective of capital appreciation through speculative trading by allocating Trust Assets to Campbell & Company and independent professional trading advisors ("Advisors") selected from time to time by the Managing Owner.

WHEREAS, the parties desire to further amend the existing Agreement and to restate it, as further amended in its entirety.

NOW THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, do hereby mutually covenant and agree as follows:

1. Continuation of the Trust.

The parties hereby agree to continue the existence of the Trust as a business trust pursuant to the Act (which has recently been amended to be titled the Delaware Statutory Trust Act with such amendments to be effective on August 1, 2002 and September 1, 2002) and the provisions of this Agreement. The Trustee shall execute and file such amendments to the Certificate of Trust and shall do all other things, and the Unitholders undertake to cooperate with the Trustee and Managing Owner, as applicable, in doing so as well as to execute and furnish to the Trustee or Managing Owner, as applicable, all documents, which the Managing Owner or Trustee, as applicable, may deem necessary or advisable in order to perfect and maintain the Trust as a business trust pursuant to the laws of the State of Delaware and all other jurisdictions in which the Trust conducts business.

Nothing in this Declaration of Trust shall be construed to make the Unitholders partners or members of a joint stock association except to the extent that such Unitholders, as constituted from time to time, are deemed to be partners under the Internal Revenue Code of 1986, as amended (the "Code"), and applicable state and local tax laws. Notwithstanding the foregoing, it is the intention of the parties hereto that the Trust continue to be treated as a partnership for purposes of taxation under the Code and applicable state and local tax laws. Effective as of the date hereof, the Trustee shall have all of the rights, powers and duties set forth herein and in the Act with respect to accomplishing the purposes of the Trust.

2. The Trustee.

(a) Term; Resignation.

(i) Wachovia Trust Company, National Association has agreed and continues to serve as the Trustee of the Trust. The Trust shall have only one trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with the terms of Section 2(e) hereof.

(ii) The Trustee may resign at any time upon the giving of at least sixty (60) days' advance written notice to the Trust; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with Section 2(e) hereof. If the Managing Owner does not act within such sixty (60) day period, the Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

(b) Powers. Except to the extent expressly set forth in this Section 2, Section 3 and Section 23, the duty and authority of the Trustee to manage the business and affairs of the Trust continue to be delegated to the Managing Owner. The Trustee shall have only the rights, obligations or liabilities specifically provided for herein and in the Act and shall have no implied rights, obligations or liabilities with respect to the business or affairs of the Trust. The Trustee shall have the power and authority to execute, deliver, acknowledge and file all necessary documents, including any amendments to or cancellation of the Certificate of Trust as required by the Act. The Trustee shall provide prompt notice to the Managing Owner of its performance of any of the foregoing. The Managing Owner shall keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that affect the rights, obligations or liabilities of the Trustee hereunder or under the Act.

(c) Compensation and Expenses of the Trustee. The Trustee shall be entitled to receive from the Managing Owner reasonable compensation for its services hereunder in accordance with the Trustee's standard fee schedule, and shall be entitled to be reimbursed by the Managing Owner for reasonable out- of-pocket expenses incurred by the Trustee in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder, to the extent attributable to the Trust.

(d) Indemnification. The Managing Owner agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Trustee and its successors, assigns, legal representatives, officers, directors, agents and servants (the "Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or as indemnity payments pursuant to this Section 2(d)), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses"), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this Section 2(d) shall survive the termination of this Trust Agreement or the removal or resignation of the Trustee. The Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate (as defined below) which result from claims against the Trustee personally that are not related to the ownership or the administration of the Trust Estate or the transactions contemplated by any documents to which the Trust is a party.

(e) Successor Trustee. Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Act. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Trust Agreement. Any successor Trustee appointed hereunder shall promptly file an amendment to the Certificate of Trust reflecting the identity and principal place of business of such successor Trustee in the State of Delaware.

(f) Liability of the Trustee. Except as otherwise provided in this Section 2, in accepting the trust created hereby, Wachovia Trust Company, National Association acts solely as Trustee hereunder and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Trust is a party shall look only to any cash, net equity in any commodity futures, forward and option contracts, all funds on deposit in the accounts of the Trust, any other property held by the Trust, and all proceeds therefrom, including any rights of the Trust pursuant to any agreements to which this Trust is a party (the "Trust Estate") for payment or satisfaction thereof. The Trustee shall not be liable or accountable hereunder or under any other agreement to which the Trust is a party, except for the Trustee's own gross negligence or willful misconduct. In particular, but not by way of limitation:

(i) the Trustee shall have no liability or responsibility for the validity or sufficiency of this Trust Agreement or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate;

(ii) the Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner;

(iii) the Trustee shall not have any liability for the acts or omissions of the Managing Owner;

(iv) the Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner, any futures broker, any selling agents or any additional selling agents;

(v) no provision of this Trust Agreement shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(vi) under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Trust Agreement or any other agreements to which the Trust is a party;

(vii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or any other agreements to which the Trust is a party, at the request, order or direction of the Managing Owner or any Unitholders unless the Managing Owner or such Unitholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby; and

(viii) notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (a) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (b) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (c) subject the Trustee to personal jurisdiction other than in the State of Delaware for causes of action arising from personal acts unrelated to the consummation by the Trustee of the transactions contemplated hereby.

(g) Reliance by the Trustee and the Managing Owner; Advice of Counsel.

(i) In the absence of bad faith, the Trustee and the Managing Owner may conclusively rely upon certificates or opinions furnished to the Trustee or the Managing Owner and conforming to the requirements of this Trust Agreement in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper which is believed to be genuine and believed to be signed by the proper party or parties, and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee or the Managing Owner shall have examined any certificates or opinions so as to determine compliance of the same with the requirements of this Trust Agreement. The Trustee or the Managing Owner may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee or the Managing Owner may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee or the Managing Owner for any action taken or omitted to be taken by either of them in good faith in reliance thereon.

(ii) In the exercise or administration of the trust hereunder and in the performance of its duties and obligations under this Trust Agreement, the Trustee, at the expense of the Trust, (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by the Trustee; provided that the Trustee shall not allocate any of its internal expenses or overhead to the account of the Trust. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such persons.

(h) Not Part of Trust Estate. Amounts paid to the Trustee from the Trust Estate, if any, pursuant to this Section 2 shall be deemed not to be part of the Trust Estate immediately after such payment.

3. Principal Office.

The address of the principal office of the Trust shall be c/o the Managing Owner, Court Towers Building, 210 West Pennsylvania Avenue, Towson, Maryland 21204; telephone: (410) 296-3301. The Trustee is located at One Rodney Square, Suite 102, 920 King Street, Wilmington, Delaware 19801, telephone: (302) 888-7528. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event Wachovia Trust Company, National Association resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee.

4. Business.

The Trust's business and purpose is to trade, buy, sell, swap or otherwise acquire, hold or dispose of commodities (including, but not limited to, foreign currencies, mortgage-backed securities, money market instruments, financial instruments, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading), domestic and foreign commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, securities (such as United States Treasury securities) approved by the Commodity Futures Trading Commission ("CFTC") for investment of customer funds and other securities on a limited basis, and any rights pertaining thereto and any options thereon, whether traded on an organized exchange or otherwise, and to engage in all activities necessary, convenient or incidental thereto. The Trust may also engage in

"hedge," arbitrage and cash trading of any of the foregoing instruments. The Trust may engage in such business and purpose either directly or through joint ventures, entities or partnerships, provided that the Trust's participation in any of the foregoing has no adverse economic or liability consequences for the Unitholders, which consequences would not be present had the Trust engaged in that same business or purpose directly. The objective of the Trust's business is appreciation of its assets through speculative trading.

5. Term, Dissolution, Fiscal Year.

(a) Term. The term of the Trust commenced on the day on which the Declaration of Trust and Trust Agreement was executed and the Certificate of Trust was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Act and shall end upon the first to occur of the following: (1) December 31, 2030; (2) receipt by the Managing Owner of an approval to dissolve the Trust at a specified time by Unitholders owning Units representing more than fifty percent (50%) of the outstanding Units then owned by Unitholders, notice of which is sent by certified mail return receipt requested to the Managing Owner not less than ninety (90) days prior to the effective date of such dissolution; (3) withdrawal, insolvency or dissolution of the Managing Owner or any other event that causes the Managing Owner to cease to be a managing owner unless (i) at the time of such event there is at least one remaining managing owner of the Trust who carries on the business of the Trust (and each remaining managing owner of the Trust is hereby authorized to carry on the business of the Trust in such an event), or (ii) within one hundred twenty days after such event Unitholders holding a majority of Units agree in writing to continue the business of the Trust and to the appointment, effective as of the date of such event, of one or more managing owners of the Trust; (4) a decline in the aggregate Net Assets of the Trust to less than $500,000; (5) dissolution of the Trust pursuant hereto; or (6) any other event which shall make it unlawful for the existence of the Trust to be continued or require termination of the Trust. In the event that the Managing Owner (or an affiliate thereof) ceases to be the trust's managing owner, the word "Campbell" shall be deleted from the name of the Trust, and any appropriate filings shall be made.

(b) Dissolution. Upon the occurrence of an event causing the dissolution of the Trust, the Trust shall be dissolved and its affairs wound up. Upon dissolution of the Trust, the Managing Owner, or another person approved by holders of a majority of the Units, shall act as liquidator trustee.

(c) Fiscal Year. The fiscal year of the Trust shall begin on January 1 of each year and end on the following December 31.

(d) Net Asset Value; Net Asset Value per Unit. The "Net Assets" of the Trust are its assets less its liabilities determined in accordance with generally accepted accounting principles. If a contract cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract for such day, or such other value as the Managing Owner may deem fair and reasonable. The liquidating value of a commodity futures or option contract not traded on a commodity exchange shall mean its liquidating value as determined by the Managing Owner on a basis consistently applied for each different variety of contract. Accrued Performance Fees (as described in the Prospectus and defined in Section 8 hereof) shall reduce Net Asset Value, even though such Performance Fees may never, in fact, be paid. The "Net Asset Value per Unit" is the Net Assets of the Trust divided by the number of Units outstanding as of the date of determination. The Trust may issue an unlimited number of Units at the Net Asset Value per Unit. Notwithstanding the foregoing, for the Employee Units the Performance Fees may be waived as set forth in the Disclosure Document. The waiver is effected by the Managing Owner rebating any Performance Fee paid by the Employee Units back to the Employee Unitholders in the form of additional Employee Units.

6. Net Worth of Managing Owner.

The Managing Owner agrees that, at all times so long as it remains managing owner of the Trust, it will maintain its Net Worth at an amount not less than $1,000,000.

The requirements of the first paragraph may be modified if the Managing Owner obtains an opinion of counsel for the Trust that a proposed modification will not adversely affect the classification of the Trust as a partnership for federal income tax purposes and if such modification will reflect or exceed applicable state securities and Blue Sky laws and qualify under any guidelines or statements of policy promulgated by any body or agency constituted by the various state securities administrators having jurisdiction in the premises.

In addition, the requirements of the preceding paragraph may only be modified upon the affirmative vote (which may be in person or by proxy), pursuant to Section 18(c) of this Agreement, of more than fifty percent (50%) of the Units then outstanding.

In the event that the requirements of this section are to be modified pursuant to the preceding paragraph, the Managing Owner will notify all Unitholders thirty (30) days prior to such modification and will allow all Unitholders to redeem their Units, pursuant to Section 12 of this Agreement, prior to such modification.

Any Units acquired by the Managing Owner or any of its affiliates will be non-voting, and will not be considered outstanding for purposes of determining whether the majority approval of the outstanding Units has been obtained. Such Unitholder shall be deemed a beneficial owner within the meaning of the Act.

7. Capital Contributions; Units.

The Unitholders' respective capital contributions to the Trust shall be as shown on the books and records of the Trust.

The Managing Owner, so long as it is generally liable for the obligations of the Trust, or any substitute managing owner, shall invest in the Trust, as a general liability interest, sufficient capital so that the Managing Owner will have at all times a capital account equal to 1% of the total capital accounts of the Trust (including the Managing Owner's). The Managing Owner may withdraw any interest it may have in excess of such requirement, and may redeem as of any month-end any interest which it may acquire on the same terms as any Unitholder, provided that it must maintain the minimum interest described in the preceding sentence.

The requirements of the preceding paragraph may be modified if the Managing Owner obtains an opinion of counsel for the Trust that a proposed modification will not adversely affect the classification of the Trust as a partnership for federal income tax purposes and if such modification will reflect or exceed applicable state securities and Blue Sky laws and qualify under any guidelines or statements of policy promulgated by any body or agency constituted by the various state securities administrators having jurisdiction in the premises.

The Managing Owner may, without the consent of any Unitholders of the Trust, admit to the Trust purchasers of Units as Unitholders of the Trust.

All Units subscribed for upon receipt of a check or draft of the subscriber are issued subject to the collection of the funds represented by such check or draft. In the event a check or draft of a subscriber for Units representing payment for Units is returned unpaid, the Trust shall cancel the Units issued to such subscriber represented by such returned check or draft. Any losses or profits sustained by the Trust in connection with the Trust's commodity trading allocable to such cancelled Units shall be deemed an increase or decrease in Net Assets and allocated among the remaining Unitholders as described in Section 8. The Trust may require a subscriber to reimburse the Trust for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any Units issued to him.

8. Allocation of Profits and Losses.

(a) Capital Accounts and Allocations. A capital account shall be established for each Unit, and for the Managing Owner on a Unit-equivalent basis. The balance of each Unit's capital account shall be the amount contributed to the Trust with respect to such Unit, which amount shall be equal to the Net Asset Value per Unit on the date each Unit is purchased after all accrued fees and expenses, including Performance Fee accruals which may, in fact, never be paid. Notwithstanding the foregoing, for the Employee Units the Performance Fees may be waived as set forth in the Disclosure Document. The waiver is effected by the Managing Owner rebating any Performance Fee paid by the Employee Units back to the Employee Unitholders in the form of additional Employee Units. As of the close of business (as determined by the Managing Owner) on the last day of each month, any increase or decrease in the Trust's Net Assets as compared to the last such determination of Net Assets shall be credited or charged equally to the capital accounts of all Units then outstanding; provided that for purposes of maintaining such capital accounts, amounts paid or payable to the Managing Owner for items such as brokerage commissions and Performance Fees from the Ordinary Unitholders shall be treated as if paid or payable to a third party and shall not be credited to the capital account of the interest held by the Managing Owner.

For purposes of this Section 8, unless specified to the contrary, Units redeemed as of the end of any month shall be considered outstanding as of the end of such month.

(b) Allocation of Profit and Loss for Federal Income Tax Purposes. As of the end of each fiscal year, the Trust's income and expense and capital gain or loss shall be allocated among the Unitholders pursuant to the following provisions of this Section 8(b) for federal income tax purposes. For purposes of this Section 8(b), capital gain and capital loss shall be allocated separately and not netted.

(1) First, items of ordinary income and expense (other than the Performance Fee which shall be allocated as set forth in Section 8(b)(2)) shall be allocated pro rata among the Units outstanding as of the end of each month in which the items of ordinary income and expense accrue.

(2) Second, any Performance Fee paid to the Managing Owner or any other trading advisors of the Trust ("Advisors") shall be allocated among the Units outstanding at any time during the fiscal year based upon the ratio that each such Unit's Net Performance Fee (the excess, if any, of the aggregate of all Performance Fees, as the case may be, allocated to the capital account relating to such Unit over the aggregate of all "reversals" of Performance Fees as the case may be, allocated to such Unit) bears to the Net Performance Fee, as the case may be, of all Units; provided that the Managing Owner may allocate Performance Fees first to Units whose Net Asset Value was reduced by accrued Performance Fees upon redemption, in an amount up to the amount of such reduction. Notwithstanding the foregoing, for the Employee Units the Performance Fees may be waived as set forth in the Disclosure Document. The waiver is effected by the Managing Owner rebating any Performance Fee paid by the Employee Units back to the Employee Unitholders in the form of additional Employee Units.

(3) Third, capital gain or loss shall be allocated as follows:

(A) There shall be established a tax account with respect to each outstanding Unit. The balance of each tax account shall be the amount paid to the Trust for each Unit. As of the end of each fiscal year:

(i) Each tax account shall be increased by the amount of income or gain allocated to each Unit pursuant to Sections 8(b)(1) and 8(b)(3)(B) and (C).

(ii) Each tax account shall be decreased by the amount of expense or loss allocated to each Unit pursuant to Sections 8(b)(1), 8(b)(2) and 8(b)(3)(D) and (E) and by the amount of any distributions paid out with respect to the Units other than upon redemption.

(iii) When a Unit is redeemed, the tax account attributable to such Unit (determined after making all allocations described in this Section 8(b)) shall be eliminated.

(B) Each Unitholder who redeems a Unit during a fiscal year (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated Capital Gain, if any, up to the amount of the excess, if any, of the amount received in respect of the Units so redeemed over the sum of the tax accounts (determined after making the allocation described in Sections 8(b)(1) and 8(b)(2), but prior to making the allocations described in this Section 8(b)(3)(B) or Section 8(b)(3)(D)) allocable to such Units (an "Excess"). In the event the aggregate amount of Capital Gain available to be allocated pursuant to this Section 8(b)(3)(B) is less than the aggregate amount of Capital Gain required to be so allocated, the aggregate amount of available Capital Gain shall be allocated among all such Unitholders in the ratio which each such Unitholder's Excess bears to the aggregate Excess of all such Unitholders.

(C) Capital Gain remaining after the allocation described in Section 8(b)(3)(B) shall be allocated among all Unitholders who hold Units outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) in proportion to their holdings of such Units.

(D) Each Unitholder who redeems a Unit during a fiscal year (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated Capital Loss, if any, up to the amount of the sum of the excess of the tax accounts (determined after making the allocations described in Sections 8(b)(1) and 8(b)(2), but prior to making the allocations described in this Section 8(b)(3)(D) or Section 8(b)(3)(B)) allocable to the Units so redeemed over the amount received in respect of such Units (a "Negative Excess"). In the event the aggregate amount of available Capital Loss required to be allocated pursuant to this Section 8(b)(3)(D) is less than the aggregate amount required to be so allocated, the aggregate amount of available Capital Loss shall be allocated among all such Unitholders in the ratio that each such Unitholder's Negative Excess bears to the aggregate Negative Excess of all such Unitholders.

(E) Capital Loss remaining after the allocation described in Section 8(b)(3)(D) shall be allocated among all Unitholders who hold Units outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) in proportion to their holdings of such Units.

(F) For purposes of this Section 8(b), "Capital Gain" or "Capital Loss" shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset, as defined by the Code, including, but not limited to, gain or loss required to be taken into account pursuant to Section 1256 and Section 988 thereof.

(4) The allocation of profit and loss for federal income tax purposes set forth herein is intended to allocate taxable profit and loss among Unitholders generally in the ratio and to the extent that profit and loss are allocated to such Unitholders so as to eliminate, to the extent possible, any disparity between the Unitholder's capital account and his tax account, consistent with principles set forth in Section 704 of the Code, including without limitation a "Qualified Income Offset."

(5) The allocations of profit and loss to the Unitholders in respect of the Units shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the Managing Owner, whose determination shall be binding.

(6) The Managing Owner may adjust the allocations set forth in this Section 8(b), in the Managing Owner's discretion, if the Managing Owner believes that doing so will achieve more equitable allocations or allocations more consistent with the Code.

(c) Performance Fees. Performance Fees shall be payable to the Managing Owner as of the end of each calendar quarter and upon redemption of Units. However, Employee Unitholders may have their Performance Fees waived as set forth in the Disclosure Document. The waiver is effected by the Managing Owner rebating any Performance Fee paid by the Employee Units back to the Employee Unitholders in the form of additional Employee Units. However, Ordinary Unitholders will not be assessed any increased Performance Fee above what they would have been charged had the Employee Unitholders been charged a Performance Fee.

Performance Fees shall equal a percentage, as specified in the current prospectus in respect of the Units, of New Appreciation (if any) calculated as of the end of each calendar quarter and upon redemption of Units. New Appreciation shall be calculated, not on a per-Unit basis, but on the basis of the overall trading profits and losses of the Trust, net of all fees and expenses paid or accrued other than the Performance Fee itself and after subtraction of all interest income received by the Trust.

Performance Fees shall be paid by the Trust as a whole, irrespective of whether the Net Asset Value has declined below the purchase price of such Unit. Accrued Performance Fees shall reduce the redemption price of Units and shall be paid to the Managing Owner and any other Advisor upon redemption. The amount (if any) of the accrued Performance Fee that shall be paid to the Managing Owner and any other Advisor upon the redemption of any Unit shall be determined by dividing the total Performance Fee as of such redemption date by the number of Units then outstanding (including Units redeemed as of such date); the remainder of the accrued Performance Fee shall be paid to the Managing Owner and any other Advisor on the last day of each calendar quarter.

For capital account purposes, accrued Performance Fees shall, in all cases, be reflected equally as a reduction in the Net Asset Value per Unit of all Units outstanding at the time the Performance Fee accrued, and reversals of accrued Performance Fees shall equally increase the Net Asset Value per Unit of all Units outstanding at the time of the accrual of such reversal, irrespective of whether a particular Unit was outstanding when a particular Performance Fee was accrued.

In the event assets are withdrawn from an Advisor's account or the Trust as a whole (other than to pay expenses), any loss carryforward shall be proportionally reduced for purposes of calculating subsequent Performance Fees. Loss carryforward reductions shall not be restored as a result of subsequent additions of capital.

The Managing Owner may adjust the allocations set forth in this Section 8(c), in the Managing Owner's discretion, if the Managing Owner believes that doing so will achieve more equitable allocations or allocations more consistent with the Code.

(d) Expenses.

(1) The Managing Owner shall advance the organization and offering expenses of the initial and continuous offerings of the Units, and no such expenses shall be deducted from the proceeds of the offerings. The Managing Owner shall be reimbursed such advanced amounts by the Trust via payments equal to up to .075% per month (0.9% per annum) of the Trust's month-end Net Asset Value. Notwithstanding the foregoing, Employee Unitholders may have their reimbursements of organizational and offering costs waived as set forth in the Disclosure Document. The waiver is effected by the Managing Owner rebating all or a portion of the organizational and offering costs paid by the Employee Units back to the Employee Unitholders in the form of additional Employee Units. However, Ordinary Unitholders will not be assessed any increased costs above what they would have been charged had the Employee Unitholders paid the organizational and offering costs. The Managing Owner shall have discretion to adopt reasonable procedures to implement the authorization of such expenses, including grouping expenses related to the same offering period and expensing de minimis amounts as they are incurred. In the event the Trust terminates prior to completion of the reimbursement, the Managing Owner will not be entitled to receive additional reimbursement and the Trust will have no obligation to make further reimbursement payments to the Managing Owner. For purposes of this Agreement, organization and offering expenses shall mean all costs paid or incurred by the Managing Owner or the Trust in organizing the Trust and offering the Units, including legal and accounting fees incurred, bank account charges, the fees paid to the Trustee as set forth in Section 2(c) of this Agreement, all Blue Sky filing fees, filing fees payable upon formation and activation of the Trust, and expenses of preparing, printing and distributing the prospectus and registration statement, but in no event shall exceed limits set forth in Section 9 herein or guidelines imposed by appropriate regulatory bodies.

(2) The Trust shall be obligated to pay all liabilities incurred by it, including without limitation, (i) brokerage fees; (ii) operating expenses and performances fees; (iii) legal and accounting fees; and (iv) taxes and other extraordinary expenses incurred by the Trust. Notwithstanding the foregoing, Employee Unitholders may have their reimbursement of all or a portion of their brokerage fees (except those brokerage fees attributed to the futures broker and the foreign exchange dealers) waived as set forth in the Disclosure Document. The waiver is effected by the Managing Owner rebating all or a portion of the brokerage fees attributable to the futures broker and the foreign exchange dealers) paid by the Employee Units back to the Employee Unitholders in the form of additional Employee Units. However, Ordinary Unitholders will not be assessed any increased brokerage fees above what they would have been charged had the Employee Unitholders paid the full brokerage fees. During any year of operations, the Managing Owner shall be responsible for payment of operating expenses in excess of 0.4% of the Trust's month-end Net Asset Value during that year. Indirect expenses of the Managing Owner, such as indirect salaries, rent and other overhead expenses, shall not be liabilities of the Trust. The Trust shall receive all interest earned on its assets.

(3) Compensation to any party, including the Managing Owner (or any advisor which may be retained in the future), shall not exceed the limitations imposed by the North American Securities Administrators Association ("NASAA") in effect as of May 15, 2001. In the event the compensation exceeds such limitations, the Managing Owner shall promptly reimburse the Trust for such excess. The organization and offering expenses of the initial and continuous offering of the Units are, as of the date of this Agreement, limited to 15% of the capital contributions of the entire offering by NASAA.

(4) The Trust shall also be obligated to pay any costs of indemnification to the extent permitted under Section 17 of this Agreement.

(e) Limited Liability of Unitholders. Each Unit, when purchased in accordance with this Trust Agreement, shall, except as otherwise provided by law, be fully paid and nonassessable. Any provisions of this Trust Agreement to the contrary notwithstanding, except as otherwise provided by law, no Unitholder shall be liable for Trust obligations in excess of the capital contributed by such Unitholder, plus his share of undistributed profits and assets. Each Unitholder will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit.

(f) Return of Capital Contributions. No Unitholder or subsequent assignee shall have any right to demand the return of his capital contribution or any profits added thereto, except through redeeming Units or upon dissolution of the Trust, in each case as provided herein and in accordance with the Act. In no event shall a Unitholder or subsequent assignee be entitled to demand or receive property other than cash.

9. Management of the Trust.

The Managing Owner, to the exclusion of all Unitholders, shall control, conduct and manage the business of the Trust. The Managing Owner shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Unitholders (subject to the allocation provisions hereof), shall execute various documents on behalf of the Trust and the Unitholders pursuant to powers of attorney and supervise the liquidation of the Trust if an event causing dissolution of the Trust occurs.

The Managing Owner may in furtherance of the business of the Trust cause the Trust to retain Advisors, including, but not limited to, the Managing Owner, to act in furtherance of the Trust's purposes set forth in Section 4, all as described in the Prospectus relating to the offering of the Units in effect as of the time that such Unitholder last purchased Units while in receipt of a current Prospectus (the "Prospectus"). The Managing Owner may engage, and compensate on behalf of the Trust from funds of the Trust, or agree to share profits and losses with, such persons, firms or corporations, including (except as described in this Trust Agreement) the Managing Owner and any affiliated person or entity, as the Managing Owner in its sole judgment shall deem advisable for the conduct and operation of the business of the Trust, provided, that no such arrangement shall allow brokerage commissions paid by the Trust in excess of the amount described in the Prospectus or as permitted under applicable North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs ("NASAA Guidelines") in effect as of the date of the Prospectus (i.e., 80% of the published retail rate plus pit brokerage fees, or 14% annually — including pit brokerage and service fees — of the Trust's average Net Assets, excluding the assets not directly related to trading activity), whichever is higher. The Managing Owner shall reimburse the Trust, on an annual basis, to the extent that the Trust's brokerage commissions paid to the Managing Owner and the Quarterly Performance Fee, as described in the Prospectus, have exceeded 14% of the Trust's average Net Assets during the preceding year. The Managing Owner is hereby specifically authorized to enter into, on behalf of the Trust, the Advisory Agreements and the Selling Agreement as described in the Prospectus. The Managing Owner shall not enter into an Advisory Agreement with any trading advisor that does not satisfy the relevant experience (i.e., ordinarily a minimum of three years) requirements under the NASAA Guidelines. The Trust's brokerage commissions may not be increased without prior written notice to Unitholders within sufficient time for the exercise of their redemption rights prior to such increase becoming effective. Such notification shall contain a description of Unitholder's voting and redemption rights and a description of any material effect of such increase.

In addition to any specific contract or agreements described herein, the Trust may enter into any other contracts or agreements specifically described in or contemplated by the Prospectus without any further act, approval or vote of the Unitholders, notwithstanding any other provisions of this Trust Agreement, the Act or any applicable law, rule or regulations.

The Managing Owner shall be under a fiduciary duty to conduct the affairs of the Trust in the best interests of the Trust. The Unitholders will under no circumstances be deemed to have contracted away the fiduciary obligations owed them by the Managing Owner under the common law. The Managing Owner's fiduciary duty includes, among other things, the safekeeping of all Trust funds and assets and the use thereof for the benefit of the Trust. The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Trust and in resolving conflicts of interest. The Trust's brokerage arrangements shall be non-exclusive, and the brokerage commissions paid by the Trust shall be competitive. The Trust shall seek the best price and services available for its commodity transactions.

The Managing Owner is hereby authorized to perform all other duties imposed by Sections 6221 through 6234 of the Code on the Managing Owner as the "tax matters partner" of the Trust.

The Trust shall make no loans to any party, and the funds of the Trust will not be commingled with the funds of any other person or entity (deposit of funds with a futures broker, clearinghouse or forward dealer or entering into joint ventures or partnerships shall not be deemed to constitute "commingling" for these purposes). Except in respect of the Performance Fee, no person or entity may receive, directly or indirectly, any advisory, management or performance fees, or any profit-sharing allocation from joint ventures, partnerships or similar arrangements in which the Trust participates, for investment advice or management who shares or participates in any futures brokerage commissions; no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor or manager or to the Managing Owner or any of their respective affiliates in respect of sales of the Units; and such prohibitions may not be circumvented by any reciprocal business arrangements. The foregoing prohibition shall not prevent the Trust from executing, at the direction of any Advisor, transactions with any futures commission merchant, broker or dealer. No trading advisor for the Trust shall be affiliated with the Trust's futures broker, the Managing Owner or their affiliates. The maximum period covered by any contract entered into by the Trust, except for the various provisions of the Selling Agreement which survive each closing of the sales of the Units, shall not exceed one year. Any material change in the Trust's basic investment policies or structure shall require the approval of Unitholders owning Units representing more than fifty percent (50%) of all Units then owned by the Unitholders. Any agreements between the Trust and the Managing Owner or any affiliate of the Managing Owner (as well as any agreements between the Managing Owner or any affiliate of the Managing Owner and any trading advisor) shall be terminable without penalty by the Trust upon no more than sixty (60) days' written notice. All sales of Units in the United States will be conducted by registered brokers.

The Trust is prohibited from employing the trading technique commonly known as "pyramiding" as such term is defined in Section I.B. of the NASAA Guidelines. A trading manager or advisor of the Trust taking into account the Trust's open trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of the Trust will not be considered to be engaging in "pyramiding."

The Managing Owner may take such other actions on behalf of the Trust as the Managing Owner deems necessary or desirable to manage the business of the Trust.

The Managing Owner is engaged, and may in the future engage, in other business activities and shall not be required to refrain from any other activity nor forego any profits from any such activity, whether or not in competition with the Trust. Unitholders may similarly engage in any such other business activities. The Managing Owner shall devote to the Trust such time as the Managing Owner may deem advisable to conduct the Trust's business and affairs.

10. Audits and Reports to Unitholders.

The Trust books shall be audited annually by an independent certified public accountant. The Trust will use its best efforts to cause each Unitholder to receive (i) within ninety (90) days after the close of each fiscal year certified financial statements of the Trust for the fiscal year then ended, (ii) within ninety (90) days of the end of each fiscal year (but in no event later than March 15 of each year) such tax information as is necessary for a Unitholder to complete his federal income tax return and (iii) such other annual and monthly information as the CFTC may by regulation require. The Trust shall notify Unitholders within seven business days of any material change (i) in the agreements with the Trust's Advisors, including any modification in the method of calculating the advisory fee and (ii) in the compensation of any party relating to the Trust. Unitholders or their duly authorized representatives may inspect the Trust books and records during normal business hours upon reasonable written notice to the Managing Owner and obtain copies of such records (including by post upon payment of reasonable mailing costs), upon payment of reasonable reproduction costs; provided, however, upon request by the Managing Owner, the Unitholder shall represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such Unitholder's interest as a beneficial owner of the Trust. The Managing Owner shall have the right to keep confidential from the Unitholders, based on the advice of counsel, any information that the Managing Owner reasonably believes that the Trust is required by law or by agreement with a third party to keep confidential, provided that such information may not be kept confidential if it involves a transaction between the Trust and an affiliate of the Managing Owner.

The Managing Owner shall calculate the approximate Net Asset Value per Unit on a daily basis and furnish such information upon request to any Unitholder.

The Managing Owner shall maintain and preserve all Trust records for a period of not less than six (6) years.

The Managing Owner will, with the assistance of the Trust's futures broker, make an annual review of the futures brokerage arrangements applicable to the Trust. In connection with such review, the Managing Owner will ascertain, to the extent practicable, the futures brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the Managing Owner, comparable to those of the Trust in order to assess whether the rates charged the Trust are competitive in light of the services it receives. If, as a result of such review, the Managing Owner determines that such rates are not competitive in light of the services provided to the Trust, the Managing Owner will notify the Unitholders, setting forth the rates charged to the Trust and several funds which are, in the Managing Owner's opinion, comparable to the Trust.

11. Assignability of Units.

Each Unitholder expressly agrees that he will not voluntarily assign, transfer or dispose of, by gift or otherwise, any of his Units or any part or all of his right, title and interest in the capital or profits of the Trust in violation of any applicable federal or state securities laws or without giving written notice to the Managing Owner at least 30 days prior to the date of such assignment, transfer or disposition. No assignment, transfer or disposition by an assignee of Units or of any part of his right, title and interest in the capital or profits of the Trust shall be effective against the Trust or the Managing Owner until the Managing Owner receives the written notice of the assignment; the Managing Owner shall not be required to give any assignee any rights hereunder prior to receipt of such notice. The Managing Owner may, in its sole discretion, waive any such notice. No such assignee, except with the consent of the Managing Owner, which consent may be withheld in the absolute discretion of the Managing Owner, may become a substituted Unitholder, nor will the estate or any beneficiary of a deceased Unitholder or assignee have any right to redeem Units from the Trust except by redemption as provided in Section 12 hereof. The Managing Owner has complete discretion to withhold consent but only will do so to prevent or minimize potential adverse legal or tax consequences to the Trust. Each Unitholder agrees that with the consent of the Managing Owner any assignee may become a substituted Unitholder without need of the further act or approval of any Unitholder. If the Managing Owner withholds consent, an assignee shall not become a substituted Unitholder, and shall not have any of the rights of a Unitholder, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled. No assignment, transfer or disposition of Units shall be effective against the Trust or the Managing Owner until the first day of the month succeeding the month in which the Managing Owner consents to such assignment, transfer or disposition. No Units may be transferred where, after the transfer, either the transferee or the transferor would hold less than the minimum number of Units equivalent to an initial minimum purchase, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, and transfers to Affiliates.

12. Redemptions.

A Unitholder or any assignee of Units of whom the Managing Owner has received written notice as described above may redeem all or any of his Units (such redemption being herein referred to as a "redemption") effective as of the close of business (as determined by the Managing Owner) on the last day of any month; provided that: (i) all liabilities, contingent or otherwise, of the Trust (including the Trust's allocable share of the liabilities, contingent or otherwise, of any entities in which the Trust invests), except any liability to Unitholders on account of their capital contributions, have been paid or there remains property of the Trust sufficient to pay them; and (ii) the Managing Owner shall have timely received a request for redemption, as provided in the following paragraph.

Requests for redemption must be received by the Managing Owner at least ten calendar days, or such lesser period as shall be acceptable to the Managing Owner, in advance of the requested effective date of redemption. The Managing Owner may declare additional redemption dates upon notice to the Unitholders as well as to those assignees of whom the Managing Owner has received notice as described above.

If at the close of business (as determined by the Managing Owner) on any day, the Net Asset Value per Unit has decreased to less than 50% of the Net Asset Value per Unit as of the most recent month-end, after adding back all distributions, the Trust shall notify Unitholders within seven business days and shall liquidate all open positions as expeditiously as possible and suspend trading. Within ten business days after the date of suspension of trading, the Managing Owner (and any other managing owners of the Trust) shall declare a Special Redemption Date. Such Special Redemption Date shall be a business day within thirty (30) business days from the date of suspension of trading by the Trust, and the Managing Owner shall mail notice of such date to each Unitholder and assignee of Units of whom it has received written notice, by first-class mail, postage prepaid, not later than ten business days prior to such Special Redemption Date, together with instructions as to the procedure such Unitholder or assignee must follow to have his interest in the Trust redeemed on such date (only entire, not partial, interests may be so redeemed unless otherwise determined by the Managing Owner). Upon redemption pursuant to a Special Redemption Date, a Unitholder or any other assignee of whom the Managing Owner has received written notice as described above, shall receive from the Trust an amount equal to the Net Asset Value of his interest in the Trust, determined as of the close of business (as determined by the Managing Owner) on such Special Redemption Date. No redemption charges shall be assessed on any such Special Redemption Date. As in the case of a regular redemption, an assignee shall not be entitled to redemption until the Managing Owner has received written notice (as described above) of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed. If, after such Special Redemption Date, the Net Assets of the Trust are at least $500,000 and the Net Asset Value of a Unit is in excess of $250, the Trust may, in the discretion of the Managing Owner, resume trading. The Managing Owner may at any time and in its discretion declare a Special Redemption Date, should the Managing Owner determine that it is in the best interests of the Trust to do so. The Managing Owner in its notice of a Special Redemption Date may, in its discretion, establish the conditions, if any, under which other Special Redemption Dates must be called, which conditions may be determined in the sole discretion of the Managing Owner, irrespective of the provisions of this paragraph. The Managing Owner may also, in its discretion, declare additional regular redemption dates for Units and permit certain Unitholders to redeem at other than month-end.

Redemption payments will be made within twenty (20) business days after the month-end of redemption, except that under special circumstances, including, but not limited to, inability to liquidate dealers' positions as of a redemption date or default or delay in payments due the Trust from futures brokers, banks or other persons or entities, the Trust may in turn delay payment to Unitholders or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units equal to that proportionate part of the Trust's aggregate Net Asset Value represented by the sums which are the subject of such default or delay.

The Managing Owner may require a Unitholder to redeem all or a portion of such Unitholder's Units if the Managing Owner considers doing so to be desirable for the protection of the Trust, and will use best efforts to do so to the extent necessary to prevent the Trust from being deemed to hold "plan assets" under the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code, with respect to any "employee benefit plan" subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code.

13. Offering of Units.

The Managing Owner on behalf of the Trust shall (i) cause to be filed a Registration Statement or Registration Statements, and such amendments thereto as the Managing Owner deems advisable, with the Securities and Exchange Commission for the registration and ongoing public offering of the Units, (ii) use its best efforts to qualify and to keep qualified Units for sale under the securities laws of such States of the United States or other jurisdictions as the Managing Owner shall deem advisable and (iii) take such action with respect to the matters described in (i) and (ii) as the Managing Owner shall deem advisable or necessary.

The Managing Owner shall use its best efforts not to accept any subscriptions for Units if doing so would cause the Trust to hold "plan assets" under ERISA or the Code with respect to any "employee benefit plan" subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code. If such a subscriber has its subscription reduced for such reason, such subscriber shall be entitled to rescind its subscription in its entirety even though subscriptions are otherwise irrevocable.

14. Additional Offerings.

The Managing Owner may, in its discretion, make additional public or private offerings of Units, provided that the net proceeds to the Trust of any such sales shall in no event be less than the Net Asset Value per Unit (as defined in Section 5(d) hereof) at the time of sale (unless the new Unit's participation in the profits and losses of the Trust is appropriately adjusted). No Unitholder shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, other than as set forth in the preceding sentence. Currently, the Managing Owner on behalf of the Trust will only offer Units to, or for the benefit of, employees of the Managing Owner and its affiliates. However, the Managing Owner may modify this policy at any time upon thirty (30) days notice to the Trustee and the Unitholders.

The Trust may offer different series or classes of Units having different economic terms than previously offered series or classes of Units; provided that the issuance of such a new series or class of Units shall in no respect adversely affect the holders of outstanding Units; and provided further that the assets attributable to each such series or class shall, to the maximum extent permitted by law, be treated as legally separate and distinct pools of assets, and the assets attributable to one such series or class be prevented from being used in any respect to satisfy or discharge any debt or obligation of any other such series or class. Notwithstanding references to two types of Units, the Employee Units and the Ordinary Units, both Employee Units and Ordinary Units are of a single class. The key differences between the two referenced types of Units are that Employee Units are issued to, or for the benefit of, employees and have certain fees rebated to the Employee Unitholders in the form of additional Employee Units, and Ordinary Units are issued to all other persons and do not have their fees rebated. The fees rebated to the Employee Unitholders are set forth in the Disclosure Document and may include, but are not limited to: Performance Fees, organization and offering cost reimbursements and brokerage fees (except those attributable to the futures broker and the foreign exchange dealers). Unless otherwise indicated herein, a reference to Units shall encompass both the Employee Units and the Ordinary Units.

15. Special Power of Attorney.

Each Unitholder by his execution of this Trust Agreement does hereby irrevocably constitute and appoint the Managing Owner and each officer of the Managing Owner, with power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on his behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the Managing Owner be required by law): (i) this Trust Agreement, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) certificates in various jurisdictions, and amendments and/or restatements thereto, and of assumed name or of doing business under a fictitious name with respect to the Trust; (iii) all conveyances and other instruments which the Managing Owner deems appropriate to qualify or continue the Trust in the State of Delaware and the jurisdictions in which the Trust may conduct business, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction or under any amendments or successor statutes to the Act, to reflect the dissolution or termination of the Trust or the Trust being governed by any amendments or successor statutes to the Act or to reorganize or refile the Trust in a different jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest (including, without limitation, the interest of the other Unitholders in the Managing Owner being able to rely on the Managing Owner's authority to act as contemplated by this Section 15) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Unitholder.

16. Withdrawal of a Unitholder.

The Trust shall be dissolved upon the withdrawal, dissolution, insolvency or removal of the Managing Owner, or any other event that causes the Managing Owner to cease to be a managing owner under the Act, unless the Trust is continued pursuant to the terms of Section 5(a)(3). In addition, the Managing Owner may withdraw from the Trust, without any breach of this Trust Agreement, at any time upon one hundred twenty (120) days' written notice by first class mail, postage prepaid, to each Unitholder and assignee of whom the Managing Owner has notice. If the Managing Owner withdraws as managing owner and the Trust's business is continued, the withdrawing Managing Owner shall pay all expenses incurred directly as a result of its withdrawal. In the event of the Managing Owner's removal or withdrawal, the Managing Owner shall be entitled to a redemption of its interest in the Trust at its Net Asset Value on the next closing date following the date of removal or withdrawal.

The Managing Owner may not assign its interest or its obligation to direct the trading of the Trust assets without the consent of each Unitholder.

The death, incompetency, withdrawal, insolvency or dissolution of a Unitholder or any other event that causes a Unitholder to cease to be a Unitholder (within the meaning of the Act) in the Trust shall not terminate or dissolve the Trust, and a Unitholder, his estate, custodian or personal representative shall have no right to redeem or value such Unitholder's interest in the Trust except as provided in Section 12 hereof. Each Unitholder expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and directs the legal representatives of his estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust. Nothing in this Section 16 shall, however, waive any right given elsewhere in this Trust Agreement for a Unitholder to be informed of the Net Asset Value of his Units, to receive periodic reports, audited financial statements and other information from the Managing Owner or the Trust or to redeem or transfer Units.

17. Standard of Liability; Indemnification.

(a) Standard of Liability for the Managing Owner. The Managing Owner and its Affiliates, as defined below, shall have no liability to the Trust or to any Unitholder for any loss suffered by the Trust which arises out of any action or inaction of the Managing Owner or its Affiliates if the Managing Owner, in good faith, determined that such course of conduct was in the best interests of the Trust and such course of conduct did not constitute negligence or misconduct of the Managing Owner or its Affiliates.

(b) Indemnification of the Managing Owner by the Trust. To the fullest extent permitted by law, subject to this Section 17, the Managing Owner and its Affiliates shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Trust; provided that such claims were not the result of negligence or misconduct on the part of the Managing Owner or its Affiliates, and the Managing Owner, in good faith, determined that such conduct was in the best interests of the Trust; and provided further that Affiliates of the Managing Owner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the Managing Owner and acting wholly within the scope of the authority of the Managing Owner.

Notwithstanding anything to the contrary contained in the preceding two paragraphs, the Managing Owner and its Affiliates and any persons acting as Selling Agents for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Missouri Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations.

The Trust shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

For the purposes of this Section 17, the term "Affiliates" shall mean any person acting on behalf of or performing services on behalf of the Trust who: (1) directly or indirectly controls, is controlled by, or is under common control with the Managing Owner; or (2) owns or controls 10% or more of the outstanding voting securities of the Managing Owner; or (3) is an officer or director of the Managing Owner; or (4) if the Managing Owner is an officer, director, partner or trustee, is any entity for which the Managing Owner acts in any such capacity.

Advances from Trust funds to the Managing Owner and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the Managing Owner by a Unitholder are prohibited.

Advances from Trust funds to the Managing Owner and its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by the Managing Owner or its Affiliates on behalf of the Trust; (2) the legal action is initiated by a third party who is not a Unitholder; and (3) the Managing Owner or its Affiliates undertake to repay the advanced funds, with interest from the date of such advance, to the Trust in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 17(a).

In no event shall any indemnity or exculpation provided for herein be more favorable to the Managing Owner or any Affiliate than that contemplated by the NASAA Guidelines as currently in effect.

In no event shall any indemnification permitted by this subsection (b) of Section 17 be made by the Trust unless all provisions of this Section for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that the Trust receive a determination of qualified independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by the Trust hereunder shall be made only as provided in the specific case.

In no event shall any indemnification obligations of the Trust under this subsection (b) of this Section 17 subject a Unitholder to any liability in excess of that contemplated by subsection (e) of Section 8 hereof.

(c) Indemnification of the Trust by the Unitholders. In the event the Trust is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any Unitholder's activities, obligations or liabilities unrelated to the Trust's business, such Unitholder shall indemnify and reimburse the Trust for all loss and expense incurred, including reasonable attorneys' fees.

18. Amendments; Meetings.

(a) Amendments with Consent of the Managing Owner. The Managing Owner may amend this Trust Agreement with the approval of the majority of the Units. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the Managing Owner, mere receipt of an adequate number of unrevoked written consents being sufficient. The Managing Owner may amend this Trust Agreement without the consent of the Unitholders in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Trust Agreement and the Prospectus), (ii) to effect the intent of the tax allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that the Trust is not treated as an association taxable as a corporation for federal income tax purposes, (iv) to qualify or maintain the qualification of the Trust as a trust in any jurisdiction, (v) to delete or add any provision of or to this Trust Agreement required to be deleted or added by the Staff of the Securities and Exchange Commission or any other federal agency or any state "Blue Sky" official or similar official or in order to opt to be governed by any amendment or successor statute to the Act, (vi) to make any amendment to this Trust Agreement which the Managing Owner deems advisable, including amendments that reflect the offering and issuance of additional Units, whether or not issued through a series or class, provided that such amendment is not adverse to the Unitholders, or that is required by law, and (vii) to make any amendment that is appropriate or necessary, in the opinion of the Managing Owner, to prevent the Trust or the Managing Owner or its directors, officers or controlling persons from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, or to prevent the assets of the Trust from being considered for any purpose of ERISA or Section 4975 of the Code to constitute assets of any "employee benefit plan" as defined in and subject to ERISA or of any "plan" subject to Section 4975 of the Code.

(b) Amendments and Actions without Consent of the Managing Owner. In any vote called by the Managing Owner or pursuant to section (c) of this Section 18, upon the affirmative vote (which may be in person or by proxy) of more than fifty percent (50%) of the Units then owned by Unitholders, the following actions may be taken, irrespective of whether the Managing Owner concurs: (i) this Trust Agreement may be amended, provided, however, that approval of all Unitholders shall be required in the case of amendments changing or altering this Section 18, extending the term of the Trust, or materially changing the Trust's basic investment policies or structure; in addition, reduction of the capital account of any Unitholder or assignee or modification of the percentage of profits, losses or distributions to which a Unitholder or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Trust Agreement without such Unitholder's or assignee's written consent; (ii) the Trust may be dissolved; (iii) the Managing Owner may be removed and replaced; (iv) a new managing owner or managing owners may be elected if the Managing Owner withdraws from the Trust; (v) the sale of all or substantially all of the assets of the Trust may be approved; and (vi) any contract with the Managing Owner or any affiliate thereof may be disapproved of and, as a result, terminated upon sixty (60) days' notice.

(c) Meetings; Other Voting Matters. Any Unitholder upon request addressed to the Managing Owner shall be entitled to obtain from the Managing Owner, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Unitholders and the number of Units held by each (which shall be mailed by the Managing Owner to the Unitholder within ten days of the receipt of the request); provided, that the Managing Owner may require any Unitholder requesting such information to submit written confirmation that such information will not be used for commercial purposes. Upon receipt of a written proposal, signed by Unitholders owning Units representing at least 10% of the Units then owned by Unitholders, that a meeting of the Trust be called to vote upon any matter upon which the Unitholders may vote pursuant to this Trust Agreement, the Managing Owner shall, by written notice to each Unitholder of record sent by certified mail within fifteen (15) days after such receipt, call a meeting of the Trust. Such meeting shall be held at least thirty (30) but not more than sixty (60) days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting.

The Managing Owner may not restrict the voting rights of Unitholders as set forth herein.

In the event that the Managing Owner or the Unitholders vote to amend this Trust Agreement in any material respect, the amendment will not become effective prior to all Unitholders having an opportunity to redeem their Units.

(d) Consent by Trustee. The Trustee's written consent to any amendment of this Trust Agreement shall be required, such consent not to be unreasonably withheld; provided, however, that the Trustee may, in its sole discretion, withhold its consent to any such amendment that would adversely affect any right, duty or liability of, or immunity or indemnity in favor of, the Trustee under this Trust Agreement or any of the documents contemplated hereby to which the Trustee is a party, or would cause or result in any conflict with or breach of any terms, conditions or provisions of, or default under, the charter documents or by-laws of the Trustee or any document contemplated thereby to which the Trustee is a party.

19. Governing Law.

THE VALIDITY AND CONSTRUCTION OF THIS TRUST AGREEMENT SHALL BE DETERMINED AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 19.

20. Miscellaneous.

(a) Notices. All notices under this Trust Agreement shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail.

(b) Binding Effect. This Trust Agreement shall inure to and be binding upon all of the parties, all parties indemnified under Sections 2 and 17 hereof, and their respective successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Unitholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Unitholders and assignees, and all Unitholders and assignees agree that their rights shall be determined and they shall be bound thereby.

(c) Captions. Captions in no way define, limit, extend or describe the scope of this Trust Agreement nor the effect of any of its provisions. Any reference to "persons" in this Trust Agreement shall also be deemed to include entities, unless the context otherwise requires.

21. Benefit Plan Investors.

Each Unitholder that is an "employee benefit plan" as defined in and subject to the ERISA, or a "plan" as defined in Section 4975 of the Code (each such employee benefit plan and plan, a "Plan"), and each fiduciary thereof who has caused the Plan to become a Unitholder (a "Plan Fiduciary"), represents and warrants that: (a) the Plan Fiduciary has considered an investment in the Trust for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Trust for such Plan is consistent with the Plan Fiduciary's responsibilities under ERISA; (c) the investment in the Trust by the Plan does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan's investment in the Trust has been duly authorized and approved by all necessary parties; (e) none of the Managing Owner, any Advisor to the Trust, any selling agent, the futures broker, the escrow agent, any broker or dealer through which any Advisor requires the Trust to trade, the Trustee, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase the Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase the Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary: (i) is authorized to make, and is responsible for, the decision for the Plan to invest in the Trust, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to the risks of large losses; (ii) is independent of the Managing Owner, any Advisor to the Trust, any selling agent, the futures broker, the escrow agent, any broker or dealer through which any Advisor requires the Trust to trade, the Trustee and any of their respective affiliates; and (iii) is qualified to make such investment decision.

22. No Legal Title to Trust Estate.

The Unitholders shall not have legal title to any part of the Trust Estate.

23. Legal Title.

Legal title to all the Trust Estate shall be vested in the Trust as a separate legal entity; except where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner (or the Trustee, if required by law) may cause legal title to the Trust Estate of any portion thereof to be held by or in the name of the Managing Owner or any other person as nominee.

24. Creditors.

No creditors of any Unitholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the Trust Estate.

IN WITNESS WHEREOF, the undersigned have duly executed this Amended and Restated Declaration of Trust and Trust Agreement as of the day and year first above written.

WACHOVIA TRUST COMPANY, NATIONAL
ASSOCIATION (formerly known as First
Union Trust Company, National Association)
as Trustee

By: /s/ STERLING C. CORREIA
Name: Sterling C. Correia
Title: Vice President

CAMPBELL & COMPANY, INC.
as Managing Owner

By: /s/ THERESA D. BECKS
Name: Theresa D. Becks
Title: Chief Financial Officer

All Unitholders now and hereafter admitted as Unitholders of the Trust, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to, the Managing Owner.

By: CAMPBELL & COMPANY, INC.
ATTORNEY-IN-FACT

By: /s/ THERESA D. BECKS
Name: Theresa D. Becks
Title: Chief Financial Officer

Schedule A

CERTIFICATE OF TRUST
OF
CAMPBELL ASSET ALLOCATION TRUST

THIS Certificate of Trust of CAMPBELL ASSET ALLOCATION TRUST (the "Trust"), dated May 1, 2000, is being duly executed and filed by First Union Trust Company, National Association, a national banking association, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del.C. 3801 et seq.) (the "Act").

1. Name. The name of the business trust formed hereby is Campbell Asset Allocation Trust.

2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is First Union Trust Company, National Association, One Rodney Square, Suite 102, 920 King Street, Wilmington, Delaware 19801.

3. Series Trust. The Trust shall be a series trust and shall issue series of beneficial interests having separate rights, powers and duties with respect to property or obligations of the Trust, as provided in Sections 3804 and 3806(b)(2) of the Act, such that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets of such series only, and not against the assets of the Trust generally or any other series.

4. Effective Date. This Certificate of Trust shall be effective upon the date and time of filing.

IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written in accordance with Section 3811(a) of the Act.

FIRST UNION TRUST COMPANY, NATIONAL
ASSOCIATION
as Trustee

By: /s/ STERLING C. CORREIA
Name: Sterling C. Correia
Title: Vice President

CERTIFICATE OF AMENDMENT

OF

CAMPBELL ASSET ALLOCATION TRUST

FIRST: The name of the business trust is Campbell Asset Allocation Trust.

SECOND: Article I of the Certificate of Trust of the business trust is hereby amended as follows:

1. The name of the business trust formed hereby is Campbell Alternative Asset Trust.

THIRD: This Certificate of Amendment shall be effective upon the date and time of filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Campbell Asset Allocation Trust this 16th day of October, 2000.

FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee

By: /s/ EDWARD L. TRUITT, JR.
Name: Edward L. Truitt, Jr.
Title: Vice President

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EXHIBIT B

CAMPBELL ALTERNATIVE ASSET TRUST
REQUEST FOR REDEMPTION

Please send original to:	______________________________________
Campbell & Company, Inc.	Unitholder Number (must be included)
Court Towers Building, Suite 770	______________________________________
210 West Pennsylvania Avenue	Social Security Numbers/ Taxpayer ID Number
Towson, Maryland 21204	______________________________________
ATTN: FUND ADMINISTRATION	Account Number

Dear Sir/Madam:

The undersigned hereby requests redemption, as defined in and subject to all the terms and conditions of the Trust Agreement of CAMPBELL ALTERNATIVE ASSET TRUST ("Trust"), of the undersigned's units of beneficial interest ("units") in the Trust at the net asset value per unit, as described in the prospectus, as of the close of business at the end of the current month. Redemption shall be effective as of the month-end immediately following receipt by you of this request for redemption, provided that this request for redemption is received ten (10) business days prior to the end of such month.

The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the units to which this request for redemption relates with full power and authority to request redemption of such units. Such units are not subject to any pledge or otherwise encumbered in any fashion.

United States Taxable Unitholders Only

Under penalty of perjury, the undersigned hereby certifies that the Social Security Number or Taxpayer ID Number indicated on this request for redemption is the undersigned's true, correct and complete Social Security Number or Taxpayer ID Number and that the undersigned is not subject to backup withholding under the provisions of section 3406(a)(1)(C) of the Internal Revenue Code.

Non-United States Unitholders Only

Under penalty of perjury, the undersigned hereby certifies that (a) the undersigned is not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.

In order for this redemption request to be processed, it is mandatory to complete the following:

Type of Redemption (check one):

□		Full Redemption
□		Partial Redemption (specify number of units ____________________ or dollar amount $____________________)

Remittance of Redemption Funds (check one):

□		Forward redemption funds by mail to the undersigned at :
____________________________________________________________________________________________________
Name	Street	City, State and Zip Code
□		Remit funds directly to brokerage account: ____________________________________
Brokerage Account Number

SIGNATURE(S) MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED

Individual Unitholder(s)			Entity Unitholder

Printed Unitholder	Signature of Unitholder		(Name of Entity)

By:
Printed Unitholder Name/Custodian	Signature of Unitholder/Custodian		(Authorized Corporate Officer, Partner, Custodian or Trustee)

Title

Client Mailing Address

Street	City, State and Zip Code

Client Phone Number
		Financial Advisor Name	Broker/Dealer Name

Branch Address

		Branch Phone Number	Branch Fax Number

B-1

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EXHIBIT C

CAMPBELL ALTERNATIVE ASSET TRUST
_______________

SUBSCRIPTION REQUIREMENTS

By executing the Subscription Agreement and Power of Attorney for Campbell Alternative Asset Trust (the "Trust"), each purchaser ("purchaser") of units of beneficial interest in the Trust ("units") irrevocably subscribes for units at a price equal to the net asset value per unit as of the end of the month in which the subscription is accepted provided such subscription is received at least five business days prior to such month end, as described in the Trust's prospectus dated June 29, 2007 (the "prospectus"). By execution of the Subscription Agreement and Power of Attorney, purchaser shall be deemed to have executed the Trust Agreement.

As an inducement to the Managing Owner to accept this subscription, purchaser (for the purchaser and, if purchaser is an entity, on behalf of and with respect to each of purchaser's shareholders, partners, members or beneficiaries), by executing and delivering purchaser's Subscription Agreement and Power of Attorney, represents and warrants to the managing owner, the futures broker, the selling agent who solicited purchaser's subscription and the Trust, as follows:

(a) Purchaser is of legal age to execute the Subscription Agreement and Power of Attorney and is legally competent to do so. Purchaser acknowledges that purchaser has received a copy of the prospectus, including the Trust Agreement.

(b) All information that purchaser has furnished to the Managing Owner or that is set forth in the Subscription Agreement and Power of Attorney submitted by purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of purchaser's subscription, purchaser will immediately furnish such revised or corrected information to the Managing Owner.

(c) Purchaser either is not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA") or if required to be so registered is duly registered with the CFTC and is a member in good standing of the NFA.

(d) If the undersigned is, or is acting on behalf, of an "employee benefit plan," as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "plan" as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), the individual signing this Subscription Agreement and Power of Attorney on behalf of the undersigned hereby further represents and warrants as, or on behalf of, the fiduciary of the Plan responsible for purchasing units (the "Plan Fiduciary") that: (a) the Plan Fiduciary has considered an investment in the Trust for such plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Trust is consistent with the Plan Fiduciary's responsibilities under ERISA; (c) the Plan's investment in the Trust does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan's investment in the Trust has been duly authorized and approved by all necessary parties; (e) none of the Managing Owner, the Trustee, the Trust's futures broker, any of the Trust’s over-the-counter counterparties, the Trust’s escrow agent, any wholesaler any selling agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase units; or (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in the Trust, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) is independent of the Managing Owner, the Trustee, the Trust's futures broker, each of the Trust’s over-the-counter counterparties, the Trust’s escrow agent, each wholesaler, each selling agent, each of their respective affiliates, and (iii) is qualified to make such investment decision. The undersigned will, at the request of the Managing Owner, furnish the Managing Owner with such information as the Managing Owner may reasonably require to establish that the purchase of the units by the Plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons" as defined therein.

C-1

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EXHIBIT D

CAMPBELL ALTERNATIVE ASSET TRUST

UNITS OF BENEFICIAL INTEREST

_______________

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

Campbell Alternative Asset Trust
c/o Campbell & Company, Inc.
Court Towers Building
210 West Pennsylvania Avenue
Towson, Maryland 21204

Dear Sir/Madam:

1. Subscription for Units. I hereby subscribe for the number of units of beneficial interest in Campbell Alternative Asset Trust (the "Trust") set forth on the reverse side of this Subscription Agreement and Power of Attorney Signature Page, at net asset value per unit as set forth in the prospectus of the Trust dated June 29, 2007 (the "prospectus"). If this subscription is rejected, or if no units are sold, all funds remitted by the undersigned herewith will be returned, together with any interest actually earned thereon. If this subscription is accepted, subscribers will earn additional units in lieu of interest earned on the undersigned's subscription while held in escrow. The Managing Owner may, in its sole and absolute discretion, accept or reject this subscription in whole or in part. All subscriptions once submitted are irrevocable. All units are offered subject to prior sale.

2. Representations and Warranties of Subscriber. I have received the prospectus. By submitting this Subscription Agreement and Power of Attorney I am making the representations and warranties set forth in "Exhibit C — Subscription Requirements" contained in the prospectus, including, without limitation, those representations and warranties relating to my net worth and annual income set forth therein.

3. Power of Attorney. In connection with my acceptance of an interest in the Trust, I do hereby irrevocably constitute and appoint the Managing Owner, and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Declaration of Trust and Trust Agreement, which is attached as Exhibit A to the prospectus, including, without limitation, the execution of the said Agreement itself and by effecting all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my interest in the Trust.

4. Irrevocability; Governing Law. I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder after the Subscription Agreement and Power of Attorney has been submitted (and not rejected) and that this subscription and such agreements shall survive my death or disability, but shall terminate with the full redemption of all my units in the Trust. This Subscription Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of Delaware.

READ AND COMPLETE REVERSE SIDE

EXHIBIT D
Signature Page

SUBSCRIPTION AGREEMENT

IMPORTANT: READ REVERSE SIDE BEFORE SIGNING

The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for Units of Beneficial Interest in Campbell Alternative Asset Trust, hereby subscribes for the purchase of units at net asset value per unit.

The named investor further acknowledges receipt of the prospectus of the Trust dated June 29, 2007, including the Trust's Amended and Restated Declaration of Trust and Trust Agreement, the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the units being subscribed for hereby.

1) Total $ Amount __________________________________________________________________

2) Unitholder Name

Campbell & Company, Inc. 401(k) Plan

3) Trustee Name and Mailing Address

Campbell & Company, Inc.	210 West Pennsylvania Avenue, Suite 770	Towson	MD	21204
Name	Street	City	State	Zip Code

INVESTOR MUST SIGN

X ___________________________________________________________
Signature of Investor Date

Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

PROSPECTUS BACK COVER

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Campbell & Company has advanced certain of the offering expenses, as described in the Prospectus, for which it is being reimbursed by the Registrant in monthly installments up to the lesser of the actual amount of offering expenses advanced by Campbell & Company, Inc. or 0.9% of net assets of the Trust per annum. Because the Trust is now being offered exclusively for sale to the Campbell & Company, Inc. 401(k) Plan, Campbell & Company is bearing the responsibility for all offering expenses incurred going forward; such expenses will not be reimbursed by the Registrant.

Item 14. Indemnification of Directors and Officers.

Section 17 of the 3rd Amended and Restated Trust Agreement (attached as Exhibit A to the Prospectus which forms a part of this Registration Statement) provides for the indemnification of the Managing Owner and certain of its controlling persons by the Registrant in certain circumstances. Such indemnification is limited to claims sustained by such persons in connection with the Registrant; provided that such claims were not the result of negligence or misconduct on the part of Campbell & Company or such controlling persons. The Registrant is prohibited from incurring the cost of any insurance covering any broader indemnification than that provided above. Advances of Registrant funds to cover legal expenses and other costs incurred as a result of any legal action initiated against Campbell & Company by a unitholder are prohibited unless specific court approval is obtained.

Item 15. Recent Sales of Unregistered Securities.

None

Item 16. Exhibits and Financial Statement Schedules.

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement.

(a) Exhibits

Exhibit Number	Description of Document
1.01	Selling Agreement among the Trust, the Managing Owner,
PaineWebber Incorporated and the Selling Agent.(3)
1.02	Additional Selling Agreement among the Trust, the Managing
Owner and the Additional Selling Agent.(3)
3.01	Declaration of Trust and Trust Agreement of the Registrant
dated May 1, 2000.(1)
3.02	Statement of Trust of the Registrant.(2)
3.03	Third Amended and Restated Declaration of Trust and Trust
Agreement of the Registrant (included as Exhibit A to the
Prospectus).
5.01(a)	Opinion of Sidley Austin LLP relating to the
legality of the Units.
5.01(b)	Opinion of Richards, Layton & Finger, P.A. relating to the
legality of the Units.
8.01	Opinion of Sidley Austin LLP with respect to
federal income tax consequences.
10.01	Customer Agreement between the Trust and PaineWebber
Incorporated.(3)
10.02	Subscription Agreement and Power of Attorney (included as
Exhibit D to Prospectus)
10.03	Escrow Agreement between the Partnership and Mercantile Safe
Deposit & Trust Company.(3)
10.04	International Swap Dealers Association, Inc. Master
Agreement between the Trust and ABN AMRO Bank N.V., Chicago
Branch(4)
10.05	Form of International Swap Dealers Association, Inc. Master
Agreement between the Trust and Deutsche Bank AG.(3)
16.01	Letter regarding change in Certifying Accountant(5)
23.01	Consent of Sidley Austin LLP is included as part of Exhibit 5.01(a)
23.02	Consent of Arthur F. Bell, Jr. & Associates, L.L.C.
23.03	Consent of Richards, Layton & Finger, P.A. is included as part of Exhibit 5.01(b)
23.04	Consent of Deloitte & Touche LLP
23.05	Consent of Sidley Austin LLP as tax counsel is included as part of Exhibit 8.01

(1)	This exhibit is included in exhibits filed by the Registrant as part of its Registration Statement on Form S-1 (No. 333-37548) on May 22, 2000 and is hereby incorporated by reference.

(2)
This exhibit is included in exhibits filed by the Registrant as part of its Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-37548) on November 9, 2000 and is hereby incorporated by reference.

(3)
This exhibit is included in exhibits filed by the Registrant as part of its Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-37548) on February 26, 2001 and is hereby incorporated by reference.

(4)
This exhibit is included in exhibits filed by the Registrant as part of its Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-74014) on December 12, 2002 and is hereby incorporated by reference.

(5)	This exhibit is included in exhibits filed by the Registrant as part of its Report on Form 8-K (No. 000-33311) on September 27, 2005 and is hereby incorporated by reference.

(b) Financial Statement Schedules.

No Financial Schedules are required to be filed herewith.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to officers, directors or controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Baltimore in the State of Maryland on the 1st day of June, 2007.

CAMPBELL ALTERNATIVE ASSET TRUST

By: Campbell & Company, Inc.
Managing Owner

By: /s/ THERESA D. BECKS
Theresa D. Becks
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Managing Owner of the Registrant in the capacities and on the date indicated.

Signatures	Title with Registrant	Date

/s/ D. KEITH CAMPBELL	Chairman of the Board and Director	June 1, 2007
D. Keith Campbell

/s/ BRUCE L. CLELAND	Vice Chairman of the Board and Director	June 1, 2007
Bruce L. Cleland

/s/ THERESA D. BECKS	President, Chief Executive Officer	June 1, 2007
Theresa D. Becks	and Director (Principal Executive Officer)

/s/ JAMES M. LITTLE	Executive Vice President and Director	June 1, 2007
James M. Little

/s/ GREGORY T. DONOVAN Gregory T. Donovan	Senior Vice President of Finance and Accounting (Principal Financial Officer)	June 1, 2007

(Being the principal executive officer, the principal financial and accounting officer and a majority of the directors of Campbell & Company, Inc.)

CAMPBELL & COMPANY, INC.	Managing Owner of Registrant	June 1, 2007

By: /s/ THERESA D. BECKS
Theresa D. Becks
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Document
5.01(a)	Opinion of Sidley Austin LLP relating to the
legality of the Units.
5.01(b)	Opinion of Richards, Layton & Finger, P.A. relating to the
legality of the Units.
8.01	Opinion of Sidley Austin LLP with respect to
federal income tax consequences.
23.02	Consent of Arthur F. Bell, Jr. & Associates, L.L.C.
23.04	Consent of Deloitte & Touche LLP